Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AND REORGANIZATION

among

TapImmune INC.,

a Nevada corporation;

TIMBERWOLF MERGER SUB, INC., and

MARKER THERAPEUTICS, INC.

Dated as of May 15, 2018

3.3.	Non-Contravention; Consents	30
3.4.	Capitalization	30
3.5.	SEC Filings; Financial Statements	32
3.6.	Absence of Changes	34
3.7.	Title to Assets	34
3.8.	Real Property; Leaseholds	34
3.9.	Intellectual Property	35
3.10.	Material Contracts	38
3.11.	Undisclosed Liabilities	40
3.12.	Compliance; Permits; Restrictions	40
3.13.	Tax Matters	42
3.14.	Employee and Labor Matters; Benefit Plans	44
3.15.	Environmental Matters	49
3.16.	Insurance	49
3.17.	Legal Proceedings; Orders	50
3.18.	Inapplicability of Anti-takeover Statutes	50
3.19.	No Financial Advisor	50
3.20.	Disclosure	51
3.21.	Bank Accounts; Deposits	51
3.22.	Transactions with Affiliates	51
3.23.	Valid Issuance	51
3.24.	Code of Ethics	51
3.25.	Opinion of Financial Advisor	51
3.26.	Shell Company Status	51
3.27.	Exclusivity of Representations; Reliance	52

Article 4 CERTAIN COVENANTS OF THE PARTIES		52

4.1.	Access and Investigation	52
4.2.	Operation of TapImmune’s Business	53
4.3.	Operation of Marker’s Business	56
4.4.	Notification of Certain Matters	58
4.5.	No Solicitation	59

Article 5 ADDITIONAL AGREEMENTS OF THE PARTIES		61

5.1.	Proxy Statement	61
5.2.	Marker Stockholder Written Consent	61
5.3.	TapImmune Stockholders’ Meeting	62
5.4.	Regulatory Approvals	64
5.5.	Indemnification of Officers and Directors	65
5.6.	Additional Agreements	66
5.7.	Disclosure	67
5.8.	Listing	67
5.9.	Tax Matters	67
5.10.	Legends	68
5.11.	Cooperation	68
5.12.	Directors and Officers	68

5.14.	Section 16 Matters	68
5.15.	Takeover Statutes	68
5.16.	Termination of Certain Agreements and Rights	68
5.17.	TapImmune Reverse Stock Split	68

Article 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY		69

6.1.	No Restraints	69
6.2.	Stockholder Approval	69
6.3.	Listing	69
6.4.	No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business	69
6.5.	Baylor License Agreement	70
6.6.	TapImmune Closing Financing	70

Article 7 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF TAPIMMUNE AND MERGER SUB		70

7.1.	Accuracy of Representations	70
7.2.	Performance of Covenants	70
7.3.	No Marker Material Adverse Effect	70
7.4.	Termination of Investor Agreements	70
7.5.	Agreements and other Documents	70
7.6.	Marker Stockholder Voting and Lock-Up Agreements	71

Article 8 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF MARKER		71

8.1.	Accuracy of Representations	71
8.2.	Performance of Covenants	71
8.3.	No TapImmune Material Adverse Effect	72
8.4.	Board of Directors and Officers	72
8.5.	Sarbanes-Oxley Certifications	72
8.6.	Certificate of Incorporation	72
8.7.	TapImmune Stockholder Voting and Lock-Up Agreements	72
8.8.	Documents	72

Article 9 TERMINATION		73

9.1.	Termination	73
9.2.	Effect of Termination	75
9.3.	Expenses; Termination Fees	75

Article 10 MISCELLANEOUS PROVISIONS		77

10.1.	Non-Survival of Representations and Warranties	77
10.2.	Amendment	77
10.3.	Waiver	77
10.4.	Entire Agreement; Counterparts; Exchanges by Facsimile	78
10.5.	Applicable Law; Jurisdiction	78

10.6.	Attorneys’ Fees	78
10.7.	Assignability; No Third Party Beneficiaries	78
10.8.	Notices	78
10.9.	Severability	79
10.10.	Other Remedies; Specific Performance	80
10.11.	Construction	80

v

EXHIBITS AND SCHEDULES

Exhibits:
Exhibit A	Definitions
Exhibit B	Form of Marker Stockholder Voting and Lock-Up Agreement
Exhibit C	Form of TapImmune Stockholder Voting and Lock-Up Agreement
Exhibit D	Surviving Corporation Certificate of Incorporation
Exhibit E	Marker Stockholder Written Consent
Exhibit F	Form of Warrant
Exhibit G	Form of Registration Rights Agreement

Schedules:
TapImmune Disclosure Schedule
Marker Disclosure Schedule
Schedule A	Persons Executing Marker Stockholder Voting and Lock-Up Agreements
Schedule B	Persons Executing TapImmune Stockholder Voting and Lock-Up Agreements
Schedule C-1	Directors of TapImmune
Schedule C-2	Committees of the Board of Directors of TapImmune
Schedule D	Unaccredited Investors
Schedule 5.16	Investor Agreements

INDEX OF DEFINED TERMS

2014 TapImmune Plan	30
2017 Marker Plan	11
Acquisition Agreement	59
Acquisition Inquiry	82
Acquisition Proposal	82
Acquisition Transaction	82
Additional Merger Warrants	4
Affiliates	83
Agreement	1
Baylor License Agreement	83
Business Day	83
Certificate of Merger	2
Certifications	32
Closing	2
Closing Date.	2
COBRA	83
Code	83
Confidentiality Agreement	83
Consent	83
Contemplated Transactions	83
Contract	83
D&O Indemnified Parties	64
Dissenting Shares	7
Drug Regulatory Agency	19
Effect	84
Effective Time	3
Encumbrance	84
Entity	84
Environmental Law	84
ERISA	84
Exchange Act	84
Exchange Agent	5
Exchange Fund.	5
Existing TapImmune D&O Policies	49
FDA	19
FDCA	19
Financing Commitment Price	84
GAAP	12
Governmental Authorization	85
Governmental Body	85
Hazardous Materials	85
Intellectual Property	85
Investor Agreements	68
IRS	85
Knowledge	85
Legal Proceeding	85
Legal Requirement	86
Liability	18
Marker	1
Marker Affiliate	86
Marker Associate	86
Marker Board Adverse Recommendation Change	61
Marker Board of Directors	86
Marker Board Recommendation	61
Marker Capital Stock	86
Marker Common Stock	10
Marker Contract	86
Marker Disclosure Schedule	8
Marker Employee Plan	22
Marker Financials	12
Marker IP Rights	86
Marker IP Rights Agreement	86
Marker Leases	13
Marker Material Adverse Effect	87
Marker Material Contract	16
Marker Material Contracts	16
Marker Merger Shares	87
Marker Merger Warrants	87
Marker Outstanding Shares	87
Marker Permits	18
Marker Preferred Stock	10
Marker Product Candidates	88
Marker Registered IP	88
Marker Stock Certificate	5
Marker Stockholder	88
Marker Stockholder Matters	61
Marker Stockholder Voting and Lock-Up Agreements	1
Marker Stockholder Written Consent	10
Marker Stockholder Written Consents	10
Marker Termination Fee	75
Marker Unaudited Balance Sheet	88
Merger	88
Merger Consideration	4
Merger Sub	1
Merger Sub Capital Stock	31
Multiemployer Plan	88
Multiple Employer Plan	88
NASDAQ	88
Nasdaq Listing Application	66
Notice Period	63

Ordinary Course of Business	89
Outside Date	72
Parties	89
Party	89
Permitted Alternative Agreement	89
Permitted Encumbrance	89
Person	89
Proxy Statement	89
Registration Rights Agreement	90
Reincorporation	90
Representatives	90
Required Marker Stockholder Vote	10
Required Merger Sub Stockholder Vote	29
Required TapImmune Stockholder Vote	29
Reverse Stock Split	68
Sarbanes-Oxley Act	90
Securities Act	90
Stock Exchange Ratio	90
Stockholder Notice	61
Subsequent Transaction	90
Subsidiary	90
Superior Offer	90
Surviving Corporation	2
TapImmune	1
TapImmune Affiliate	91
TapImmune Associate	91
TapImmune Audited Balance Sheet	91
TapImmune Board Adverse Recommendation Change	62
TapImmune Board of Directors	91
TapImmune Board Recommendation	62
TapImmune Capital Stock	92
TapImmune Closing Financing	92
TapImmune Common Stock	30

TapImmune Contract	92
TapImmune Disclosure Schedule	27
TapImmune Employee Plan	44
TapImmune IP Rights	92
TapImmune IP Rights Agreement	92
TapImmune Leases	34
TapImmune Material Adverse Effect	92
TapImmune Material Contract	38
TapImmune Material Contracts	38
TapImmune Options	93
TapImmune Outstanding Securities Certificate	8
TapImmune Outstanding Shares	93
TapImmune Outstanding Warrants/Options	93
TapImmune Product Candidates	41
TapImmune Proxy Expenses	75
TapImmune Registered IP	93
TapImmune Regulatory Permits	41
TapImmune SEC Documents	32
TapImmune Stockholder	93
TapImmune Stockholder Matters	62
TapImmune Stockholder Voting and Lock-Up Agreements	2
TapImmune Stockholders	94
TapImmune Stockholders’ Meeting	62
TapImmune Subsidiaries	28
TapImmune Warrants	94
Tax	91
Tax Return	91
Third-Party Expenses	75
Transfer Taxes	67
Treasury Regulations	94
WARN	94
Warrant Exchange Ratio	94

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of May 15, 2018, by and among TAPIMMUNE INC., a Nevada corporation (“TapImmune”), TIMBERWOLF MERGER SUB, INC., a Delaware corporation (“Merger Sub”), and MARKER THERAPEUTICS, INC., a Delaware corporation (“Marker”). TapImmune, Merger Sub and Marker may each be referred to herein individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.           TapImmune and Marker intend to effect a merger of Merger Sub with and into Marker (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and Marker will become a wholly-owned Subsidiary of TapImmune.

B.           The Parties intend that the Merger qualify as a “reorganization” under the provisions of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

C.           The TapImmune Board of Directors (i) has determined that the Merger is fair to, and in the best interests of, TapImmune and the TapImmune Stockholders, (ii) has deemed advisable and approved this Agreement, the Merger, the TapImmune Stockholder Matters, and the other actions contemplated by this Agreement, and (iii) has determined to recommend that the TapImmune Stockholders vote to approve the TapImmune Stockholder Matters, including the issuance of the Marker Merger Shares and the Marker Merger Warrants to the Marker Stockholders.

D.           The Board of Directors of Merger Sub (i) has determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) has deemed advisable and approved this Agreement, the Merger, and the applicable Contemplated Transactions, and (iii) has determined to recommend that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Merger and the applicable Contemplated Transactions.

E.           The Marker Board of Directors (i) has determined that the Merger is advisable and fair to, and in the best interests of, Marker and the Marker Stockholders, (ii) has deemed advisable and approved the Marker Stockholder Matters and other actions contemplated by this Agreement, and (iii) has determined to recommend that the Marker Stockholders vote to adopt this Agreement and thereby approve the Marker Stockholder Matters.

F.           In order to induce TapImmune and Merger Sub to enter into this Agreement and to cause the Merger to be consummated, the officers and directors of Marker and the Marker Stockholders, in each case, listed on Schedule A hereto, are executing concurrently with the execution and delivery of this Agreement, voting and lock-up agreements in favor of TapImmune in the form substantially attached hereto as Exhibit B (the “Marker Stockholder Voting and Lock-Up Agreements”).

G.           In order to induce Marker to enter into this Agreement and to cause the Merger to be consummated, the officers and directors of TapImmune and the TapImmune Stockholders, in each case, listed on Schedule B hereto, are executing voting and lock-up agreements in favor of Marker concurrently with the execution and delivery of this Agreement in the form substantially attached hereto as Exhibit C (the “TapImmune Stockholder Voting and Lock-Up Agreements”).

H.          TapImmune intends to close the TapImmune Closing Financing in the amount of at least $25 million contemporaneously with the Closing.

I.           The Parties expect the Merger to be accounted for as an asset acquisition by TapImmune in accordance with FASB Accounting Standards Update 2017-01 - Business Combinations (Topic 805): Clarifying the Definition of a Business.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Article 1
DESCRIPTION OF TRANSACTION

1.1.         Structure of the Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into Marker, and (b) the separate existence of Merger Sub shall cease and Marker will continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2.         Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, Marker will become a wholly-owned Subsidiary of TapImmune.

1.3.         Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, Article 7 and Article 8, the closing of the Merger (the “Closing”) shall take place at the offices of Seyfarth Shaw LLP, 700 Milam, Suite 1400, Houston, Texas 77002, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6, Article 7 and Article 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as TapImmune and Marker may mutually agree in writing; provided, however, that if TapImmune is not prepared to close the TapImmune Closing Financing at such time, TapImmune has the right, in its sole discretion to delay the Closing for up to twenty (20) calendar days. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties hereto shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable requirements of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of TapImmune and Marker (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

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1.4.         Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a)          the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth in Exhibit D until thereafter amended as provided by the DGCL and such certificate of incorporation;

(b)          the certificate of incorporation of TapImmune shall be the certificate of incorporation of TapImmune immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation; provided, however, that at the Effective Time, TapImmune shall file one or more amendments to its certificate of incorporation or a certificate of conversion and new certificate of incorporation, as applicable, to the extent approved by the holders of TapImmune Common Stock as contemplated by Section 5.3, to (i) change the name of TapImmune to “Marker Therapeutics, Inc.,” (ii) increase the authorized shares of TapImmune Common Stock, (iii) effect the Reincorporation of TapImmune to Delaware, (iv) if deemed necessary by the Parties, effect the Reverse Stock Split, and (v) make such other changes as are mutually agreeable to TapImmune and Marker;

(c)          the bylaws of the Surviving Corporation shall be amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms of such bylaws, the certificate of incorporation of the Surviving Corporation and the DGCL;

(d)          prior to the Closing, but to be effective at the Closing, the Board of Directors of TapImmune shall (i) increase the size of the Board of Directors of TapImmune to eight (8) directors, (ii) take such action (including securing resignations of the existing members of the Board of Directors other than those designated by TapImmune as set forth in Schedule C-1 hereto) necessary to cause the Board of Directors of TapImmune to be constituted as set forth on Schedule C-1 hereto and (iii) secure the resignations of the existing members of the committees of the Board of Directors of TapImmune. Promptly following the Closing, the Board of Directors of TapImmune, as re-constituted in accordance with this Section 1.4(d), shall take such action necessary to cause the committees of the Board of Directors of TapImmune to be constituted as set forth on Schedule C-2 hereto; and

(e)          the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be agreed to by the Parties prior to the filing with the SEC of the Proxy Statement.

1.5.         Conversion of Marker Securities and Issuance of Marker Merger Warrants; Additional Merger Warrants.

(a)         At the Effective Time, by virtue of the Merger and without any further action on the part of TapImmune, Merger Sub, Marker or any Marker Stockholder:

(i)          each share of Marker Common Stock or Marker Preferred Stock held as treasury stock or held or owned by Marker, TapImmune, or Merger Sub, immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

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(ii)         subject to Section 1.5(c), each share of Marker Common Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and Dissenting Shares), shall be converted solely into the right to receive (x) a number of shares of TapImmune Common Stock equal to the Stock Exchange Ratio, plus (y) a number of Marker Merger Warrants to purchase shares of TapImmune Common Stock equal to the Warrant Exchange Ratio, plus (z) a number of Additional Merger Warrants, if any, on the terms and at the ratio described in Section 1.5(d) below (collectively, the “Merger Consideration”); provided, however, that notwithstanding anything to the contrary herein, (1) each stockholder of Marker set forth on Schedule D (Unaccredited Investors) hereto, and (2) each other stockholder of Marker with respect to whom the Parties have, after the date hereof, mutually agreed (without any further amendment to this Agreement) does not meet the definition of an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act shall, in each case, in lieu of such portion of the Merger Consideration that such stockholder would otherwise be entitled to receive under this Section 1.5(a)(ii), be paid a cash payment per share equal to the product obtained by multiplying the closing price of TapImmune Common Stock on the NASDAQ Capital Market on the Closing Date by the Stock Exchange Ratio.

(b)          If any shares of Marker Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or the risk of forfeiture under any applicable restricted stock purchase agreement or other agreement with Marker, then the shares of TapImmune Common Stock issued in exchange for such shares of Marker Common Stock will to the same extent be unvested or subject to the same repurchase option or risk of forfeiture, and the book-entry shares of TapImmune Common Stock shall accordingly be marked with appropriate legends. Marker shall take all actions that may be necessary to ensure that, from and after the Effective Time, TapImmune is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

(c)          No fractional shares of TapImmune Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Marker Common Stock who would otherwise be entitled to receive a fraction of a share of TapImmune Common Stock (after aggregating all fractional shares of TapImmune Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender by such holder of a letter of transmittal in accordance with Section 1.7 and accompanying documents as required therein, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of TapImmune Common Stock on The NASDAQ Capital Market (or such other NASDAQ market on which the TapImmune Common Stock then trades) on the date the Merger becomes effective.

(d)       If the value of the Maverick Merger Shares is less than $30 million, as valued using the Financing Commitment Price, then an additional number of warrants to purchase shares of Timberwolf Common Stock (the “Additional Merger Warrants”) shall be issued as Merger Consideration, in the form set forth on Exhibit F, except they will be exercisable for a period beginning on the first anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date at an exercise price per share of $0.01, with the aggregate number of Additional Merger Warrants to be determined pursuant to the following formula:

Z = $30,000,000 - ((X)(Y))

X

where

Z = the number of Maverick Merger Warrants to be issued at an exercise price of $0.01;

X = Financing Commitment Price; and

Y = the number of Maverick Merger Shares to be issued as Merger Consideration.

Accordingly, if the value of the Maverick Merger Shares is less than $30 million using the Financing Commitment Price, with respect to the Additional Merger Warrants to be issued pursuant to Section 1.5(a)(ii)(z), each share of Maverick Common Stock shall receive a number of Additional Merger Warrants to purchase shares of Timberwolf Common Stock at an exercise price of $0.01 per share equal to the following ratio:

Z
Maverick Outstanding Shares

(e) No fractional Marker Merger Warrants or Additional Merger Warrants shall be issued. In lieu of fractional Marker Merger Warrants or Additional Merger Warrants, each Marker Stockholder who would otherwise be entitled to a fraction of a warrant will receive a number of whole Marker Merger Warrants or Additional Merger Warrants determined by rounding up or down to the nearest whole number.

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(f)          Each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(g)          If, between the time of calculating the Stock Exchange Ratio and the Effective Time, the outstanding shares of Marker Capital Stock or TapImmune Common Stock have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split (including the Reverse Stock Split to the extent such split has not previously been taken into account in calculating the Exchange Ratio), combination or exchange of shares, the Stock Exchange Ratio shall be correspondingly adjusted to provide the holders of Marker Common Stock the same economic effect as contemplated by this Agreement prior to such event.

1.6.         Closing of Marker’s Transfer Books. At the Effective Time: (a) all shares of Marker Common Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.5(a), and all holders of certificates representing shares of Marker Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Marker Stockholders; and (b) the stock transfer books of Marker shall be closed with respect to all shares of Marker Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Marker Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Marker Capital Stock outstanding immediately prior to the Effective Time (a “Marker Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Marker Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.5 and Section 1.7.

1.7.         Surrender of Certificates.

(a)          On or prior to the Closing Date, TapImmune and Marker shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, TapImmune shall deposit with the Exchange Agent: (i) the aggregate number of book-entry shares and Marker Merger Warrants and Additional Merger Warrants, if any, representing the Merger Consideration issuable to Marker Stockholders pursuant to Section 1.5(a), and (ii) cash sufficient to make the payments described in Section 1.5(a)(ii) and the payments in lieu of fractional shares in accordance with Section 1.5(c). The book-entry shares of TapImmune Common Stock, Marker Merger Warrants, Additional Merger Warrants, if any, and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

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(b)          Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of Marker Stock Certificates immediately prior to the Effective Time, as set forth on the Allocation Certificate: (i) a letter of transmittal in customary form; and (ii) instructions for effecting the surrender of Marker Stock Certificates in exchange for book-entry shares of TapImmune Common Stock, Marker Merger Warrants and Additional Merger Warrants, if any. Upon surrender of a Marker Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent: (A) the holder of such Marker Stock Certificate shall be entitled to receive in exchange therefor one or more book-entry shares representing the portion of the Merger Consideration (in a number of whole shares of TapImmune Common Stock) that such holder has the right to receive pursuant to the provisions of Section 1.5(a) (and cash in lieu of any fractional share of TapImmune Common Stock pursuant to the provisions of Section 1.5(c)), or, in the case of the stockholders of Marker set forth on Schedule D hereto, cash, pursuant to the provisions of Section 1.5; and (B) upon delivery of such consideration to the applicable holder in accordance with Section 1.5, the Marker Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Marker Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of TapImmune Common Stock (and cash in lieu of any fractional share of TapImmune Common Stock), or, in the case of the stockholders of Marker set forth on Schedule D hereto, cash. If any Marker Stock Certificate has been lost, stolen or destroyed, TapImmune may, in its discretion and as a condition precedent to the delivery of any shares of TapImmune Common Stock (or, in the case of the stockholders of Marker set forth on Schedule D hereto, cash) require the owner of such lost, stolen or destroyed Marker Stock Certificate to provide an applicable affidavit with respect to such Marker Stock Certificate and post a bond indemnifying TapImmune against any claim suffered by TapImmune related to the lost, stolen or destroyed Marker Stock Certificate or any TapImmune Common Stock issued in exchange therefor as TapImmune may reasonably request.

(c)          No dividends or other distributions declared or made with respect to TapImmune Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Marker Stock Certificate with respect to the shares of TapImmune Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Marker Stock Certificate or an affidavit of loss or destruction in lieu thereof in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

(d)          Any portion of the Exchange Fund that remains undistributed to holders of Marker Stock Certificates six (6) months after the Closing Date shall be delivered to TapImmune upon demand, and any holders of Marker Stock Certificates who have not theretofore surrendered their Marker Stock Certificates in accordance with this Section 1.7 shall thereafter look only to TapImmune for satisfaction of their claims for TapImmune Common Stock (or, in the case of the stockholders of Marker set forth on Schedule D hereto, cash), cash in lieu of fractional shares of TapImmune Common Stock and any dividends or distributions with respect to shares of TapImmune Common Stock.

(e)          Each of the Exchange Agent, TapImmune and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement to any holder of any Marker Stock Certificate such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Legal Requirement and shall be entitled to request any reasonably appropriate Tax forms, including an IRS Form W-9 (or the appropriate IRS Form W-8, as applicable), from any recipient of payments hereunder. To the extent such amounts are so deducted or withheld, and remitted to the appropriate Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

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(f)          No party to this Agreement shall be liable to any holder of any Marker Stock Certificate or to any other Person with respect to any shares of TapImmune Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8.         Appraisal Rights.

(a)          Notwithstanding any provision of this Agreement to the contrary, shares of Marker Capital Stock that are outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.5(a)(i)) and are held by a Marker Stockholder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights for such shares of Marker Common Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the portion of the Merger Consideration attributable to such Dissenting Shares, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if after the Effective Time, such stockholder fails to perfect or effectively withdraws or otherwise loses such holder’s appraisal rights under the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Marker Common Stock shall be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the portion of the Merger Consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 1.5, without interest thereon.

(b)          Marker shall give TapImmune prompt written notice of any demands by dissenting stockholders received by Marker, withdrawals of such demands and any other instruments served on Marker and any material correspondence received by Marker in connection with such demands. Marker and TapImmune shall jointly participate in all negotiations and proceedings with respect to such demands except as limited by applicable Legal Requirements. Neither Marker nor TapImmune will, except with prior written consent of the other, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Legal Requirements.

1.9.         Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Marker, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their commercially reasonable efforts (in the name of Marker, in the name of Merger Sub and otherwise) to take such action.

1.10.        Tax Consequences. For federal income Tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

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1.11.        Certificates.

(a)          TapImmune will prepare and delivery to Marker at least two Business Days prior to the Closing Date, a certificate signed by the Chief Financial Officer (CFO) (or if there is no CFO, the principal accounting officer) of TapImmune in a form reasonably acceptable to Marker, which sets forth a true and complete list, as of immediately prior to the Effective Time of the number of TapImmune Outstanding Shares and each component thereof (broken down by outstanding shares of TapImmune Common Stock, TapImmune Options, TapImmune Warrants, and other relevant securities, if any) (“TapImmune Outstanding Securities Certificate”).

(b)          Marker will prepare and deliver to TapImmune at least two Business Days prior to the Closing Date a certificate signed by the Chief Financial Officer of Marker in a form reasonably acceptable to TapImmune, which sets forth a true and complete list, as of immediately prior to the Effective Time of: (a) the record holders of Marker Common Stock; (b) the number of shares of Marker Common Stock owned; and (c) the portion of the Merger Consideration each such holder is entitled to receive pursuant to Section 1.5 (the “Allocation Certificate”).

Article 2
REPRESENTATIONS AND WARRANTIES OF Marker

Marker represents and warrants to TapImmune and Merger Sub as follows, except as set forth in the written disclosure schedule delivered by Marker to TapImmune (the “Marker Disclosure Schedule”) (it being understood that the representations and warranties in this Article 2 are qualified by: (a) any exceptions and disclosures set forth in the section or subsection of the Marker Disclosure Schedule corresponding to the particular section or subsection in this Article 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section or subsection of the Marker Disclosure Schedule by reference to another section or subsection of the Marker Disclosure Schedule; and (c) any exceptions or disclosures set forth in any other section or subsection of the Marker Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty). The inclusion of any information in the Marker Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Marker Material Adverse Effect, or is outside the Ordinary Course of Business.

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2.1.         Subsidiaries; Due Organization; Organizational Documents.

(a)          Marker has no Subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Entity. Marker has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Marker has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b)          Marker is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Marker Contracts.

(c)          Marker is qualified to do business as a foreign corporation and is in good standing under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified would not constitute a Marker Material Adverse Effect. Section 2.1(c) of the Marker Disclosure Schedule sets forth each jurisdiction in which Marker is qualified to do business.

(d)          Each director and officer of Marker as of the date of this Agreement is set forth in Section 2.1(d) of the Marker Disclosure Schedule.

(e)          Marker has delivered or made available to TapImmune accurate and complete copies of (i) the Certificate of Incorporation, bylaws and other charter and organizational documents, including all currently effective amendments thereto for Marker, and any predecessor documents from Marker’s original formation as a limited liability company, and (ii) any code of conduct or similar policy adopted by Marker or by the Marker Board of Directors or any committee thereof. Marker has not taken any action in breach or violation of any of the provisions of its Certificate of Incorporation, bylaws or other charter or organizational documents nor is in breach or violation of any of the material provisions of its Certificate of Incorporation, bylaws or other charter or organizational documents, except as would not reasonably be expected to have, individually or in the aggregate, a Marker Material Adverse Effect.

2.2.         Authority; Vote Required.

(a)          Marker has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The Marker Board of Directors has: (i) determined that the Merger is fair to, and in the best interests of Marker and Marker Stockholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; (iii) recommended the approval of the Marker Stockholder Matters by the Marker Stockholders and directed that the Marker Stockholder Matters be submitted for consideration by Marker Stockholders in connection with the solicitation of the Required Marker Stockholder Vote; and (iv) approved the Marker Stockholder Voting and Lock-Up Agreements and the transactions contemplated thereby. This Agreement has been duly executed and delivered by Marker and, assuming the due authorization, execution and delivery by TapImmune and Merger Sub, constitutes the legal, valid and binding obligation of Marker, enforceable against Marker in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

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(b)          The affirmative vote of the holders of 66-2/3% of the shares of Marker Common Stock, as outstanding on the record date for the written consent in lieu of a meeting pursuant to Section 228 of the DGCL approving the Marker Stockholder Matters, in the form attached hereto as Exhibit E (each, an “Marker Stockholder Written Consent” and collectively, the “Marker Stockholder Written Consents”) and entitled to vote thereon (collectively, the “Required Marker Stockholder Vote”), is the only vote of the holders of any class or series of Marker Capital Stock necessary to approve the Marker Stockholder Matters. The shares of Marker Capital Stock covered by the Marker Stockholder Voting and Lock-Up Agreements are sufficient to obtain the Required Marker Stockholder Vote.

2.3.         Non-Contravention; Consents.

(a)          The execution and delivery of this Agreement by Marker does not, and the performance of this Agreement by Marker will not, (i) conflict with or violate the Certificate of Incorporation or bylaws of Marker; (ii) subject to obtaining the Required Marker Stockholder Vote and compliance with the requirements set forth in Section 2.3(b) below, conflict with or violate any Legal Requirement applicable to Marker or by which its properties is bound or affected, except for any such conflicts or violations that would not constitute a Marker Material Adverse Effect; or (iii) except as listed on this Section 2.3(a) of the Marker Disclosure Schedule, require Marker to make any filing with or give any notice or make any payment to a Person, or obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Marker’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of Marker pursuant to, in each case, any Marker Material Contract.

(b)          No material Consent or order of, or registration, declaration or filing with, any Governmental Body is required by or with respect to Marker in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for (i)  the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (ii) such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws.

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2.4.         Capitalization.

(a)          The authorized capital stock of Marker as of the date of this Agreement consists of: (i) 23,222,224 shares of common stock, par value $0.0001 per share (the “Marker Common Stock”), of which 11,200,002 shares are issued and outstanding as of the date of this Agreement; and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 10,000,000 shares are designated as Series A Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement (the “Marker Preferred Stock”). Marker does not hold any of its capital stock in treasury, other than 1,500,000 shares of Marker Preferred Stock which has been repurchased and are held in treasury. All of the outstanding shares of Marker Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Section 2.4(a) of the Marker Disclosure Schedule lists, as of the date of this Agreement (i) each record holder of issued and outstanding Marker Capital Stock and the number and type of shares of Marker Capital Stock held by such holder.

(b)          Except for the Marker 2017 Equity Incentive Plan, as amended (the “2017 Marker Plan”), Marker does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Marker has reserved 2,222,222 shares of Marker Common Stock for issuance under the 2017 Marker Plan. As of the date of this Agreement, of such reserved shares of Marker Common Stock, no options to purchase shares have been granted or are currently outstanding, and 2,222,222 shares of Marker Common Stock remain available for future issuance pursuant to the 2017 Marker Plan.

(c)          There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Marker; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Marker; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Marker is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Marker. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based or other similar rights with respect to Marker.

(d)           (i) None of the outstanding shares of Marker Capital Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Marker Capital Stock are subject to any right of first refusal in favor of Marker; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of Marker having a right to vote on any matters on which the Marker Stockholders have a right to vote; (iv) there is no Marker Contract to which Marker is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Marker Capital Stock. Marker is not under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Marker Capital Stock or other securities.

(e)          All outstanding shares of Marker Capital Stock have been issued and granted, as applicable, in material compliance with all applicable securities laws and other applicable Legal Requirements.

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2.5.         Financial Statements.

(a)          Section 2.5(a) of the Marker Disclosure Schedule includes true and complete copies of (i) Marker’s unaudited balance sheets at December 31, 2016 and December 31, 2017 and (ii) Marker’s unaudited statements of income, cash flow and stockholders’ equity for the years ended December 31, 2016 and December 31, 2017 (collectively, the “Marker Financials”). The Marker Financials (a) are in accordance with the books and records of Marker; (b) present fairly in all material respects the financial condition of Marker as of the date thereof; (c) present fairly and accurately in all material respects the results of the operations of Marker for the period covered by such statements; and (d) were prepared on a cash basis, historically and consistently applied, which is a basis of accounting other than the United States generally accepted accounting principles (“GAAP”). The Marker Financials do not include any material assets or omit to state any material liability, absolute or contingent, or other facts, the inclusion or omission of which render the Marker Financials, in light of the circumstances in which they are made, misleading.

(b)          Marker maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements on a cash basis; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Marker maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.

(c)          Section 2.5(c) of the Marker Disclosure Schedule lists, and Marker has delivered to TapImmune, accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by Marker since January 1, 2016.

(d)          Since January 1, 2016, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of Marker, Marker’s Board of Directors or any committee thereof. Since January 1, 2016, neither Marker nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Marker, (ii) any fraud, whether or not material, that involves Marker’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Marker, or (iii) any claim or allegation regarding any of the foregoing.

2.6.         Absence of Changes. Except as set forth in Section 2.6 of the Marker Disclosure Schedule, between January 1, 2017 and the date of this Agreement, Marker has conducted its business in the Ordinary Course of Business and there has not been (a) any event that has had a Marker Material Adverse Effect or (b) or any action, event or occurrence that would have required consent of TapImmune pursuant to Section 4.3(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

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2.7.         Title to Assets. Except with respect to material Marker IP Rights, which are covered in Section 2.9, Marker owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Marker Unaudited Balance Sheet; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Marker; and (iii) liens listed in Section 2.7 of the Marker Disclosure Schedule.

2.8.         Real Property; Leaseholds. Marker does not currently own and has never owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereto) identified in Section 2.8 of the Marker Disclosure Schedule (the “Marker Leases”), which are each in full force and effective, with no existing material default thereunder. Marker has delivered or made available to TapImmune accurate and complete copies of the Marker Leases.

2.9.         Intellectual Property.

(a)          To Marker’s Knowledge, Marker, owns, has validly licensed, or has the right to use all Marker IP Rights, except for any failure to own, license or have the right to use that would not constitute a Marker Material Adverse Effect.

(b)          Section 2.9(b) of the Marker Disclosure Schedule is an accurate, true and complete listing of all Marker Registered IP owned by Marker.

(c)          Section 2.9(c) of the Marker Disclosure Schedule accurately identifies (i) all material Marker IP Rights licensed to Marker (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software or (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Marker’s products or services (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials, and (C)(1) agreements between Marker and its respective employees and consultants or (2) non-disclosure or other template agreements entered into in the Ordinary Course of Business); (ii) the corresponding Marker Contracts pursuant to which such Marker IP Rights are licensed to Marker; (iii) whether the license or licenses granted to Marker are exclusive or non-exclusive; and (iv) whether any funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, such Marker IP Rights.

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(d)          Section 2.9(d) of the Marker Disclosure Schedule accurately identifies each material Marker Contract pursuant to which any Person (other than Marker) has been granted any license or option to obtain a license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Marker IP Rights (other than (i) any non-disclosure or other template agreements entered into in the Ordinary Course of Business, and/or (ii) other non-exclusive licenses entered into in the Ordinary Course of Business). Except for the Baylor License Agreement, Marker is not bound by, and no Marker IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Marker to use, exploit, assert or enforce any Marker IP Rights anywhere in the world, in each case as would materially limit the business of Marker as currently conducted or planned to be conducted.

(e)          Except as identified on Section 2.9(e) of the Marker Disclosure Schedule, to the Knowledge of Marker, Marker exclusively owns all right, title, and interest to and in the Marker IP Rights (other than (i) Marker IP Rights exclusively and non-exclusively licensed to Marker, as identified in Section 2.9(c) of the Marker Disclosure Schedule, (ii) any non-customized software that (A) is licensed to Marker solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Marker’s products or services and (iii) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing:

(i)          All documents and instruments necessary to register or apply for or renew registration of all Marker Registered IP that is solely owned by Marker has been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not constitute a Marker Material Adverse Effect.

(ii)         Each Person who is or was an employee or contractor of Marker and who is or was involved in the creation or development of any Marker IP Rights has signed a written agreement containing an assignment of such Intellectual Property to Marker and confidentiality provisions protecting trade secrets and confidential information of Marker. To the Knowledge of Marker, no current or former stockholder, officer, director, employee or contractor of Marker has any claim, right (whether or not currently exercisable), or interest to or in any Marker IP Rights. To the Knowledge of Marker, no employee or contractor of Marker is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Marker or (b) in breach of any Contract with any current or former employer or other Person concerning Marker IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising Marker IP Rights.

(iii)        Except as set forth on Section 2.9(e)(iii) of the Marker Disclosure Schedule, no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Marker IP Rights in which Marker has an ownership interest.

(iv)        Marker has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that Marker holds, or purports to hold, as a trade secret.

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(v)         Except as set forth on Section 2.9(e)(v) of the Marker Disclosure Schedule, Marker has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Marker IP Rights to any other Person.

(vi)        To the Knowledge of Marker, the Marker IP Rights constitute all Intellectual Property necessary for Marker to conduct its business as currently conducted or planned to be conducted.

(vii)       To the Knowledge of Marker, the consummation of the transactions contemplated by this Agreement will neither result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to any Marker IP Rights Agreements, nor give any third party to any such Marker IP Rights Agreement the right to do any of the foregoing. Following the Closing, TapImmune will be permitted to exercise all of the rights of Marker under such agreements to the same extent, in all material respects, Marker would have been able had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that Marker would otherwise be required to pay.

(f)          Marker has delivered, or made available to TapImmune, a complete and accurate copy of all Marker IP Rights Agreements. Marker is not a party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Marker IP Rights or impair the right of Marker or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Marker IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a Marker Material Adverse Effect. With respect to each of the Marker IP Rights Agreements: (i) each such agreement is valid and binding on Marker and in full force and effect; (ii) Marker has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) neither Marker, and to the Knowledge of Marker, nor any other party to any such agreement, is in breach or default thereof in any material respect.

(g)          The manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by Marker, to the Knowledge of Marker, does not violate or constitute a breach of any license or agreement between Marker and any third party Marker has disclosed in correspondence to TapImmune the third-party patents and patent applications found during all freedom to operate searches that were conducted by Marker or third parties related to any product or technology currently licensed or sold or under development by Marker. To the Knowledge of Marker, (i) no third party is infringing upon or misappropriating, or violating any license or agreement with Marker relating to, any Marker IP Rights and, (ii) Marker does not infringe or misappropriate any Intellectual Property right of any other party, nor have any claims been made that Marker infringes or misappropriates any Intellectual Property right of any other party. There is no current or, to the Knowledge of Marker, pending challenge, claim or Legal Proceeding (including opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, ownership or right to use, sell, license or dispose of any Marker IP Rights, nor has Marker received any written notice asserting that the manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by Marker conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

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(h)          Each item of Marker IP Rights that is Marker Registered IP that is solely owned by Marker is and at all times has been filed and maintained in compliance with all applicable Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of Marker Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not constitute a Marker Material Adverse Effect.

(i)          To the Knowledge of Marker, (i) no trademark (whether registered or unregistered) or trade name owned, used, or applied for by Marker conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person, and (ii) none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which Marker has or purports to have an ownership interest has been impaired.

(j)          (i) Except as set forth in Section 2.9(j) of the Marker Disclosure Schedule, Marker is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, and (ii) Marker has not ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

2.10.        Material Contracts.

(a)          Section 2.10(a) of the Marker Disclosure Schedule lists the following Marker Contracts, effective as of the date of this Agreement (each, a “Marker Material Contract” and collectively, the “Marker Material Contracts”):

(i)          each Marker Contract relating to any material bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(ii)         each Marker Contract relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or entity providing employment related, consulting or independent contractor services, not terminable by Marker on 90 calendar days’ or less notice without liability, except to the extent general principles of wrongful termination law may limit Marker’s or its successor’s ability to terminate employees at will;

(iii)        each Marker Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

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(iv)        each Marker Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(v)         each Marker Contract containing (A) any covenant limiting the freedom of Marker or the Surviving Corporation to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(vi)        each Marker Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $20,000 pursuant to its express terms and not cancelable without penalty;

(vii)       each Marker Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(viii)      each Marker Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $20,000 or creating any material Encumbrances with respect to any assets of Marker or any loans or debt obligations with officers or directors of Marker;

(ix)         each Marker Contract relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Marker; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Marker has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Marker has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Marker; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of Marker or any Contract to sell, distribute or commercialize any products or service of Marker, in each case, except for Marker Contracts entered into in the Ordinary Course of Business;

(x)          each Marker Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Marker in connection with the Contemplated Transactions;

(xi)         each Marker IP Rights Agreement other than those that are immaterial;

(xii)        each Marker Lease; or

(xiii)       any other Marker Contract that is not terminable at will (with no penalty or payment) by Marker and (A) which involves payment or receipt by Marker after the date of this Agreement under any such agreement, Contract or commitment of more than $20,000 in the aggregate, or obligations after the date of this Agreement in excess of $20,000 in the aggregate, or (B) that is material to the business or operations of Marker.

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(b)          Marker has delivered or made available to TapImmune accurate and complete (except for applicable redactions thereto) copies of all Marker Material Contracts, including all amendments thereto. There are no Marker Material Contracts that are not in written form. Marker has not, and to Marker’s Knowledge, as of the date of this Agreement no other party to a Marker Material Contract has, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Marker Material Contract in such manner as would permit any other party to cancel or terminate any such Marker Material Contract, or would permit any other party to seek damages that constitutes a Marker Material Adverse Effect. As to Marker, as of the date of this Agreement, each Marker Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.11.        Undisclosed Liabilities. As of the date of this Agreement, Marker has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, or unmatured (whether or not required to be reflected in the Marker Financials) (each a “Liability”), except for: (a) Liabilities identified as such in the “liabilities” column of the Marker Unaudited Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by Marker since the date of the Marker Unaudited Balance Sheet in the Ordinary Course of Business and that are not in excess of $20,000 in the aggregate; (c) Liabilities for performance in the Ordinary Course of Business of obligations of Marker under Marker Contracts, including the reasonably expected performance of such Marker Contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); (d) Liabilities incurred in connection with the Contemplated Transactions; and (e) Liabilities listed in Section 2.11 of the Marker Disclosure Schedule.

2.12.        Compliance; Permits; Restrictions.

(a)          Marker is, and since December 11, 2015 has been, in compliance with all applicable Legal Requirements except for any non-compliance that would not constitute a Marker Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of Marker, threatened against Marker. There is no Contract, judgment, injunction, order or decree binding upon Marker which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Marker, any acquisition of material property by Marker or the conduct of business by Marker as currently conducted, (ii) would reasonably be expected to have an adverse effect on Marker’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions.

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(b)          Marker holds all required Governmental Authorizations which are material to the operation of the business of Marker (the “Marker Permits”) as currently conducted. Section 2.12(b) of the Marker Disclosure Schedule identifies each Marker Permit. As of the date of this Agreement, Marker is in material compliance with the terms of the Marker Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of Marker, threatened, which seeks to revoke, limit, suspend, or materially modify any Marker Permit. The rights and benefits of each material Marker Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Marker immediately prior to the Effective Time.

(c)          There are no proceedings pending or, to the Knowledge of Marker, threatened with respect to an alleged violation by Marker of the Federal Food, Drug, and Cosmetic Act (“FDCA”), Food and Drug Administration (“FDA”) regulations adopted thereunder, the Controlled Substances Act or any other similar Legal Requirements promulgated by the FDA or other comparable Governmental Body responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug products (“Drug Regulatory Agency”).

(d)          Marker holds no Governmental Authorizations issuable by any Drug Regulatory Agency. Marker holds no Governmental Authorizations issuable by any Governmental Body. Marker has made available to TapImmune all information requested by TapImmune in Marker’s possession or control relating, to the extent they exist, the development, clinical testing, manufacturing, importation and exportation of the Marker Product Candidates, including complete copies of the following (to the extent there are any): (x)copies of all investigational new drug applications (INDs) submitted to the FDA, and all supplements to and amendments of such INDs; new drug applications; adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency; and (y) similar notices, letters, filings, correspondence and meeting minutes with any other Governmental Body.

(e)          Since December 11, 2015, Marker has not received any notices, correspondence or other communications from any Drug Regulatory Agency requiring, or to the Knowledge of Marker threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, Marker or in which Marker or its current products or product candidates, including the Marker Product Candidates, have participated.

(f)          To the Knowledge of Marker, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against Marker or its officers, employees or agents. Marker is not the subject of any pending, or to the Knowledge of Marker, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of Marker, Marker has not committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or Marker Product Candidates that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. Neither Marker, and to the Knowledge of Marker, nor any of its officers, employees or agents has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Legal Requirement.

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2.13.        Tax Matters.

(a)          Except as set forth in Section 2.13(a) of the Marker Disclosure Schedule, (i) Marker has timely filed all income Tax Returns and other material Tax Returns that it was required to file under applicable Legal Requirements, (ii) to the Knowledge of Marker, all such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements, (iii) Marker is not currently the beneficiary of any extension of time within which to file any Tax Return, and (iv) no claim has ever been made by an authority in a jurisdiction where Marker does not file Tax Returns that it is subject to taxation by that jurisdiction.

(b)          All material Taxes due and owing by Marker on or before the date hereof (whether or not shown on any Tax Return) have been paid. Any unpaid Taxes of Marker have been reserved for on the Marker Unaudited Balance Sheet. Except as set forth in Section 2.13(b) of the Marker Disclosure Schedule, since the date of the Marker Unaudited Balance Sheet, Marker has not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c)          Marker has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, if any.

(d)          There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on Marker’s Unaudited Balance Sheet) upon any of the assets of Marker.

(e)          Except as set forth in Section 2.13(e) of the Marker Disclosure Schedule, no material deficiencies for Taxes with respect to Marker have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any liability in respect of Taxes of Marker. No issues relating to Taxes of Marker were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Marker has delivered or made available to TapImmune complete and accurate copies of all federal income Tax and all other material Tax Returns of Marker (and predecessors) for all taxable years remaining open under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by Marker (and predecessors), with respect to federal income Tax and all other material Taxes. Marker (and its predecessors) has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

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(f)          All material elections with respect to Taxes affecting Marker as of the date hereof are set forth on Section 2.13(f) of the Marker Disclosure Schedule. Marker has not (i) agreed, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (iii) made any of the foregoing elections nor is required to apply any of the foregoing rules under any comparable provision of state, local or foreign law.

(g)          Marker has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)          Marker is not a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords, the primary purpose of which does not relate to Taxes.

(i)          Marker has never been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is Marker) for federal, state, local or foreign Tax purposes. Marker does not have any Liability for the Taxes of any Person (other than Marker) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

(j)          Marker has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k)          Marker is not a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of Marker, other arrangement or Contract which is treated as a partnership for Tax purposes.

(l)          Marker will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to the Closing Date, (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into on or prior to the Closing Date, (iii) prepaid amount or (iv) election under Section 108(i) of the Code.

(m)          Marker has not entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n)          Marker has not taken any action, nor has any Knowledge of any fact or circumstance, that would reasonably be expected to prevent the Contemplated Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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2.14.        Employee and Labor Matters; Benefit Plans.

(a)          Section 2.14(a) of the Marker Disclosure Schedule lists, as of the date of this Agreement, all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, disability, life or accident insurance, paid time off, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit, and all other compensation, plans, programs, agreements or arrangements, including but not limited to any employment, consulting, independent contractor, severance or executive compensation agreements or arrangements (other than regular salary or wages), written or otherwise, which are currently in effect relating to any present or former employee, independent contractor or director of Marker or any Marker Affiliate, or which is maintained by, administered or contributed to by, or required to be contributed to by, Marker or any Marker Affiliate, or under which Marker or any Marker Affiliate has incurred or may incur any liability (each, a “Marker Employee Plan”).

(b)          With respect to each Marker Employee Plan, if any, Marker has made available to TapImmune a true and complete copy of, to the extent applicable, (i) such Marker Employee Plan, (ii) the three most recent annual reports (Form 5500) as filed with the Internal Revenue Service, (iii) each currently effective trust agreement related to such Marker Employee Plan, (iv) the most recent summary plan description, prospectus or similar employee summary for each Marker Employee Plan, (v) the most recent Internal Revenue Service determination or opinion letter or analogous ruling under foreign law issued with respect to any Marker Employee Plan, (vi) all material notices, letters or other correspondence to or from any Governmental Body or agency thereof within the last three years; (vii) all non-discrimination tests for the most recent three plan years; and (viii) all material written agreements and Contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts.

(c)          Each Marker Employee Plan, if any, that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the Internal Revenue Service. To the Knowledge of Marker, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Marker Employee Plan or the exempt status of any related trust.

(d)          Each Marker Employee Plan, if any, has been operated and maintained in compliance, in all material respects, with its terms and, both as to form and operations, with all applicable Legal Requirements, including the Code and ERISA. Neither Marker nor any Marker Affiliate is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Marker Employee Plans. All contributions required to be made by Marker or any Marker Affiliate to any Marker Employee Plan have been made on or before their due dates (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business consistent with past practice).

(e)          No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of Marker, is threatened, against or with respect to any Marker Employee Plan, including any audit or inquiry by the IRS, United States Department of Labor or other Governmental Body.

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(f)          Neither Marker nor any Marker Affiliate has announced its intention to modify or amend any Marker Employee Plan or adopt any arrangement or program which, once established, would come within the definition of a Marker Employee Plan.

(g)          No Marker Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Marker nor any Marker Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Marker Employee Plan is a Multiemployer Plan, and neither Marker nor any Marker Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Marker Employee Plan is a Multiple Employer Plan.

(h)          No Marker Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a Marker Employee Plan qualified under Section 401(a) of the Code. Neither Marker nor any Marker Affiliate sponsors or maintains any self-funded employee benefit plan. No Marker Employee Plan is subject to any Legal Requirement of any foreign jurisdiction outside of the United States.

(i)          To the Knowledge of Marker, no payment pursuant to any Marker Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder) from Marker, including the grant, vesting or exercise of any stock option, would subject any Person to tax pursuant to Section 409A of the Code, whether pursuant to the Contemplated Transactions or otherwise.

(j)          Marker has paid all wages, bonuses, commissions and other benefits and sums due (and all required taxes, insurance, social security and withholding thereon), including all accrued vacation, accrued sick leave, accrued benefits and accrued payments to its employees and former employees and individuals performing services as independent contractors or consultants, other than accrued amounts representing wages, bonuses, or commission entitlements due for the current pay period or for the reimbursement of legitimate expenses. Marker is in material compliance with all of its bonus, commission and other compensation plans and has paid any and all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the calendar quarter preceding the Effective Time, and is not liable for any payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the laws governing such plans.

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(k)          Marker is and has been in compliance in all material respects with all state and federal labor and employment laws, including those relating to wages, hours, collective bargaining, unemployment compensation, workers compensation, equal employment opportunity, discrimination, harassment, retaliation, immigration control, employee classification, the federal and state WARN Acts, information privacy and security, payment and withholding of Taxes and continuation coverage with respect to group health plans, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Marker Material Adverse Effect. Marker: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty of any material amount for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, or to the Knowledge of Marker, threatened or reasonably anticipated against Marker relating to any employee, employment agreement, independent contractor, independent contractor agreement or Marker Employee Plan. There are no pending or, to the Knowledge of Marker, threatened or reasonably anticipated claims or actions against Marker or any trustee of Marker under any worker’s compensation policy or long-term disability policy. Marker is not a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental Body with respect to employment practices.

(l)          Except as noted on Section 2.14(l) of the Marker Disclosure Schedule, (i) all individuals employed by Marker are employed at-will and Marker has no employment or other agreements that contain any severance, change in control, or termination pay liabilities, and all agreements with independent contractors or consultants may be terminated by Marker without penalty or liability with 30 days or less notice, and (ii) no current or former independent contractor of Marker would reasonably be deemed to be a misclassified employee. Except as set forth on Section 2.14(l) of the Marker Disclosure Schedule, no independent contractor is eligible to participate in any Marker Employee Plan. Marker has no material liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee leased from another employer, or (C) any employee currently or formerly classified as exempt from overtime wages. Marker has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of Marker prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(m)          No employee of Marker is covered by an effective or pending collective bargaining agreement or similar labor agreement. There has not been any activity on behalf of any labor organization or employee group to organize any such employees. There is not, and no employee of Marker has threatened, any labor dispute, work stoppage, labor strike or lockout against Marker. There are no (i) unfair labor practice charges or complaints against Marker pending before the National Labor Relations Board or any other labor relations tribunal or authority and, to the Knowledge of Marker, no such charges or complaints are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against Marker that arose out of or under any collective bargaining agreement.

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(n)          There is no Contract or arrangement to which Marker or any Marker Affiliate is a party or by which it is bound to compensate any of its current or former employees, independent contractors or directors for additional income or excise taxes paid pursuant to Sections 409A or 4999 of the Code.

(o)          Neither Marker nor any Marker Affiliate is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code or (ii) any amount the deduction for which would be disallowed under Section 162(m).

(p)          Except as set forth in Section 2.14(p) of the Marker Disclosure Schedule, none of the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event, (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any employee, independent contractor or director of Marker, (ii) materially increase or otherwise enhance any benefits otherwise payable by Marker, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person by Marker or (v) result in the forgiveness in whole or in part of any outstanding loans made by Marker to any Person.

2.15.        Environmental Matters. Marker is in material compliance with all applicable Environmental Laws, which compliance includes the possession by Marker of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof other than any failure to be in compliance or possess any such permits and authorized that is not a Marker Material Adverse Effect. Marker has not received since December 11, 2015 any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Marker is not in compliance with any Environmental Law, and, to the Knowledge of Marker, there are no circumstances that may prevent or interfere with Marker’s compliance with any Environmental Law in the future. To the Knowledge of Marker: (i) no current or prior owner of any property leased or controlled by Marker has received since December 11, 2015 any written notice or other communication relating to property owned or leased at any time by Marker, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Marker is not in compliance with or has violated any Environmental Law relating to such property and (ii) neither it has any material liability under any Environmental Law.

2.16.        Insurance.

(a)          Marker does not currently have and has not had any insurance policies relating to the business, assets, liabilities and operations of Marker. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Marker.

(b)          Marker does not currently have and has not had directors’ and officers’ liability insurance.

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2.17.       Legal Proceedings; Orders.

(a)          There is no pending Legal Proceeding, and, to the Knowledge of Marker, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Marker, or to the Knowledge of Marker, any director or officer of Marker (in his or her capacity as such) or any of the material assets owned or used by Marker; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions, in each case, except for any Legal Proceedings that would not constitute a Marker Material Adverse Effect. To the Knowledge of Marker, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)          There is no order, writ, injunction, judgment or decree to which Marker, or any of the material assets owned or used by Marker, is subject. To the Knowledge of Marker, no officer of Marker is subject to any order, writ, injunction, judgment or decree that prohibits such officer of Marker from engaging in or continuing any conduct, activity or practice relating to the business of Marker or to any material assets owned or used by Marker.

2.18.        Inapplicability of Anti-takeover Statutes. The Marker Board of Directors has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Marker Stockholder Voting and Lock-Up Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Marker Stockholder Voting and Lock-Up Agreements or any of the other Contemplated Transactions.

2.19.        No Financial Advisor. Except as set forth on Section 2.19 of the Marker Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Marker.

2.20.        Bank Accounts; Deposits.

(a)          Section 2.20 of the Marker Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of Marker at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of December 31, 2017 and the names of all individuals authorized to draw on or make withdrawals from such accounts.

(b)          All deposits of Marker (including those set forth on the Marker Unaudited Balance Sheet) which are individually more than $20,000 or more than $45,000 in the aggregate are fully refundable to Marker.

2.21.        Disclosure. The information supplied by Marker for inclusion in the Proxy Statement (including any information based on Marker Financials) will not, as of the date of the Proxy Statement or as of the date such information is first mailed to TapImmune Stockholders, (i) contain any untrue statement of any material fact or (ii) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information is provided, not false or misleading.

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2.22.        Related Party Transactions. Except as set forth in Section 2.22 of the Marker Disclosure Schedule, since January 1, 2016 there are no obligations of Marker to, or Contracts or arrangements with, current or former Affiliates, officers, directors, stockholders or employees of Marker or their respective Affiliates or family members other than (a) for payment of ordinary course salaries and bonuses for services rendered, (b) reimbursement of customary and reasonable expenses incurred on behalf of Marker, and (c) benefits due under a Marker Employee Plan and ordinary course fringe benefits listed in Section 2.14(a) of the Marker Disclosure Schedule. To Marker’s Knowledge, no officer, director or employee of Marker or Marker Stockholder is directly interested in any Marker Material Contract. Except as set forth in Section 2.22 of the Marker Disclosure Schedule, neither Marker nor any of its Affiliates, directors, officers or employees (x) possess, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Entity that is a material supplier, contractor lessor, lessee or competitor of Marker or (y) has any claim or cause of action against Marker.

2.23.        Exclusivity of Representations; Reliance.

(a)          Except as expressly set forth in this Article 2, neither Marker nor any Person on behalf of Marker has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of Marker or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b)          Marker acknowledges and agrees that, except for the representations and warranties of TapImmune and Merger Sub set forth in Article 3, neither Marker nor its Representatives is relying on any other representation or warranty of TapImmune, Merger Sub, or any other Person made outside of Article 3 of this Agreement, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

Article 3
REPRESENTATIONS AND WARRANTIES OF TAPIMMUNE AND MERGER SUB

TapImmune and Merger Sub represent and warrant to Marker as follows, except as set forth in the written disclosure schedule delivered by TapImmune to Marker (the “TapImmune Disclosure Schedule”) (it being understood that the representations and warranties in this Article 3 are qualified by: (a) any exceptions and disclosures set forth in the section or subsection of the TapImmune Disclosure Schedule corresponding to the particular section or subsection in this Article 3 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section or subsection of the TapImmune Disclosure Schedule by reference to another section or subsection of the TapImmune Disclosure Schedule; (c) any exceptions or disclosures set forth in any other section or subsection of the TapImmune Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty); and (d) any exception or disclosure set forth in any TapImmune SEC Documents (other than any information in the “Risk Factors” or “Forward-Looking Statements” sections of such TapImmune SEC Documents or other forward-looking statements in such TapImmune SEC Documents). The inclusion of any information in the TapImmune Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a TapImmune Material Adverse Effect, or is outside the Ordinary Course of Business.

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3.1.         Subsidiaries; Due Organization; Organizational Documents.

(a)          Section 3.1(a) of the TapImmune Disclosure Schedule identifies each Subsidiary of TapImmune (the “TapImmune Subsidiaries”). Neither TapImmune nor any of the TapImmune Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity. TapImmune has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. TapImmune has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b)          Each of TapImmune and the TapImmune Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all TapImmune Contracts.

(c)          Each of TapImmune and the TapImmune Subsidiaries is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified would not constitute a TapImmune Material Adverse Effect.

(d)          Each director and officer of TapImmune and the TapImmune Subsidiaries as of the date of this Agreement is set forth in Section 3.1(d) of the TapImmune Disclosure Schedule.

(e)          Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions. Except for obligations and liabilities incurred in connection with its incorporation and the Contemplated Transactions, Merger Sub has not, and will not have, incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

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(f)          TapImmune has delivered or made available to Marker accurate and complete copies of (i) the certificate of incorporation, bylaws and other charter and organizational documents, including all currently effective amendments thereto, for TapImmune and each TapImmune Subsidiary; and (ii) any code of conduct or similar policy adopted by TapImmune or by the TapImmune Board of Directors or any committee thereof. Neither TapImmune nor any TapImmune Subsidiary has taken any action in breach or violation of any of the provisions of its certificate of incorporation, bylaws or other charter or organizational documents nor is in breach or violation of any of the material provisions of their respective certificates of incorporation, bylaws or other charter or organizational documents, except as would not reasonably be expected to have, individually or in the aggregate, a TapImmune Material Adverse Effect.

3.2.         Authority; Vote Required.

(a)          TapImmune and Merger Sub have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The TapImmune Board of Directors has: (i) determined that the Merger is fair to, and in the best interests of, TapImmune and TapImmune Stockholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; (iii) recommended the approval of the TapImmune Stockholder Matters by the TapImmune Stockholders and directed that the TapImmune Stockholder Matters be submitted for consideration by TapImmune Stockholders in connection with the solicitation of the Required TapImmune Stockholder Vote; and (iv) approved the TapImmune Stockholder Voting and Lock-Up Agreements and the transactions contemplated thereby. The board of directors of Merger Sub has (A) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder; (B) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; and (C) recommended that the sole stockholder of Merger Sub adopt this Agreement and thereby approve the Merger and the applicable Contemplated Transactions. This Agreement has been duly executed and delivered by TapImmune and Merger Sub and, assuming the due authorization, execution and delivery by Marker, constitutes the legal, valid and binding obligation of TapImmune and Merger Sub, enforceable against TapImmune and Merger Sub in accordance with its terms, subject to: (1) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (2) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)          (i) The affirmative vote of the holders of a majority of outstanding shares of TapImmune Common Stock is the only vote of the holders of any class or series of TapImmune Capital Stock necessary to approve the TapImmune Stockholder Matters (the “Required TapImmune Stockholder Vote”) and (ii) the affirmative vote of the sole stockholder of Merger Sub is the only vote of the holders of any class or series of Merger Sub Capital Stock necessary to adopt this Agreement and approve the Merger and the applicable Contemplated Transactions (the “Required Merger Sub Stockholder Vote”).

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3.3.         Non-Contravention; Consents.

(a)          The execution and delivery of this Agreement by TapImmune and Merger Sub does not, and the performance of this Agreement by TapImmune and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws of TapImmune or any of the TapImmune Subsidiaries; (ii) subject to obtaining the Required TapImmune Stockholder Vote and the Required Merger Sub Stockholder Vote and compliance with the requirements set forth in Section 3.3(b) below, conflict with or violate any Legal Requirement applicable to TapImmune or the TapImmune Subsidiaries or by which it or any of their respective properties is bound or affected, except for any such conflicts or violations that would not constitute a TapImmune Material Adverse Effect; or (iii) except as listed on Section 3.3(a) of the TapImmune Disclosure Schedule, require TapImmune or any of the TapImmune Subsidiaries to make any filing with or give any notice to a Person or make any payment, or obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair TapImmune’s or Merger Sub’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of TapImmune or any of the TapImmune Subsidiaries pursuant to, any TapImmune Material Contract.

(b)          No material Consent, order of, or registration, declaration or filing with any Governmental Body is required by or with respect to TapImmune or any of the TapImmune Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (ii) such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws.

3.4.         Capitalization.

(a)          The authorized capital stock of TapImmune as of the date of this Agreement consists of: (i) 41,666,667 shares of common stock, par value $0.001 per share (the “TapImmune Common Stock”), of which 10,684,516 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,250,000 shares are designated Series A Preferred Stock, of which no shares are outstanding as of the date of this Agreement, and of which 1,500,000 shares are designated Series B Preferred Stock, of which no shares are outstanding as of the date of this Agreement. TapImmune does not hold any shares of its capital stock in treasury. All of the issued and outstanding shares of TapImmune Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are outstanding TapImmune Warrants to purchase 6,519,292 shares of TapImmune Common Stock. Section 3.4(a) of the TapImmune Disclosure Schedule lists, as of the date of this Agreement (A) each holder of issued and outstanding TapImmune Warrants, (B) the number of shares of TapImmune Common Stock subject to such TapImmune Warrants, (C) the exercise price of each such TapImmune Warrant, and (D) the termination date of each such TapImmune Warrant.

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(b)          Except for the TapImmune 2014 Omnibus Stock Option Plan (the “2014 TapImmune Plan”), TapImmune does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. TapImmune has reserved 1,383,334 shares of TapImmune Common Stock for issuance under the 2014 TapImmune Plan. As of the date of this Agreement, of such reserved shares of TapImmune Common Stock, (A) 556,179 shares have been issued pursuant to the exercise of outstanding options and options to purchase 439,467 shares have been granted and are currently outstanding, and (ii) 559,770 shares of TapImmune Common Stock remain available for future issuance pursuant to the 2014 TapImmune Plan. Section 3.4(b) of the TapImmune Disclosure Schedule sets forth the following information with respect to each TapImmune Option outstanding, as of the date of this Agreement: (1) the name of the optionee, (2) the number of shares of TapImmune Common Stock subject to such TapImmune Option as of the date of this Agreement, (3) the exercise price of such TapImmune Option, (4) the date on which such TapImmune Option was granted, (5) the date on which such TapImmune Option expires, and (6) the vesting schedule applicable to such TapImmune Option, including the extent vested to date and whether by its terms the vesting of such TapImmune Option would be accelerated by the Contemplated Transactions.

(c)          Except for in connection with the TapImmune Closing Financing and except for the outstanding TapImmune Warrants set forth on Section 3.4(a) of the TapImmune Disclosure Schedule and for the TapImmune Options set forth on Section 3.4(b) of the TapImmune Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of TapImmune or any of the TapImmune Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of TapImmune or any of the TapImmune Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which TapImmune or any of the TapImmune Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of TapImmune or any of the TapImmune Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to TapImmune or any of the TapImmune Subsidiaries.

(d)          (i) None of the outstanding shares of TapImmune Capital Stock or Merger Sub Capital Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of TapImmune Capital Stock or Merger Sub Capital Stock are subject to any right of first refusal in favor of TapImmune or Merger Sub, as applicable; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of TapImmune or any of the TapImmune Subsidiaries having a right to vote on any matters on which the TapImmune Stockholders or the sole stockholder of Merger Sub, as applicable, have a right to vote; (iv) there is no TapImmune Contract to which TapImmune or any of the TapImmune Subsidiaries is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of TapImmune Capital Stock or capital stock of any of the TapImmune Subsidiaries. Neither TapImmune nor any of the TapImmune Subsidiaries are under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of TapImmune Capital Stock, capital stock of an of the TapImmune Subsidiaries or other securities.

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(e)          The authorized capital of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Capital Stock”), all of which are, and at the Effective Time will be, issued and outstanding and held of record by TapImmune. The issued and outstanding shares of Merger Sub Capital Stock are duly authorized, validly issued, fully paid and nonassessable. Merger Sub has not at any time granted any stock options, restricted stock, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights.

(f)          All outstanding shares of TapImmune Capital Stock and Merger Sub Capital Stock, as well as all TapImmune Options and all TapImmune Warrants, have been issued and granted, as applicable, in material compliance with all applicable securities laws and other applicable Legal Requirements.

3.5.         SEC Filings; Financial Statements.

(a)          TapImmune has made available to Marker accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by TapImmune with the SEC since January 1, 2016 (the “TapImmune SEC Documents”) other than such documents that can be obtained on the SEC’s website at www.sec.gov. All material statements, reports, schedules, forms and other documents required to have been filed by TapImmune or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the TapImmune SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the TapImmune SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the TapImmune SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Legal Requirements. As used in this Article 3, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)          The financial statements (including any related notes) contained or incorporated by reference in the TapImmune SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the consolidated financial position of TapImmune and the TapImmune Subsidiaries as of the respective dates thereof and the results of operations and cash flows of TapImmune for the periods covered thereby. Other than as expressly disclosed in the TapImmune SEC Documents filed prior to the date hereof, there has been no material change in TapImmune’s accounting methods or principles that would be required to be disclosed in TapImmune’s financial statements in accordance with GAAP. The books of account and other financial records of TapImmune and the TapImmune Subsidiaries are true and complete in all material respects.

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(c)          TapImmune’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of TapImmune, “independent” with respect to TapImmune within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of TapImmune, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d)          TapImmune has not received any comment letter from the SEC or the staff thereof or any correspondence from NASDAQ or the staff thereof relating to the delisting or maintenance of listing of the TapImmune Common Stock on The NASDAQ Capital Market. TapImmune has not disclosed any unresolved comments in its SEC Documents.

(e)          Since January 1, 2015, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of TapImmune, the TapImmune Board of Directors or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f)          TapImmune is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of The NASDAQ Capital Market.

(g)          TapImmune maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that TapImmune maintains records that in reasonable detail accurately and fairly reflect TapImmune’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the TapImmune Board of Directors, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of TapImmune’s assets that could have a material effect on TapImmune’s financial statements. TapImmune has evaluated the effectiveness of TapImmune’s internal control over financial reporting and, to the extent required by applicable Legal Requirements, presented in any applicable TapImmune SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. TapImmune has disclosed to TapImmune’s auditors and the Audit Committee of the TapImmune Board of Directors (and made available to Marker a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect TapImmune’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in TapImmune’s internal control over financial reporting. Except as disclosed in the TapImmune SEC Documents filed prior to the date hereof, TapImmune has not identified any material weaknesses in the design or operation of TapImmune’s internal control over financial reporting. Since January 1, 2016, there have been no material changes in TapImmune’s internal control over financial reporting.

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(h)          TapImmune’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by TapImmune in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to TapImmune’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

3.6.         Absence of Changes. Except as set forth in Section 3.6 of the TapImmune Disclosure Schedule, between the date of the latest balance sheet included in the last periodic report on Form 10-Q or Form 10-K of TapImmune filed with the SEC prior to the date of this Agreement and the date of this Agreement, each of TapImmune and the TapImmune Subsidiaries have conducted its business in the Ordinary Course of Business and there has not been (a) any event that has had a TapImmune Material Adverse Effect or (b) or any action, event or occurrence that would have required consent of Marker pursuant to Section 4.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.7.         Title to Assets. Except with respect to material TapImmune IP Rights, which are covered in Section 3.9, each of TapImmune and the TapImmune Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the TapImmune Audited Balance Sheet; and (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of TapImmune or any TapImmune Subsidiary.

3.8.         Real Property; Leaseholds. Neither TapImmune nor any TapImmune Subsidiary currently owns or has ever owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereof) identified in Section 3.8 of the TapImmune Disclosure Schedule (the “TapImmune Leases”), which are each in full force and effective, with no existing material default thereunder.

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3.9.         Intellectual Property.

(a)          To TapImmune’s Knowledge, TapImmune, directly or through any of its Subsidiaries, owns, has validly licensed, or has the right to use all TapImmune IP Rights, except for any failure to own, license or have the right to use that would not constitute a TapImmune Material Adverse Effect.

(b)          Section 3.9(b) of the TapImmune Disclosure Schedule is an accurate, true and complete listing of all TapImmune Registered IP owned by TapImmune or any of its Subsidiaries.

(c)          Section 3.9(c) of the TapImmune Disclosure Schedule accurately identifies (i) all material TapImmune IP Rights licensed to TapImmune or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of TapImmune’s or any of its Subsidiaries’ products or services (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials, and (C)(1) agreements between TapImmune or any of its Subsidiaries and their respective employees and consultants and/or (2) non-disclosure or other template agreements entered into in the Ordinary Course of Business); (ii) the corresponding TapImmune Contracts pursuant to which such TapImmune IP Rights are licensed to TapImmune or any of its Subsidiaries; (iii) whether the license or licenses granted to TapImmune or any of its Subsidiaries are exclusive or non-exclusive; and (iv) whether any funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, such TapImmune IP Rights.

(d)          Section 3.9(d) of the TapImmune Disclosure Schedule accurately identifies each material TapImmune Contract pursuant to which any Person (other than TapImmune or any of its Subsidiaries) has been granted any license or option to obtain a license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any TapImmune IP Rights (other than (i) any non-disclosure or other template agreements entered into in the Ordinary Course of Business, and/or (ii) other non-exclusive licenses entered into in the Ordinary Course of Business). TapImmune is not bound by, and no TapImmune IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of TapImmune or any of its Subsidiaries to use, exploit, assert or enforce any TapImmune IP Rights anywhere in the world, in each case as would materially limit the business of TapImmune as currently conducted or planned to be conducted.

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(e)          Except as identified on Section 3.9(e) of the TapImmune Disclosure Schedule, to the Knowledge of TapImmune, TapImmune exclusively owns all right, title, and interest to and in the TapImmune IP Rights (other than (i) TapImmune IP Rights exclusively and non-exclusively licensed to TapImmune, as identified in Section 3.9(c) of the TapImmune Disclosure Schedule, (ii) any non-customized software that (A) is licensed to TapImmune solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of TapImmune’s products or services and (iii) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing:

(i)          All documents and instruments necessary to register or apply for or renew registration of all TapImmune Registered IP that is solely owned by TapImmune or one of its Subsidiaries has been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not constitute a TapImmune Material Adverse Effect.

(ii)         Each Person who is or was an employee or contractor of TapImmune or any of its Subsidiaries and who is or was involved in the creation or development of any TapImmune IP Rights has signed a written agreement containing an assignment of such Intellectual Property to TapImmune or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of TapImmune and its Subsidiaries. To the Knowledge of TapImmune and its Subsidiaries, no current or former stockholder, officer, director, employee or contractor of TapImmune or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any TapImmune IP Rights. To the Knowledge of TapImmune and its Subsidiaries, no employee or contractor of TapImmune or any or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for TapImmune or such Subsidiary or (b) in breach of any Contract with any current or former employer or other Person concerning TapImmune IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising TapImmune IP Rights.

(iii)        No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any TapImmune IP Rights in which TapImmune or any of its Subsidiaries has an ownership interest.

(iv)        TapImmune and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that TapImmune or such Subsidiary holds, or purports to hold, as a trade secret.

(v)         Neither TapImmune nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any TapImmune IP Rights to any other Person.

(vi)        To the Knowledge of TapImmune and the TapImmune Subsidiaries, the TapImmune IP Rights constitute all Intellectual Property necessary for TapImmune and its Subsidiaries to conduct its business as currently conducted or planned to be conducted.

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(vii)       To the Knowledge of TapImmune, the consummation of the transactions contemplated by this Agreement will neither result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to any such TapImmune IP Rights Agreement, nor give any third party to any such TapImmune IP Rights Agreement the right to do any of the foregoing.  Following the Closing, TapImmune will be permitted to exercise all of the rights of TapImmune under such agreements to the same extent, in all material respects, TapImmune would have been able had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that TapImmune would otherwise be required to pay.

(f)          TapImmune has delivered, or made available to Marker, a complete and accurate copy of all material TapImmune IP Rights Agreements. Neither TapImmune nor any of its Subsidiaries is a party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any TapImmune IP Rights or impair the right of TapImmune or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any TapImmune IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a TapImmune Material Adverse Effect. With respect to each of the TapImmune IP Rights Agreements: (i) each such agreement is valid and binding on TapImmune or its Subsidiaries, as applicable, and in full force and effect; (ii) TapImmune has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) neither TapImmune nor its Subsidiaries, and to the Knowledge of TapImmune, no other party to any such agreement, is in breach or default thereof in any material respect.

(g)          The manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by TapImmune or any of its Subsidiaries (i) does not violate or constitute a breach of any license or agreement between TapImmune or its Subsidiaries and any third party, and, (ii) to the Knowledge of TapImmune and its Subsidiaries, does not infringe or misappropriate any Intellectual Property right of any other party. TapImmune has disclosed in correspondence to TapImmune the third-party patents and patent applications found during all freedom to operate searches that were conducted by TapImmune or its Subsidiaries related to any product or technology currently licensed or sold or under development by TapImmune or its Subsidiaries. To the Knowledge of TapImmune and its Subsidiaries, no third party is infringing upon or misappropriating, or violating any license or agreement with TapImmune or its Subsidiaries relating to, any TapImmune IP Rights. There is no current or, to the Knowledge of TapImmune, pending challenge, claim or Legal Proceeding (including opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, ownership or right to use, sell, license or dispose of any TapImmune IP Rights, nor has TapImmune or any of its Subsidiaries received any written notice asserting that the manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by TapImmune or any of its Subsidiaries conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

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(h)          Each item of TapImmune IP Rights that is TapImmune Registered IP that is solely owned by TapImmune or one of its Subsidiaries is and at all times has been filed and maintained in compliance with all applicable Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of TapImmune Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not constitute a TapImmune Material Adverse Effect.

(i)          No trademark (whether registered or unregistered) or trade name owned, used, or applied for by TapImmune or any of its Subsidiaries conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which TapImmune or any of its Subsidiaries has or purports to have an ownership interest has been impaired as determined by TapImmune or any of its Subsidiaries in accordance with GAAP.

(j)          (i) TapImmune is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, and (ii) neither TapImmune nor any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

3.10.        Material Contracts.

(a)          Section 3.10(a) of the TapImmune Disclosure Schedule lists the following TapImmune Contracts, effective as of the date of this Agreement (each, a “TapImmune Material Contract” and collectively, the “TapImmune Material Contracts”):

(i)          each TapImmune Contract relating to any material bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(ii)         each TapImmune Contract relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or entity providing employment related, consulting or independent contractor services, not terminable by TapImmune on 90 calendar days’ or less notice without liability, except to the extent general principles of wrongful termination law may limit TapImmune’s, TapImmune’s Subsidiaries’ ability to terminate employees at will;

(iii)        each TapImmune Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment) or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

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(iv)        each TapImmune Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(v)         each TapImmune Contract containing (A) any covenant limiting the freedom of TapImmune, any TapImmune Subsidiary or the Surviving Corporation to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(vi)        each TapImmune Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $100,000 pursuant to its express terms and not cancelable without penalty;

(vii)       each TapImmune Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(viii)      each TapImmune Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $100,000 or creating any material Encumbrances with respect to any assets of TapImmune or any TapImmune Subsidiary or any loans or debt obligations with officers or directors of TapImmune;

(ix)         each TapImmune Contract relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of TapImmune; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which TapImmune has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which TapImmune has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by TapImmune; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of TapImmune or any Contract to sell, distribute or commercialize any products or service of TapImmune, in each case, except TapImmune Contracts entered into in the Ordinary Course of Business;

(x)          each TapImmune Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to TapImmune in connection with the Contemplated Transactions;

(xi)         each TapImmune IP Right Agreement other than those that are immaterial;

(xii)        each TapImmune Lease; or

(xiii)       any other TapImmune Contract that is not terminable at will (with no penalty or payment) by TapImmune and (i) which involves payment or receipt by TapImmune after the date of this Agreement under any such agreement, Contract or commitment of more than $100,000 in the aggregate, or obligations after the date of this Agreement in excess of $100,000 in the aggregate, or (ii) that is material to the business or operations of TapImmune.

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(b)          TapImmune has delivered or made available to Marker accurate and complete (except for applicable redactions thereto) copies of all TapImmune Material Contracts, including all amendments thereto. There are no TapImmune Material Contracts that are not in written form. Neither TapImmune nor any of the TapImmune Subsidiaries has, nor to TapImmune’s Knowledge, as of the date of this Agreement has any other party to a TapImmune Material Contract, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any TapImmune Material Contract in such manner as would permit any other party to cancel or terminate any such TapImmune Material Contract, or would permit any other party to seek damages that constitutes a TapImmune Material Adverse Effect. As of the date of this Agreement, each TapImmune Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.11.        Undisclosed Liabilities. As of the date of this Agreement, neither TapImmune nor any TapImmune Subsidiary has any Liability, except for: (a) Liabilities identified as such in the TapImmune Audited Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by TapImmune since the date of the TapImmune Audited Balance Sheet in the Ordinary Course of Business and that are not in excess of $100,000 in the aggregate; (c) Liabilities for performance in the Ordinary Course of Business of obligations of TapImmune or any TapImmune Subsidiary under TapImmune Contracts, including the reasonably expected performance of such TapImmune Contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); (d) Liabilities described in Section 3.11 of the TapImmune Disclosure Schedule; and (e) Liabilities incurred in connection with the Contemplated Transactions.

3.12.       Compliance; Permits; Restrictions.

(a)          TapImmune is, and since January 1, 2015, each of TapImmune and its Subsidiaries has been in compliance with all applicable Legal Requirements except for any non-compliance that would not constitute a TapImmune Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of TapImmune, threatened against TapImmune or any TapImmune Subsidiary. There is no Contract, judgment, injunction, order or decree binding upon TapImmune or any TapImmune Subsidiary which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of TapImmune or any TapImmune Subsidiary, any acquisition of material property by TapImmune or any TapImmune Subsidiary or the conduct of business by TapImmune or any TapImmune Subsidiary as currently conducted, (ii) would reasonably be expected to have an adverse effect on TapImmune’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions.

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(b)          TapImmune and the TapImmune Subsidiaries hold all Governmental Authorizations that are material to the operation of its business (collectively, the “TapImmune Permits”) as currently conducted. Section 3.12(b) of the TapImmune Disclosure Schedule identifies each TapImmune Permit. As of the date of this Agreement, each of TapImmune and the TapImmune Subsidiaries are in material compliance with the terms of the TapImmune Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of TapImmune, threatened, which seeks to revoke, limit, suspend, or materially modify any TapImmune Permit. The rights and benefits of each material TapImmune Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by TapImmune and the TapImmune Subsidiaries immediately prior to the Effective Time.

(c)          There are no proceedings pending or, to the Knowledge of TapImmune, threatened with respect to an alleged violation by TapImmune or any of its Subsidiaries of the FDCA, FDA regulations adopted thereunder, the Controlled Substances Act or any other similar Legal Requirements promulgated by the FDA or other Drug Regulatory Agency.

(d)          TapImmune and each of its Subsidiaries hold all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of TapImmune or such Subsidiary as currently conducted, and development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “TapImmune Product Candidates”). TapImmune holds all required Governmental Authorizations issuable by any Governmental Body necessary for the conduct of its business as currently conducted (the “TapImmune Regulatory Permits”) and no such TapImmune Regulatory Permit has been (i) revoked, withdrawn, suspended, canceled or terminated or (ii) modified in any materially adverse manner. TapImmune has not received any written notice or other written communication from any Governmental Body regarding any revocation, withdrawal, suspension, cancelation, termination or material modification of any TapImmune Regulatory Permit. TapImmune has made available to Marker all information in its possession or control relating the development, clinical testing, manufacturing, importation and exportation of the TapImmune Product Candidates, including complete copies of the following (to the extent there are any): (x) copies of all investigational new drug applications (INDs) submitted to the FDA, and all supplements to and amendments of such INDs; new drug applications; adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency; and (y) similar notices, letters, filings, correspondence and meeting minutes with any other Governmental Body.  Each of TapImmune and each of its Subsidiaries has complied in all material respects with the ICH E9 Guidance for Industry: Statistical Principles for Clinical Trials in the management of the clinical data that have been presented to TapImmune. To the Knowledge of TapImmune, there are no facts that would be reasonably likely to result in any warning, untitled or notice of violation letter or Form FDA-483 from the FDA.

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(e)          All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, TapImmune or any of the TapImmune Subsidiaries or in which TapImmune or its Subsidiaries or their respective current products or services have participated were conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance with applicable regulations of the Drug Regulatory Agencies and other applicable Legal Requirements, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. No preclinical or clinical trial conducted by or on behalf of TapImmune has been terminated or suspended prior to completion for safety or non-compliance reasons.  Since January 1, 2015, neither TapImmune nor any of the TapImmune Subsidiaries has received any notices, correspondence or other communications from any Drug Regulatory Agency requiring, or to the Knowledge of TapImmune threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, TapImmune or in which TapImmune Product Candidates, have participated. To the extent required, all clinical trials conducted by or on behalf of TapImmune have been registered on, and trial results have been reported on, the United States National Institutes of Health Website, www.clinicaltrials.gov, in accordance with 42 U.S.C. § 282(j), and are listed in accordance with any applicable additional state and local law requirements.

(f)          To the Knowledge of TapImmune, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against TapImmune or its officers, employees or agents. TapImmune is not the subject of any pending, or to the Knowledge of TapImmune, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of TapImmune, TapImmune has not committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or TapImmune Product Candidates that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. Neither TapImmune, nor to the Knowledge of TapImmune, any of its respective officers, employees or agents has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Legal Requirement.

3.13.        Tax Matters.

(a)          Except as set forth in Section 3.13(a) of the TapImmune Disclosure Schedule, (i) TapImmune and each of its Subsidiaries has timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Legal Requirements, (ii) to the Knowledge of TapImmune, all such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements, (iii) neither TapImmune nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and (iv) no claim has ever been made by an authority in a jurisdiction where TapImmune or any of its Subsidiaries do not file Tax Returns that such company is subject to taxation by that jurisdiction.

(b)          All material Taxes due and owing by TapImmune or any of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid. Any unpaid Taxes of TapImmune and its Subsidiaries have been reserved for on the TapImmune Audited Balance Sheet in accordance with GAAP. Except as set forth in Section 3.13(b) of the TapImmune Disclosure Schedule, since the date of the TapImmune Audited Balance Sheet, TapImmune has not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

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(c)          TapImmune has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d)          There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on TapImmune’s Audited Balance Sheet) upon any of the assets of TapImmune or any TapImmune Subsidiary.

(e)          Except as set forth in Section 3.13(e) of the TapImmune Disclosure Schedule, no material deficiencies for Taxes with respect to TapImmune or any TapImmune Subsidiary have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any liability in respect of Taxes of TapImmune or any TapImmune Subsidiary. No issues relating to Taxes of TapImmune or any TapImmune Subsidiary were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. TapImmune has delivered or made available to Marker complete and accurate copies of all federal income Tax and all other material Tax Returns of TapImmune and each of the TapImmune Subsidiaries (and the predecessors of each) for all taxable years remaining open under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by TapImmune with respect to federal income Tax and all other material Taxes. Neither TapImmune nor any TapImmune Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

(f)          All material elections with respect to Taxes affecting TapImmune or any of its Subsidiaries as of the date hereof are set forth on Section 3.13(f) of the TapImmune Disclosure Schedule. Neither TapImmune nor any of its Subsidiaries (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (iii) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable provision of state, local or foreign law.

(g)          Neither TapImmune nor any TapImmune Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)          Neither TapImmune nor any TapImmune Subsidiary is a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords, the primary purpose of which does not relate to Taxes.

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(i)          Neither TapImmune nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is TapImmune) for federal, state, local or foreign Tax purposes. Neither TapImmune nor any TapImmune Subsidiary has any Liability for the Taxes of any Person (other than TapImmune) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

(j)          Neither TapImmune nor any TapImmune Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k)          Neither TapImmune nor any TapImmune Subsidiary is a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of TapImmune, other arrangement or Contract which is treated as a partnership for Tax purposes.

(l)          Neither TapImmune nor any TapImmune Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to the Closing Date, (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into on or prior to the Closing Date, (iii) prepaid amount, or (iv) election under Section 108(i) of the Code.

(m)          Neither TapImmune nor any TapImmune Subsidiary has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n)          Neither TapImmune nor any TapImmune Subsidiary has taken any action, or has any Knowledge of any fact or circumstance, that would reasonably be expected to prevent the Contemplated Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.14.        Employee and Labor Matters; Benefit Plans.

(a)          Section 3.14(a) of the TapImmune Disclosure Schedule lists, as of the date of this Agreement, all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, disability, life or accident insurance, paid time off, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit, and all other compensation, plans, programs, agreements or arrangements, including but not limited to any employment, consulting, independent contractor, severance or executive compensation agreements or arrangements (other than regular salary or wages), written or otherwise, which are currently in effect relating to any present or former employee, independent contractor or director of TapImmune or any TapImmune Affiliate, or which is maintained by, administered or contributed to by, or required to be contributed to by, TapImmune, any of TapImmune’s Subsidiaries or any TapImmune Affiliate, or under which TapImmune, any of TapImmune’s Subsidiaries or any TapImmune Affiliate has incurred or may incur any liability (each, an “TapImmune Employee Plan”).

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(b)          With respect to each TapImmune Employee Plan, TapImmune has made available to Marker a true and complete copy of, to the extent applicable, (i) such TapImmune Employee Plan, (ii) the three most recent annual reports (Form 5500) as filed with the Internal Revenue Service, (iii) each currently effective trust agreement related to such TapImmune Employee Plan, (iv) the most recent summary plan description, prospectus or similar employee summary for each TapImmune Employee Plan, (v) the most recent Internal Revenue Service determination or opinion letter or analogous ruling under foreign law issued with respect to any TapImmune Employee Plan, (vi) all material notices, letters or other correspondence to or from any Governmental Body or agency thereof within the last three years; (vii) all non-discrimination tests for the most recent three plan years; and (viii) all material written agreements and Contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts.

(c)          Each TapImmune Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the Internal Revenue Service. To the Knowledge of TapImmune, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such TapImmune Employee Plan or the exempt status of any related trust.

(d)          Each TapImmune Employee Plan has been operated and maintained in compliance in all material respects, with its terms and, both as to form and operations, with all applicable Legal Requirements, including the Code and ERISA. Neither TapImmune, any of its Subsidiaries, nor any TapImmune Affiliate is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the TapImmune Employee Plans. All contributions required to be made by TapImmune, any of its Subsidiaries or any TapImmune Affiliate to any TapImmune Employee Plan have been made on or before their due dates (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business consistent with past practice).

(e)          No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of TapImmune, is threatened, against or with respect to any TapImmune Employee Plan, including any audit or inquiry by the IRS, United States Department of Labor or other Governmental Body.

(f)          Neither TapImmune nor any TapImmune Affiliate has announced its intention to modify or amend any TapImmune Employee Plan or adopt any arrangement or program which, once established, would come within the definition of a TapImmune Employee Plan.

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(g)          No TapImmune Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither TapImmune, nor any of its Subsidiaries or any TapImmune Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No TapImmune Employee Plan is a Multiemployer Plan, and neither TapImmune, nor any of its Subsidiaries or any TapImmune Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No TapImmune Employee Plan is a Multiple Employer Plan.

(h)          No TapImmune Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a TapImmune Employee Plan qualified under Section 401(a) of the Code. Neither TapImmune nor any TapImmune Affiliate sponsors or maintains any self-funded employee benefit plan. No TapImmune Employee Plan is subject to any Legal Requirement of any foreign jurisdiction outside of the United States.

(i)          To the Knowledge of TapImmune, no payment pursuant to any TapImmune Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder) from TapImmune or any of its Subsidiaries, including the grant, vesting or exercise of any stock option, would subject any Person to tax pursuant to Section 409A of the Code, whether pursuant to the Contemplated Transactions or otherwise.

(j)          With respect to TapImmune Options granted pursuant to the 2014 TapImmune Plan, (i) each TapImmune Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a TapImmune Option was duly authorized no later than the date on which the grant of such TapImmune Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the TapImmune Board of Directors (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each TapImmune Option grant was made in accordance with the terms of the plan pursuant to which is was granted and all other applicable Legal Requirements and (iv) the per share exercise price of each TapImmune Option was not less than the fair market value of a share of TapImmune Common Stock on the applicable Grant Date and (v) each such TapImmune Option grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of TapImmune and disclosed in TapImmune filings with the Securities and Exchange Commission in accordance with the Exchange Act and all other applicable Legal Requirements. TapImmune has not knowingly granted, and there is no and has been no policy or practice of TapImmune of granting, TapImmune Options prior to, or otherwise coordinating the grant of TapImmune Options with, the release or other public announcement of material information regarding TapImmune or its results of operations or prospects.

(k)          No TapImmune Options, stock appreciation rights or other equity-based awards issued or granted by TapImmune are subject to the requirements of Code Section 409A. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) maintained by or under which TapImmune or any of its Subsidiaries makes, is obligated to make or promises to make, payments (each, a “TapImmune 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Code Section 409A and the guidance thereunder. No payment to be made under any TapImmune 409A Plan is, or to the Knowledge of TapImmune will be, subject to the penalties of Code Section 409A(a)(1).

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(l)          TapImmune has paid all wages, bonuses, commissions and other benefits and sums due (and all required taxes, insurance, social security and withholding thereon), including all accrued vacation, accrued sick leave, accrued benefits and accrued payments to its employees and former employees and individuals performing services as independent contractors or consultants, other than accrued amounts representing wages, bonuses, or commission entitlements due for the current pay period or for the reimbursement of legitimate expenses. To the Knowledge of TapImmune, TapImmune is in material compliance with all of its bonus, commission and other compensation plans and has paid any and all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the calendar quarter preceding the Effective Time, and is not liable for any payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the laws governing such plans.

(m)          Each of TapImmune and its Subsidiaries has been in compliance in all material respects with all state and federal labor and employment laws, including those relating to wages, hours, collective bargaining, unemployment compensation, workers compensation, equal employment opportunity, discrimination, harassment, retaliation, immigration control, employee classification, the federal and state WARN Acts, information privacy and security, payment and withholding of Taxes and continuation coverage with respect to group health plans, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a TapImmune Material Adverse Effect. TapImmune: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty of any material amount for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, or to the Knowledge of TapImmune, threatened or reasonably anticipated against TapImmune relating to any employee, employment agreement, independent contractor, independent contractor agreement or TapImmune Employee Plan. There are no pending or, to the Knowledge of TapImmune, threatened or reasonably anticipated claims or actions against TapImmune or any trustee of TapImmune under any worker’s compensation policy or long-term disability policy. TapImmune is not a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental Body with respect to employment practices. TapImmune has good labor relations.

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(n)          Except as noted on Section 3.14(n) of the TapImmune Disclosure Schedule, all individuals employed by TapImmune and its Subsidiaries are employed at-will and TapImmune and its Subsidiaries have no employment or other agreements that contain any severance, change in control, or termination pay liabilities, and all agreements with independent contractors or consultants may be terminated by TapImmune without penalty or liability with 90 days or less notice. No current or former independent contractor of TapImmune or any of its Subsidiaries would reasonably be deemed to be a misclassified employee. Except as set forth on Section 3.14(n) of the TapImmune Disclosure Schedule, no independent contractor is eligible to participate in any TapImmune Employee Plan. Neither TapImmune nor any of its Subsidiaries has material liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee leased from another employer, or (C) any employee currently or formerly classified as exempt from overtime wages. Neither TapImmune nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of TapImmune prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(o)          No employee of TapImmune or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. There has not been any activity on behalf of any labor organization or employee group to organize any such employees. There is not, and no employee of TapImmune has threatened, any labor dispute, work stoppage, labor strike or lockout against TapImmune or any of its Subsidiaries. There are no (i) unfair labor practice charges or complaints against TapImmune or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the Knowledge of TapImmune no such charges or complaints are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against TapImmune or any of its Subsidiaries that arose out of or under any collective bargaining agreement.

(p)          There is no Contract or arrangement to which TapImmune or any TapImmune Affiliate is a party or by which it is bound to compensate any of its current or former employees, independent contractors or directors for additional income or excise taxes paid pursuant to Sections 409A or 4999 of the Code.

(q)          Neither TapImmune nor any TapImmune Affiliate is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code or (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code.

(r)          None of the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event, (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any employee, independent contractor or director of TapImmune, (ii) materially increase or otherwise enhance any benefits otherwise payable by TapImmune, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person by TapImmune or (v) result in the forgiveness in whole or in part of any outstanding loans made by TapImmune to any Person.

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3.15.        Environmental Matters. TapImmune and each TapImmune Subsidiary is in material compliance with all applicable Environmental Laws, which compliance includes the possession by TapImmune of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof other than any failure to be in compliance or possess any such permits and authorized that is not a TapImmune Material Adverse Effect. Neither TapImmune nor any of its Subsidiaries has received since January 1, 2014 any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that TapImmune or any of the TapImmune Subsidiaries is not in compliance with any Environmental Law, and, to the Knowledge of TapImmune, there are no circumstances that may prevent or interfere with TapImmune’s compliance with any Environmental Law in the future. To the Knowledge of TapImmune: (i) no current or prior owner of any property leased or controlled by TapImmune or any of its Subsidiaries has received since January 1, 2014, any written notice or other communication relating to property owned or leased at any time by TapImmune, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or TapImmune or any of its Subsidiaries is not in compliance with or has violated any Environmental Law relating to such property and (ii) neither TapImmune nor any of its Subsidiaries has any material liability under any Environmental Law.

3.16.        Insurance.

(a)          TapImmune made available to Marker accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of TapImmune and each TapImmune Subsidiary, as of the date of this Agreement. Each of such insurance policies is in full force and effect and TapImmune and each TapImmune Subsidiary is in material compliance with the terms thereof. As of the date of this Agreement, other than customary end of policy notifications from insurance carriers, since January 1, 2016, neither TapImmune nor any TapImmune Subsidiary has received any notice or other communication regarding any actual or possible: (a) cancelation or invalidation of any insurance policy; (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of TapImmune or any TapImmune Subsidiary. All information provided to insurance carriers (in applications and otherwise) on behalf of TapImmune and each TapImmune Subsidiary is accurate and complete. TapImmune and each TapImmune Subsidiary have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against TapImmune or any TapImmune Subsidiary, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed TapImmune or any TapImmune Subsidiary of its intent to do so.

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(b)          TapImmune has delivered to Marker accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by TapImmune and each TapImmune Subsidiary as of the date of this Agreement (the “Existing TapImmune D&O Policies”). Section 3.16(b) of the TapImmune Disclosure Schedule accurately sets forth, as of the date of this Agreement, the most recent annual premiums paid by TapImmune and each TapImmune Subsidiary with respect to the Existing TapImmune D&O Policies. All premiums for the Existing TapImmune D&O Policies have been paid.

3.17.        Legal Proceedings; Orders.

(a)          There is no pending Legal Proceeding, and, to the Knowledge of TapImmune, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves TapImmune or any of the TapImmune Subsidiary, or to the Knowledge of TapImmune, any director or officer of TapImmune (in his or her capacity as such) or any of the material assets owned or used by TapImmune or any of the TapImmune Subsidiaries; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions, in each case, except for any such Legal Proceedings that would not constitute a TapImmune Material Adverse Effect. To the Knowledge of TapImmune, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)          There is no order, writ, injunction, judgment or decree to which TapImmune or any TapImmune Subsidiary, or any of the material assets owned or used by TapImmune or any TapImmune Subsidiary, is subject. To the Knowledge of TapImmune, no officer of TapImmune or any TapImmune Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of TapImmune or any TapImmune Subsidiary or to any material assets owned or used by TapImmune or any TapImmune Subsidiary.

3.18.        Inapplicability of Anti-takeover Statutes. The TapImmune Board of Directors and the board of directors of Merger Sub have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the TapImmune Stockholder Voting and Lock-Up Agreements and to the consummation of Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the TapImmune Stockholder Voting and Lock-Up Agreements or any of the other Contemplated Transactions.

3.19.        No Financial Advisor. Except as set forth on Section 3.19 of the TapImmune Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of TapImmune or any of the TapImmune Subsidiaries.

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3.20.        Disclosure. The information supplied by TapImmune and each TapImmune Subsidiary for inclusion in the Proxy Statement will not, as of the date of the Proxy Statement or as of the date such information is first mailed to TapImmune Stockholders, (i) contain any untrue statement of any material fact or (ii) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information is provided, not false or misleading.

3.21.        Bank Accounts; Deposits.

(a)          Section 3.21 of the TapImmune Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of TapImmune or any of the TapImmune Subsidiaries at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of December 31, 2017 and the names of all individuals authorized to draw on or make withdrawals from such accounts.

(b)          All deposits of TapImmune and any TapImmune Subsidiary (including those set forth on the TapImmune Audited Balance Sheet) which are individually more than $100,000 or more than $250,000 in the aggregate are fully refundable to TapImmune.

3.22.        Transactions with Affiliates. Except as set forth in the TapImmune SEC Documents filed prior to the date of this Agreement, since the date of TapImmune’s last proxy statement filed in 2017 with the SEC, no event has occurred that would be required to be reported by TapImmune pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.22 of the TapImmune Disclosure Schedule identifies each Person who is (or may be deemed to be) an Affiliate of TapImmune as of the date of this Agreement.

3.23.        Valid Issuance. The TapImmune Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement be validly issued, fully paid and nonassessable.

3.24.        Code of Ethics. TapImmune has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal executive officer, principal financial officer, controller or principal accounting officer, or persons performing similar functions. TapImmune has promptly disclosed any change in or waiver of TapImmune’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of TapImmune, there have been no violations of provisions of TapImmune’s code of ethics by any such persons.

3.25.        Opinion of Financial Advisor. The TapImmune Board of Directors has received an opinion of Nomura Securities International, Inc., the financial advisor to TapImmune, dated as of May 14, 2018, to the effect that, subject to the assumptions and limitations set forth therein, the Stock Exchange Ratio and Warrant Exchange Ratio are fair, from a financial point of view, to TapImmune. TapImmune will furnish an accurate and complete copy of such opinion to Marker promptly following execution of this Agreement.

3.26.        Shell Company Status. TapImmune is not an issuer identified in Rule 144(i)(1) or of the Securities Act or a shell company as defined in Rule 12b-2 of the Exchange Act.

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3.27.        Exclusivity of Representations; Reliance.

(a)          Except as expressly set forth in this Article 3, neither TapImmune, the TapImmune Subsidiaries, nor any Person on behalf of TapImmune or the TapImmune Subsidiaries has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of TapImmune or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b)          TapImmune and Merger Sub acknowledge and agree that, except for the representations and warranties of Marker set forth in Article 2, none of TapImmune, Merger Sub or any of their respective Representatives is relying on any other representation or warranty of Marker or any other Person made outside of Article 2 of this Agreement, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

Article 4
CERTAIN COVENANTS OF THE PARTIES

4.1.         Access and Investigation. Subject to the terms of the Confidentiality Agreement which the Parties agree will continue in full force following the date of this Agreement, during the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with the terms hereto and the Effective Time (the “Pre-Closing Period”), upon reasonable notice each Party shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to:

(a)          provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries;

(b)          provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and

(c)          permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer or other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or reasonably appropriate. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party copies of:

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(i)          the unaudited monthly consolidated balance sheets of such Party as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered within 30 calendar days after the end of such calendar month, or such longer periods as the Parties may agree to in writing;

(ii)         all material operating and financial reports prepared by such Party for its senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for its management;

(iii)        any written materials or communications sent by or on behalf of a Party to its stockholders;

(iv)        any material notice, document or other communication sent by or on behalf of a Party to any party to any TapImmune Material Contract or Marker Material Contract, as applicable, or sent to a Party by any party to any TapImmune Material Contract or Marker Material Contract in connection the Contemplated Transactions, as applicable;

(v)         any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of a Party in connection with the Merger or any of the Contemplated Transactions;

(vi)        any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party; and

(vii)       any material notice, report or other document received by a Party from any Governmental Body.

(d)          Notwithstanding the foregoing, (i) any Party may restrict the foregoing access to the extent that such Party reasonably believes any Legal Requirement applicable to such Party requires such Party to restrict or prohibit access to any of such Party’s properties or information and (ii) neither Party nor its respective Representatives or Subsidiaries shall be required to provide access to or disclose information where such Party reasonably believes access or disclosure would jeopardize the protection of attorney-client privilege.

4.2.         Operation of TapImmune’s Business.

(a)          Except as set forth on Section 4.2(a) of the TapImmune Disclosure Schedule, as expressly required or permitted by this Agreement, or as required by applicable Legal Requirements, during the Pre-Closing Period, TapImmune shall: (i) conduct its business and operations in the Ordinary Course of Business; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable, subject to good faith disputes; and (iii) conduct its business and operations in compliance with all applicable Legal Requirements.

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(b)          Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth on Section 4.2(b) of the TapImmune Disclosure Schedule, as expressly required or permitted by this Agreement, or as required by applicable Legal Requirements, TapImmune shall not, without the prior written consent of Marker (which consent shall not be unreasonably withheld or delayed):

(i)          (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of TapImmune Capital Stock or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

(ii)         sell, issue or grant, or authorize the issuance of: (A) any capital stock or other security (except for shares of TapImmune Common Stock issued upon the valid exercise of TapImmune Options or TapImmune Warrants outstanding as of the date of this Agreement, shares of TapImmune Common Stock issued in connection with the TapImmune Closing Financing, and any shares of TapImmune Common Stock issued in connection with any bridge financing between the date hereof and the Closing Date), (B) any option, warrant or right to acquire any capital stock or any other security (except for any repricing of warrants outstanding as of the date hereof), (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security other than shares of TapImmune Capital Stock issued in connection with the TapImmune Closing Financing, or (D) any debt securities or any rights to acquire any debt securities;

(iii)        except as required to give effect to anything in contemplation of the Closing, amend the certificate of incorporation, bylaws or other charter or organizational documents of TapImmune or Merger Sub, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv)        form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v)          (A) lend money to any Person (except for reasonable advances to employees and consultants for travel and other reasonable business related expenses in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business or in connection with any bridge financing between the date hereof and the Closing Date, (C) guarantee any debt securities of others, or (D) make any capital expenditure or commitment individually in excess of $100,000 or in excess of $250,000 in the aggregate;

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(vi)        (A) adopt, establish or enter into any TapImmune Employee Plan, (B) cause or permit any TapImmune Employee Plan to be amended other than as required by Legal Requirement, including in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld, conditioned or delayed) by Marker, (C) hire any additional employees or independent contractors or enter into or amend the term of any employment or consulting agreement with any employee or independent contractor other than as reasonably necessary for the completion of the Contemplated Transactions, (D) enter into any Contract with a labor union or collective bargaining agreement, (E) except as provided in the TapImmune Disclosure Schedule, pay any bonus or make any profit-sharing or similar payment to (other than in the Ordinary Course of Business), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees, (F) except as provided in the TapImmune Disclosure Schedule, accelerate the vesting of or entitlement to any payment, award, compensation or benefit with respect to any TapImmune Associate, (G) except as provided in the TapImmune Disclosure Schedule, pay or increase the severance or change of control benefits offered to any TapImmune Associate, or (H) provide or make any Tax-related gross-up payment;

(vii)       enter into any material transaction outside the Ordinary Course of Business;

(viii)      except as set forth on Section 4.2(b)(iv) of the TapImmune Disclosure Schedule, acquire any material asset nor sell, lease, or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(ix)         (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes, (I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x)          Enter into, amend or terminate any TapImmune Contract that, if effective as of the date hereof, would constitute a TapImmune Material Contract;

(xi)         initiate or settle any Legal Proceeding;

(xii)        except as otherwise set forth in the TapImmune operating budget delivered to Marker concurrently with the execution of this Agreement, incur any Liabilities or discharge or satisfy any Liabilities, in amounts that exceed the aggregate amount of the TapImmune budget by $100,000;

(xiii)       adopt any stockholder rights plan or similar arrangement;

(xiv)      agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement is intended to give Marker, directly or indirectly, the right to control or direct TapImmune’s operations during the Pre-Closing Period.

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4.3.         Operation of Marker’s Business.

(a)          Except as set forth on Section 4.3(a) of the Marker Disclosure Schedule, as expressly required or permitted by this Agreement or as required by applicable Legal Requirements, during the Pre-Closing Period, Marker shall: (i) conduct its business and operations in the Ordinary Course of Business; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable, subject to good faith disputes; (iii) continue to make regularly scheduled payments on its existing debt when due and payable; and (iv) conduct its business and operations in compliance with all applicable Legal Requirements.

(b)          Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth on Section 4.3(b) of the Marker Disclosure Schedule, as expressly permitted by this Agreement, or as required by applicable Legal Requirements, Marker shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of TapImmune (which consent shall not be unreasonably withheld or delayed):

(i)          (A) declare, accrue, set aside or pay any dividend or made any other distribution in respect of any shares of Marker Capital Stock or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities except pursuant to Marker Contracts existing as of the date of this Agreement;

(ii)         sell, issue or grant, or authorize the issuance of: (A) any capital stock or other security, (B) any option, warrant or right to acquire any capital stock or any other security, (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security, or (D) any debt securities or any rights to acquire any debt securities;

(iii)        except as required to give effect to anything in contemplation of the Closing, amend the certificate of incorporation, bylaws or other charter or organizational documents of Marker, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv)        form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v)         (A) lend money to any Person (except for reasonable advances to employees and consultants for travel and other reasonable business related expenses in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business or as contemplated in Section 9.3(a), (C) guarantee any debt securities of others, or (D) make any capital expenditure or commitment in excess of $20,000;

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(vi)        (A) adopt, establish or enter into any Marker Employee Plan, (B) cause or permit any Marker Employee Plan to be amended other than as required by Legal Requirement, including in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld, conditioned or delayed) by TapImmune, (C) enter into any Contract with a labor union or collective bargaining agreement, (D) except as provided in the Marker Disclosure Schedule, pay any bonus or make any profit-sharing or similar payment to (other than in the Ordinary Course of Business), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees, (E) except as provided in the Marker Disclosure Schedule, accelerate the vesting of or entitlement to any payment, award, compensation or benefit with respect to any Marker Associate, (F) except as provided in the Marker Disclosure Schedule, pay or increase the severance or change of control benefits offered to any Marker Associate, or (G) provide or make any Tax-related gross-up payment;

(vii)       except as set forth on this Section 4.3(b)(vii) of the Marker Disclosure Schedule, acquire any material asset nor sell, lease, or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(viii)      (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes, (I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment; or

(ix)         Except for entering into the Baylor License Agreement and the agreements contemplated therein, enter into, amend or terminate any Marker Contract that, if effective as of the date hereof, would constitute a Marker Material Contract;

(x)          initiate or settle any Legal Proceeding;

(xi)         adopt any stockholder rights plan or similar arrangement;

(xii)        Except as set forth on Section 4.3(b)(xii) of the Marker Disclosure Schedule, renew, extend or modify the current leases or sublease for Marker’s principal executive office space; or

(xiii)       agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement is intended to give TapImmune, directly or indirectly, the right to control or direct Marker’s operations during the Pre-Closing Period.

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4.4.         Notification of Certain Matters.

(a)          During the Pre-Closing Period, TapImmune shall:

(i)          promptly notify Marker of (and if in writing, furnish copies of): (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting TapImmune, or to the Knowledge of TapImmune, any director or officer of TapImmune, that is commenced or asserted against, or, to the Knowledge of TapImmune, threatened against, TapImmune or any director or officer of TapImmune; and (C) any notice or other communication from any Person alleging that any payment or other obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business or payments or obligations identified in this Agreement, including the TapImmune Disclosure Schedule; and

(ii)         promptly notify Marker in writing of (and if in writing, furnish copies of): (A) the discovery by TapImmune of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by TapImmune in this Agreement in a manner that causes the condition set forth in Section 8.1 not to be satisfied; (B) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in any representation or warranty made by TapImmune in this Agreement in a manner that causes the condition set forth in Section 8.1 not to be satisfied if: (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (C) any breach of any covenant or obligation of TapImmune in a manner that causes the condition set forth in Section 8.2 not to be satisfied; and (D) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to Marker pursuant to this Section 4.4(a) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of TapImmune contained in this Agreement or the TapImmune Disclosure Schedule for purposes of Section 8.1.

(b)          During the Pre-Closing Period, Marker shall:

(i)          promptly notify TapImmune of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting Marker or any of its Subsidiaries, or to the Knowledge of Marker, any director or officer of Marker, that is commenced or asserted against, or, to the Knowledge of Marker, threatened against, Marker, any of its Subsidiaries, or any director or officer of Marker; and (C) any notice or other communication from any Person alleging that any payment or other obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business or payments or obligations identified in this Agreement, including the Marker Disclosure Schedule; and

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(ii)         promptly notify TapImmune in writing, of: (i) the discovery by Marker of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by Marker in this Agreement in a manner that causes the condition set forth in Section 7.1 not to be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in any representation or warranty made by Marker in this Agreement in a manner that causes the condition set forth in Section 7.1 not to be satisfied if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of Marker in a manner that causes the condition set forth in Section 7.2 not to be satisfied; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to TapImmune pursuant to this Section 4.4(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Marker contained in this Agreement or the Marker Disclosure Schedule for purposes of Section 7.1.

4.5.         No Solicitation.

(a)          Each Party agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the Representatives retained by it or any of its Subsidiaries to directly or indirectly: (i) solicit, initiate, respond to or take any action knowingly to facilitate or encourage any inquiries or the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iii) furnish any information regarding such Party to any Person in connection with, in response to, relating to or for the purpose of assisting with or facilitating an Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Sections 5.2 and 5.3); (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction other than a confidentiality agreement permitted under Section 4.5(b) (an “Acquisition Agreement”); or (vi) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to the other Party) provided, that, each Party may grant such waiver or release under any confidentiality, standstill or similar agreement to a third party if the Board of Directors of such Party determines in good faith based on the advice of outside legal counsel, that the failure to take such action would reasonably constitute a breach of the fiduciary duties of the Board of Directors of such Party under applicable Legal Requirements.

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(b)          Notwithstanding anything contained in Section 4.5(b), prior to receipt of the Required TapImmune Stockholder Vote, in the case of TapImmune, (i) such Party may enter into discussions or negotiations with, any Person that has made (and not withdrawn) a bona fide, unsolicited, Acquisition Proposal, which such Party’s Board of Directors determines in good faith, after consultation with its independent financial advisor, if any, and its outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Offer, and (ii) thereafter furnish to such Person non-public information regarding such Party (but not any non-public information pertaining to the other Party or the Merger) pursuant to an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and “standstill” provisions) at least as favorable to such Party as those contained in the Confidentiality Agreement, but in each case of the foregoing clauses (i) and (ii), only if: (A) neither such Party nor any Representative of such Party has breached this Section 4.5; (B) the Board of Directors of such Party determines in good faith based on the advice of outside legal counsel, that the failure to take such action would reasonably constitute a breach of the fiduciary duties of the Board of Directors of such Party under applicable Legal Requirements; (C) at least 24 hours prior to furnishing any such non-public information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person; and (D) at least 24 hours prior to furnishing any such non-public information to such Person, such Party furnishes such non-public information to Marker or TapImmune, as applicable (to the extent such non-public information has not been previously furnished by such Party to Marker or TapImmune, as applicable). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section 4.5 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by such Party for purposes of this Agreement.

(c)          If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than 24 hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Party fully informed, on a current basis, in all material respects with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto. In addition to the foregoing, each Party shall provide the other Party with at least five Business Days’ written notice of a meeting of its board of directors (or any committee thereof) at which its board of directors (or any committee thereof) is reasonably expected to consider an Acquisition Proposal or Acquisition Inquiry it has received.

(d)          Each Party shall and shall cause its respective Representatives to, cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such third party (or its Representatives) in possession of non-public information in respect of such Party or its Subsidiaries that was furnished by or on behalf of such Party or its Subsidiaries to return or destroy (and confirm destruction of) all such information.

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Article 5
ADDITIONAL AGREEMENTS OF THE PARTIES

5.1.         Proxy Statement.

(a)          As promptly as practicable after the date of this Agreement, TapImmune shall prepare and cause to be filed with the SEC the Proxy Statement. TapImmune shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. TapImmune shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to TapImmune’s stockholders as promptly as practicable after the Proxy Statement has been filed with the SEC and either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten calendar days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement. Each Party shall promptly furnish to the other Party all information concerning such Party, its Subsidiaries and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to Marker occurs, or if Marker becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then Marker shall promptly inform TapImmune thereof and shall cooperate fully with TapImmune in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of TapImmune.

(b)          Prior to the Effective Time, TapImmune shall use commercially reasonable efforts to ensure that the issuance of the TapImmune Common Stock in the Merger will be exempt from registration pursuant to Section 4(2) of the Securities Act and from registration or qualification requirements under applicable state securities laws.

5.2.          Marker Stockholder Written Consent.

(a)          Marker shall use its reasonable best efforts to obtain, as promptly as practicable, and in any event within 24 hours after the execution hereof, the Marker Stockholder Written Consent for purposes of (i) adopting this Agreement, and approving the Merger, the termination of the Investor Agreements, other certain actions and the actions contemplated by this Agreement (the “Marker Stockholder Matters”); (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which was attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL; and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL.

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(b)          Reasonably promptly following receipt of the Required Marker Stockholder Vote, Marker shall prepare and mail a notice (the “Stockholder Notice”) to every stockholder of Marker that did not execute the Marker Stockholder Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the Marker Board of Directors determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the stockholders of Marker and approved and adopted this Agreement, the Merger and the other Contemplated Transactions, (ii) provide the stockholders of Marker to whom it is sent with notice of the actions taken in the Marker Stockholder Written Consent, including the adoption and approval of this Agreement, the Merger and the other Contemplated Transactions in accordance with Section 228(e) of the DGCL and the certificate of incorporation and bylaws of Marker and (iii) include a description of the appraisal rights of the Marker Stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law. All materials (including any amendments thereto) submitted to the stockholders of Marker in accordance with this Section 5.2(b) shall be subject to TapImmune’s advance review and reasonable approval.

(c)          Marker agrees that: (i) the Marker Board of Directors shall recommend that Marker Stockholders vote to approve the Marker Stockholder Matters (the “Marker Board Recommendation”) and shall use commercially reasonable efforts to solicit such approval within the time set forth in Section 5.2(a); and (ii) (A) the Marker Board Recommendation shall not be withdrawn or modified in a manner adverse to TapImmune, and no resolution by the Marker Board of Directors or any committee thereof to withdraw or modify the Marker Board Recommendation in a manner adverse to TapImmune shall be adopted or proposed and (B) the Marker Board of Directors shall not recommend any Acquisition Transaction (collectively a “Marker Board Adverse Recommendation Change”).

(d)          Marker’s obligation to solicit the consent of its stockholders to sign the Marker Stockholder Written Consent in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Marker Board Recommendation.

5.3.         TapImmune Stockholders’ Meeting.

(a)          TapImmune shall: (i) take all action necessary under applicable Legal Requirements to call, give notice of and hold a meeting of the holders of TapImmune Common Stock for the purpose of seeking approval of (A) the issuance of shares of TapImmune Common Stock, Marker Merger Warrants and Additional Merger Warrants, if any, to the Marker Stockholders pursuant to the terms of this Agreement, (B) the Reincorporation, (C) the increase in the authorized shares of TapImmune Common Stock in the TapImmune certificate of incorporation, (D) the name change of TapImmune in TapImmune’s certificate of incorporation, and (E) an increase in the number of authorized shares reserved for issuance under the 2014 TapImmune Plan (the matters contemplated by the foregoing clauses (A)-(E), collectively, the “TapImmune Stockholder Matters”, and such meeting, the “TapImmune Stockholders’ Meeting”). The TapImmune Stockholders’ Meeting shall be held as promptly as practicable after the Proxy Statement is filed with the SEC and either (i) the SEC has indicated either that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed, or (ii) at least ten calendar days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon or indicating that it intends to review the Proxy Statement. TapImmune shall take reasonable measures to ensure that all proxies solicited in connection with the TapImmune Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

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(b)          TapImmune agrees that, subject to Section 5.3(c): (i) the TapImmune Board of Directors shall recommend that the holders of TapImmune Common Stock vote to approve the TapImmune Stockholder Matters; (ii) the Proxy Statement shall include a statement to the effect that the TapImmune Board of Directors recommends that TapImmune Stockholders vote to approve the TapImmune Stockholder Matters (the “TapImmune Board Recommendation”); (iii) the TapImmune Board of Directors shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.3(a) above; and (iv) (A) the TapImmune Board Recommendation shall not be withdrawn or modified in a manner adverse to Marker, and no resolution by the TapImmune Board of Director or any committee thereof to withdraw or modify the TapImmune Board Recommendation in a manner adverse to Marker shall be adopted or proposed and (B) the TapImmune Board of Directors shall not recommend any Acquisition Transaction (collectively a “TapImmune Board Adverse Recommendation Change”).

(c)          Notwithstanding the foregoing, at any time prior to the receipt of the Required TapImmune Stockholder Vote, the TapImmune Board of Directors may make a TapImmune Board Adverse Recommendation Change, if: (i) the TapImmune Board of Directors has received an Acquisition Proposal that the TapImmune Board of Directors has determined in its good faith judgment, after consultation with TapImmune’s outside legal counsel, constitutes a Superior Offer, and (ii) the TapImmune Board of Directors determines in its good faith judgment, after consultation with TapImmune’s outside legal counsel, that the failure to make a TapImmune Board Adverse Recommendation Change would reasonably constitute a breach of its fiduciary obligations under applicable Legal Requirements; provided, however, that prior to TapImmune taking any action permitted under this Section 5.3(c), (1) TapImmune must promptly notify Marker, in writing, within at least five Business Days (the “Notice Period”) before making a TapImmune Board Adverse Recommendation Change, of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that TapImmune has received an Acquisition Proposal that the TapImmune Board of Directors intends to declare a Superior Offer and that the TapImmune Board of Directors intends to make a TapImmune Board Adverse Recommendation Change, and (2) TapImmune attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Offer.

(d)          Unless the TapImmune Board of Directors has effected a TapImmune Board Adverse Recommendation Change in accordance with Section 5.3(c), TapImmune’s obligation to call, give notice of and hold the TapImmune Stockholders’ Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the TapImmune Board Recommendation.

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(e)          Nothing contained in this Agreement shall prohibit TapImmune or its Board of Directors from (i) taking and disclosing to the TapImmune Stockholders a position as contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 under the Exchange Act (other than Rule 14d-9(f) under the Exchange Act), (ii) making any disclosure to the TapImmune Stockholders if the TapImmune Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably constitute a breach of its fiduciary obligations under applicable Legal Requirements, and (iii) making a “stop, look and listen” communication to the TapImmune Stockholders pursuant to Rule 14d-9(f) under the Exchange Act, provided, however, that (A) in the case of each of the foregoing clauses “(i)” and “(ii), ” any such disclosure or public statement shall be deemed to be a TapImmune Board Adverse Recommendation Change subject to the terms and conditions of this Agreement unless the TapImmune Board of Directors reaffirms the TapImmune Board Recommendation in such disclosure or public statement or within five Business Days of such disclosure or public statement; (B) in the case of clause “(iii),” any such disclosure or public statement shall be deemed to be a TapImmune Board Adverse Recommendation Change subject to the terms and conditions of this Agreement unless the TapImmune Board of Directors reaffirms the TapImmune Board Recommendation in such disclosure or public statement or within 10 Business Days of such disclosure or public statement; and (C) TapImmune shall not affect a TapImmune Board Adverse Recommendation Change unless specifically permitted pursuant to the terms of Section 5.3(c).

5.4.          Regulatory Approvals.

(a)          Each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all Legal Requirements that may be imposed on such Party with respect to the Contemplated Transactions and, subject to the conditions set forth in Article 6 hereof, to consummate the Contemplated Transactions, as promptly as practicable. In furtherance and not in limitation of the foregoing, each Party hereto agrees to file or otherwise submit, as soon as practicable after the date of this Agreement, but in no event later than 10 Business Days of the date hereof, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Body with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Parties shall prepare and file, if and as required, any notification or other document to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. Marker and TapImmune shall respond as promptly as is practicable to: (i) any reasonable requests received from the Federal Trade Commission or the Department of Justice for information or documentation; and (ii) any reasonable requests received from any state attorney general, competition authority or other Governmental Body in connection with antitrust or competition matters.

(b)          Each of the Parties shall use its commercially reasonable efforts to (i) cooperate in all material respects with each other in connection with timely making all required filings and submissions and timely obtaining all related Consents, permits, authorizations or approvals pursuant to Section 5.4(a); and (ii) keep Marker or TapImmune, as applicable, informed in all material respects and on a reasonably timely basis of any communication received by such Party from, or given by such Party to, the SEC, the Federal Trade Commission, the Department of Justice or any other Governmental Body relating to the Contemplated Transactions. Subject to applicable Legal Requirements relating to the exchange of information, each Party shall, to the extent practicable, give the other party reasonable advance notice of all material communications with any Governmental Body relating to the Contemplated Transactions and each Party shall have the right to attend or participate in material conferences, meetings and telephone or other communications between the other Parties and regulators concerning the Contemplated Transactions.

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(c)          Notwithstanding Sections 5.4(a) through 5.4(b) or any other provision of this Agreement to the contrary, in no event shall either Party be required to agree to (i) divest, license, hold separate or otherwise dispose of, encumber or allow a third party to utilize, any portion of its or their respective businesses, assets or contracts or (ii) take any other action that may be required or requested by any Governmental Body in connection with obtaining the Consents, authorizations, orders or approvals contemplated by this Section 5.4 that, would have an adverse impact, in any material respect, on any of the Parties.

5.5.          Indemnification of Officers and Directors.

(a)          From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of TapImmune and the Surviving Corporation shall jointly and severally indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of TapImmune or Marker (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of TapImmune or Marker, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of TapImmune and the Surviving Corporation, jointly and severally, upon receipt by TapImmune or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided, that any person to whom expenses are advanced provides an undertaking, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b)          From the Effective Time, the certificate of incorporation and bylaws of each of TapImmune and the Surviving Corporation shall contain, and TapImmune shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of each of TapImmune and Marker than are presently set forth in the certificate of incorporation and bylaws of TapImmune and Marker, as applicable, which provisions (as well as the indemnification agreements between TapImmune and Marker, as applicable, and such D&O Indemnified Parties (as in effect as of the date of this Agreement) in the forms made available to the other Party as of the date of this Agreement) shall not be amended, modified or repealed for a period of six years’ time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of TapImmune or Marker. On or before the Effective Time, TapImmune will enter into written indemnification agreements with the then current officers and directors of TapImmune, and any new directors who join the TapImmune Board of Directors upon the Closing.

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(c)          TapImmune shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.5 in connection with their enforcement of their rights provided in this Section 5.5.

(d)          The provisions of this Section 5.5 are intended to be in addition to the rights otherwise available to the D&O Indemnified Parties by law, charter, statute, bylaw or agreement. The obligations of TapImmune under this Section 5.5 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.5 applies without the consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.5 applies, as well as their heirs and Representatives, shall be third party beneficiaries of this Section 5.5, each of whom may enforce the provisions of this Section 5.5).

(e)          In the event TapImmune or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of TapImmune or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.5. TapImmune shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.5.

5.6.          Additional Agreements. The Parties shall (a) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions and (b) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Surviving Corporation to continue to meet its obligations under this Agreement following the Closing, provided that no Party shall be required to waive any conditions precedent in Articles 6, 7 or 8. Without limiting the generality of the foregoing, each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such Party in connection with the Merger or any of the other Contemplated Transactions or for such Contract to remain in full force and effect (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iv) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of the Contemplated Transactions.

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5.7.          Disclosure. Without limiting Marker’s or TapImmune’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party has approved such press release or disclosure in writing; (b) such Party has determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Legal Requirements and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; (c) such press release or disclosure is consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); or (d) such press release or disclosure is to be issued or made pursuant to Section 5.3(e) or with respect to any Acquisition Proposal or TapImmune Board Adverse Recommendation Change.

5.8.          Listing. TapImmune shall use its commercially reasonable efforts to: (a) maintain its existing listing on the NASDAQ Capital Market; (b) prepare and submit a notification form for the listing of the shares of TapImmune Common Stock to be issued in the Merger, including the shares issuable in connection with the exercise of the Marker Merger Warrants and Additional Merger Warrants, if any; and (c) to the extent required by NASDAQ Marketplace Rule 5110, to file an initial listing for the combined company on the NASDAQ Capital Market (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be approved for listing. Marker will cooperate with TapImmune as reasonably requested by TapImmune with respect to the Nasdaq Listing Application and promptly furnish to TapImmune all information concerning Marker and Marker Stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.8.

5.9.          Tax Matters.

(a)          TapImmune, Merger Sub and Marker shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any affiliate or any Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code.

(b)          This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). The Parties shall treat and shall not take any tax reporting position inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c)          All transfer, documentary, sales, use, stamp, and other such Taxes and similar fees (including any penalties and interest) incurred in connection with this Agreement (collectively, “Transfer Taxes”) shall be paid by the Marker Stockholders when due, and the Marker Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, TapImmune will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. The Marker Stockholders shall provide TapImmune with (A) evidence reasonably satisfactory to TapImmune that such Transfer Taxes have been paid by the Marker Stockholders and (B) a clearance certificate or similar documents which may be required by any Tax authority to relieve TapImmune of any obligation to withhold any portion of the payments to the Marker Stockholders pursuant to this Agreement.

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5.10.         Legends. TapImmune shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of TapImmune Common Stock to be received in the Merger by Marker Stockholders who may be considered “affiliates” of TapImmune for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for TapImmune Common Stock.

5.11.         Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of their obligations under this Agreement and to enable the combined entity to continue to meet its obligations following the Closing.

5.12.         Directors and Officers. The Board of Directors of TapImmune shall be constituted as set forth on Schedule C-1 and the committees of the Board of Directors of TapImmune shall be constituted as set forth on Schedule C-2 (with such directors, in the aggregate, expected to satisfy the sophistication and independence requirements for the required committees of the TapImmune Board of Directors pursuant to NASDAQ’s listing standards).

5.13.         Accredited Investor Status. Marker has or will deliver to TapImmune all such information necessary to enable TapImmune to confirm that the stockholders of Marker, other than those set forth on Schedule D hereto, are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.14.         Section 16 Matters. Prior to the Effective Time, TapImmune shall take all such steps as may be required to cause any acquisitions of TapImmune Common Stock and any options to purchase TapImmune Common Stock resulting from the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TapImmune, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.15.         Takeover Statutes. If any “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Legal Requirement becomes or is deemed to applicable to TapImmune, Marker, Merger Sub, or the Contemplated Transactions, then each of TapImmune, Marker, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Legal Requirement inapplicable to the foregoing.

5.16.         Termination of Certain Agreements and Rights. Marker shall use commercially reasonable efforts to terminate, at or prior to the Effective Time, those agreements set forth on Schedule 5.16 (collectively, the “Investor Agreements”).

5.17.         TapImmune Reverse Stock Split. If deemed necessary by the Parties, TapImmune shall submit to the TapImmune stockholders at the TapImmune Stockholders’ Meeting an amendment to TapImmune’s certificate of incorporation to authorize the TapImmune Board to effect a reverse stock split of all outstanding shares of TapImmune Common Stock at a reverse stock split ratio mutually agreed to by TapImmune and Marker (the “Reverse Stock Split”), and shall take such other actions as shall be reasonably necessary to effectuate the Reverse Stock Split.

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Article 6
CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1.          No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger has been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement which has the effect of making the consummation of the Merger illegal.

6.2.          Stockholder Approval. (a) Marker has obtained the Required Marker Stockholder Vote, (b) TapImmune has obtained the Required TapImmune Stockholder Vote, and (c) Marker has received evidence, in form and substance satisfactory to it, that Merger Sub has obtained the Required Merger Sub Stockholder Vote.

6.3.          Listing. (a) The existing shares of TapImmune Common Stock have been continually listed on The NASDAQ Capital Market as of and from the date of this Agreement through the Closing Date, (b) the shares of TapImmune Common Stock to be issued in the Merger shall be approved for listing (subject to official notice of issuance) on The NASDAQ Capital Market as of the Effective Time, and (c) to the extent required by NASDAQ Marketplace Rule 5110, the Nasdaq Listing Application has been approved for listing (subject to official notice of issuance).

6.4.          No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be any Legal Proceeding pending, or overtly threatened in writing by an official of a Governmental Body in which such Governmental Body indicates that it intends to conduct any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from TapImmune, Merger Sub or Marker any damages or other relief that may be material to TapImmune or Marker; (c) seeking to prohibit or limit in any material and adverse respect a Party’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of TapImmune; (d) that would materially and adversely affect the right or ability of TapImmune or Marker to own the assets or operate the business of TapImmune or Marker; or (e) seeking to compel Marker, TapImmune or any Subsidiary of TapImmune to dispose of or hold separate any material assets as a result of the Merger.

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6.5.          Baylor License Agreement. The Baylor License Agreement will continue to be in full force and effect as of immediately following the Effective Time.

6.6.          TapImmune Closing Financing. TapImmune shall have consummated the TapImmune Closing Financing contemporaneously with the Closing, and such TapImmune Closing Financing shall not adversely affect the stockholders of a Party in a manner disproportionate to the stockholders of the other Party.

Article 7
ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF TAPIMMUNE AND MERGER SUB

The obligations of TapImmune and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by TapImmune, at or prior to the Closing, of each of the following conditions:

7.1.          Accuracy of Representations. (a) The representations and warranties of Marker in Section 2.4(a), Section 2.4(b), and Section 2.4(c) (Capitalization), are true and correct in all but de minimis respects as of the date of this Agreement and are true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); and (b) all other representations and warranties of Marker in Article 2 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not have a Marker Material Adverse Effect (provided that all “Marker Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of Marker in Article 2 of this Agreement will be disregarded), or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

7.2.          Performance of Covenants. Each of the covenants and obligations in this Agreement that Marker is required to comply with or to perform at or prior to the Closing have been complied with and performed by Marker in all material respects or waived by TapImmune.

7.3.          No Marker Material Adverse Effect. Since the date of this Agreement, there has not occurred any Marker Material Adverse Effect that is continuing.

7.4.          Termination of Investor Agreements. The Investor Agreements shall have been terminated.

7.5.          Agreements and other Documents. TapImmune has received the following documents, each of which shall be in full force and effect as of the Closing Date:

(a)          a certificate executed by the Chief Executive Officer of Marker confirming that the conditions set forth in Sections 7.1, 7.2, 7.2, 7.3 and 7.4 have been duly satisfied;

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(b)          (i) certificates of good standing of Marker in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified to do business, (ii) certified copies of the certificate of incorporation and bylaws of Marker, (iii) a certificate as to the incumbency of the Chief Executive Officer of Marker, and (iv) the adoption of resolutions of the Marker Board of Directors authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by Marker hereunder;

(c)          a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in form and substance reasonably acceptable to TapImmune along with written authorization for TapImmune to deliver such notice form to the Internal Revenue Service on behalf of Marker upon the Closing; and

(d)          the Allocation Certificate.

7.6.          Marker Stockholder Voting and Lock-Up Agreements. The Marker Stockholder Voting and Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time.

Article 8
ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF MARKER

The obligations of Marker to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written wavier by Marker, at or prior to the Closing, of each of the following conditions:

8.1.          Accuracy of Representations. (a) The representations and warranties of TapImmune and Merger Sub in Section 3.4(a), Section 3.4(b), Section 3.4(c) and Section 3.4(e) (Capitalization), are true and correct in all but de minimis respects as of the date of this Agreement and are true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); and (b) all other representations and warranties of TapImmune and Merger Sub in Article 3 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not have a TapImmune Material Adverse Effect (provided that all “TapImmune Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of TapImmune in Article 3 of this Agreement will be disregarded), or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

8.2.          Performance of Covenants. Each of the covenants and obligations in this Agreement that either TapImmune or Merger Sub is required to comply with or to perform at or prior to the Closing have been complied with or performed in all material respects or waived by Marker.

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8.3.          No TapImmune Material Adverse Effect. Since the date of this Agreement, there has not occurred any TapImmune Material Adverse Effect that is continuing.

8.4.          Board of Directors and Officers. TapImmune has caused the TapImmune Board of Directors and the officers of TapImmune, to be constituted as set forth in Section 5.12 of this Agreement effective as of the Effective Time.

8.5.          Sarbanes-Oxley Certifications. Neither the principal executive officer nor the principal financial officer of TapImmune has failed to provide, with respect to any TapImmune SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. §1350.

8.6.          Certificate of Incorporation. TapImmune has effected the Reincorporation and has provided file-stamped copies of the amendments to TapImmune’s certificate of incorporation effecting the Reincorporation and increase in the number of authorized shares of TapImmune Common Stock.

8.7.          TapImmune Stockholder Voting and Lock-Up Agreements. The TapImmune Stockholder Voting and Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time.

8.8.          Documents. Marker has received the following documents, each of which shall be in full force and effect as of the Closing Date:

(a)          a certificate executed by the Chief Executive Officer and Chief Financial Officer (CFO, or if there is no CFO, the principal accounting officer) confirming that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6 and 8.7 have been duly satisfied; and

(b)           (i) certificates of good standing of each of TapImmune and Merger Sub in its jurisdiction of organization and the various foreign jurisdictions in which each is qualified to do business, (ii) certified copies of the certificate of incorporation and bylaws of TapImmune and Merger Sub, (iii) a certificate as to the incumbency of the Chief Executive Officer and Chief Financial Officer (CFO) of each of TapImmune and Merger Sub (or if there is no CFO, the principal accounting officer), and (iv) the adoption of resolutions of the TapImmune Board of Directors and the board of directors of Merger Sub authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by TapImmune and Merger Sub hereunder.

(c)          resignations agreements in forms satisfactory to Marker, dated as of the Closing Date and effective as of the Closing executed by all officers and directors of TapImmune who are not to continue as officers or directors of TapImmune pursuant to Section 5.12 hereof.

(d)          the TapImmune Outstanding Securities Certificate; and

(e)          the Registration Rights Agreement, duly executed by TapImmune.

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Article 9
TERMINATION

9.1.          Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by Marker’s stockholders or whether before or after approval of the Merger by TapImmune’s stockholders, as applicable, unless otherwise specified below):

(a)          by mutual written consent duly authorized by the Boards of Directors of TapImmune and Marker;

(b)          by either TapImmune or Marker if the Merger shall not have been consummated by September 15, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Marker, on the one hand, or to TapImmune, on the other hand, if such Party’s (or, in the case of TapImmune, Merger Sub’s) action or failure to act has been a principal cause of the failure of the Merger to occur on or before the Outside Date and such action or failure to act constitutes a breach of this Agreement; provided, further, that, in the event that the Proxy Statement is still being reviewed or commented upon by the SEC, then either Party shall be entitled to extend the date for termination of this Agreement pursuant to this Section 9.1(b) for an additional 60 calendar days from the Outside Date;

(c)          by either TapImmune or Marker if a court of competent jurisdiction or other Governmental Body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)          by TapImmune if the Required Marker Stockholder Vote shall not have been obtained within 24 hours of the execution of this Agreement; provided, however, that once the Required Marker Stockholder Vote has been obtained, TapImmune may not terminate this Agreement pursuant to this Section 9.1(d);

(e)          by either TapImmune or Marker if (i) the TapImmune Stockholders’ Meeting (including any adjournments and postponements thereof) has been held and completed and the TapImmune Stockholders have taken a final vote on the TapImmune Stockholder Matters and (ii) the TapImmune Stockholder Matters have not been approved at the TapImmune Stockholders’ Meeting (or any adjournment or postponement thereof) by the Required TapImmune Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to TapImmune where the failure to obtain the Required TapImmune Stockholder Vote has been caused by the action or failure to act of TapImmune or Merger Sub and such action or failure to act constitutes a material breach by TapImmune or Merger Sub of this Agreement;

(f)          by Marker (at any time prior to obtaining the Required TapImmune Stockholder Vote) if any of the following events have occurred: (i) TapImmune failed to include the TapImmune Board Recommendation in the Proxy Statement; (ii) the TapImmune Board of Directors have approved, endorsed or recommended any Acquisition Proposal; (iii)  TapImmune has entered into any Acquisition Agreement (other than a confidentiality agreement permitted pursuant to Section 4.5); or (iv) TapImmune or any of its Representatives has willfully and intentionally materially breached the provisions set forth in Section 4.5;

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(g)          by TapImmune (at any time prior to the approval of the Merger by the Required Marker Stockholder Vote) if Marker or any of its Representatives has willfully and intentionally materially breached the provisions set forth in Section 4.5 of the Agreement;

(h)          by Marker, upon a breach of any representation, warranty, covenant or agreement on the part of TapImmune or Merger Sub set forth in this Agreement, or if any representation or warranty of TapImmune or Merger Sub has become inaccurate, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied; provided, however, that if such inaccuracy in TapImmune’s or Merger Sub’s representations and warranties or breach by TapImmune or Merger Sub is curable by TapImmune or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy unless such breach remains uncured 15 calendar days following the date of written notice from Marker to TapImmune of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h); provided further, however, that no termination may be made pursuant to this Section 9.1(h) solely as a result of the failure to obtain the Required TapImmune Stockholder Vote (in which case, termination must be made pursuant to Section 9.1(e));

(i)          by TapImmune, upon a breach of any representation, warranty, covenant or agreement on the part of Marker set forth in this Agreement, or if any representation or warranty of Marker has become inaccurate, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; provided, however, that if such inaccuracy in Marker’s representations and warranties or breach by Marker is curable by Marker, then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy unless such breach remains uncured 15 calendar days following the date of written notice from TapImmune to Marker of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i); provided further, however, that no termination may be made pursuant to this Section 9.1(i) solely as a result of the failure to obtain the Required Marker Stockholder Vote (in which case, termination must be made pursuant to Section 9.1(d));

(j)          by TapImmune (prior to obtaining the Required TapImmune Stockholder Vote), if the TapImmune Board of Directors authorized TapImmune to enter into any Permitted Alternative Agreement; provided, however, that TapImmune shall not enter into any Permitted Alternative Agreement unless (i) TapImmune has complied with its obligations under Section 4.5; (ii) TapImmune has complied with its obligations under Section 5.3(c); (iii) a copy of the execution version of such Permitted Alternative Agreement has been delivered to Marker; and (iv) within two Business Days of such termination, TapImmune pays to Marker the amount contemplated by Section 9.3; or

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(k)           by Marker, at any time, if the condition set forth in Section 6.6 (TapImmune Closing Financing) has not been satisfied, and (i) all other conditions in Article 6 and all conditions in Article 7 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and remain so satisfied, and (ii) Marker irrevocably confirms by written notice to TapImmune that (A) each of the conditions in Article 8 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) has been satisfied or that Marker is willing to waive any such conditions that have not been satisfied and (B) it is prepared to consummate the Closing upon satisfaction of the condition set forth in Section 6.6 (i.e., consummation of the TapImmune Closing Financing); provided, that Marker shall not terminate this Agreement pursuant to this Section 9.1(k) unless the condition set forth in Section 6.6 has not been satisfied within twenty (20) calendar days after delivery of the written notice from Marker to TapImmune pursuant to clause (ii) of this Section 9.1(k).

The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

9.2.          Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3, and Article 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party for its common law fraud or from any liability for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

9.3.          Expenses; Termination Fees.

(a)          All fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided, however, if John Wilson has loaned funds to Marker to pay reasonable attorneys’, accountants’ and travel expenses in connection with the Merger, the balance of such amounts that remain unpaid at Closing will be repaid by the Surviving Corporation promptly after Closing;

(b)          If (i) this Agreement is terminated by Marker pursuant to Section 9.1(f), then TapImmune shall pay to Marker, within 10 Business Days after termination (or, if applicable, upon the earlier of such entry into a definitive agreement with respect to a Subsequent Transaction or consummation of a Subsequent Transaction), a nonrefundable fee in an amount equal to $1,500,000 (the “Marker Termination Fee”), in addition to any amount payable to Marker pursuant to Section 9.3(c) or Section 9.3(e).

(ii)         If this Agreement is terminated by TapImmune pursuant to Section 9.1(j), then TapImmune shall pay to Marker, concurrent with such termination, the Marker Termination Fee, in addition to any amount payable to Marker pursuant to Section 9.3(c) or Section 9.3(e).

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(c)           (i) If this Agreement is terminated by Marker pursuant to Section 9.1(e), Section 9.1(f) or Section 9.1(h), or (ii) if this Agreement is terminated by TapImmune pursuant to Section 9.1(e), or Section 9.1(j), then TapImmune shall reimburse Marker for all reasonable fees and expenses incurred by Marker in connection with this Agreement and the transactions contemplated hereby, including: (A) all fees and expenses incurred in connection with the preparation, printing and filing, as applicable, of the Proxy Statement (including any preliminary materials related thereto and all amendments and supplements thereto, as well as any financial statements and schedules thereto), excluding legal fees and expenses; and (B) all fees and expenses incurred in connection with the preparation and filing under any filing requirement of any Governmental Body applicable to this Agreement and the transactions contemplated hereby; provided, however, the fees and expenses for clauses (A) and (B) above (collectively referred to as the “Third-Party Expenses”) shall be capped at a maximum of $500,000 for such Third Party Expenses; plus (C) reimbursement of all fees and expenses of Marker’s legal counsel in connection with preparation of the Proxy Statement. Such payment shall be made by wire transfer of same-day funds within 10 Business Days following the date on which Marker submits to TapImmune true and correct copies of reasonable documentation supporting such Third-Party Expenses and proxy expenses.

(d)           (i) If this Agreement is terminated by TapImmune pursuant to Section 9.1(d), Section 9.1(g), or Section 9.1(i), or (ii) in the event of a failure of TapImmune to consummate the transactions to be consummated at the Closing solely as a result of an Marker Material Adverse Effect as set forth in Section 7.3 (provided, that at such time all of the other conditions precedent to Marker’s obligation to close set forth in Article 6 and Article 8 of this Agreement have been satisfied by TapImmune, are capable of being satisfied by TapImmune or have been waived by Marker), then Marker shall reimburse TapImmune for: (A) all Third-Party Expenses incurred by TapImmune up to a maximum of $500,000, plus (B) all fees and expenses of TapImmune’s legal counsel in connection with preparation of the Proxy Statement (“TapImmune Proxy Expenses”). Such payment shall be made by wire transfer of same-day funds within 10 Business Days following the date on which TapImmune submits to Marker true and correct copies of reasonable documentation supporting such Third-Party Expenses and TapImmune Proxy Expenses.

(e)          If either Party fails to pay when due any amount payable by such Party under Section 9.3(b), Section 9.3(c), or Section 9.3(d), then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 9.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

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(f)          The Parties agree that the payment of the fees and expenses set forth in this Section 9.3, subject to Section 9.2, shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 9.3, it being understood that in no event shall either TapImmune or Marker be required to pay fees or damages payable pursuant to this Section 9.3 on more than one occasion. Subject to Section 9.2, the payment of the fees and expenses set forth in this Section 9.3, and the provisions of Section 10.10, each of the Parties and their respective Affiliates will not have any liability, will not be entitled to bring or maintain any other claim, action or proceeding against the other, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery, judgment or damages of any kind against the other (or any partner, member, stockholder, director, officer, employee, Subsidiary, affiliate, agent or other Representative of such Party) in connection with or arising out of the termination of this Agreement, any breach by any Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3, are an integral part of the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.3, is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

Article 10
MISCELLANEOUS PROVISIONS

10.1.        Non-Survival of Representations and Warranties. The representations and warranties of Marker, Merger Sub and TapImmune contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Section 10.1 shall survive the Effective Time.

10.2.        Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of Marker, Merger Sub and TapImmune at any time (whether before or after obtaining the Required TapImmune Stockholder Vote or the Required Marker Stockholder Vote); provided, however, that after any such adoption and approval of this Agreement by a Party’s stockholders, no amendment shall be made, which by applicable Legal Requirement requires further approval of the stockholders of such Party, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Marker, Merger Sub and TapImmune.

10.3.       Waiver.

(a)          No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)          No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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10.4.        Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5.        Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Texas; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no Party shall object to the removal of such action or suit to any federal court located in the Southern District of Texas; and (c) each of the Parties irrevocably waives the right to trial by jury.

10.6.        Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.7.        Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of each other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without each other Party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than (a) the parties hereto and (b) the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.5) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.8.        Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other parties hereto):

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if to TapImmune or Merger Sub:

5 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Telephone No.: (904) 862-6496

Attention: Peter Hoang

E-Mail: phoang@tapimmune.com

with a copy to:

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, Texas 77002

Telephone No.: (713) 238-1887

Facsimile No.: (713) 225-2340

Attention:       Paul Pryzant

E-Mail:       ppryzant@seyfarth.com

if to Marker:

33 5th Avenue N.W., Suite 800

New Brightson, Minnesota 55112

Telephone No.: (651) 628-9259

Facsimile No.: (651) 628-9507

Attention: John Wilson

E-mail: john.wilson@wilsonwolf.com

with a copy to:

Winthrop & Weinstine, P.A.

225 South Sixth Street, Suite 3500

Minneapolis, MN 55402-4629

Telephone No.: (612) 604-6677

Facsimile No.: (612) 604-6877

Attention: Mark R. Gleeman

E-Mail: mgleeman@winthrop.com

10.9.        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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10.10.     Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

10.11.     Construction.

(a)          For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)          The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c)          As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)          Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e)          The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

TAPIMMUNE INC.

By:	/s/ Peter Hoang
Name:	Peter Hoang
Title:	CEO and President

TIMBERWOLF MERGER SUB, INC.

By:	/s/ Peter Hoang
Name:	Peter Hoang
Title:	CEO and President

MARKER THERAPEUTICS, INC.

By:	/s/ John Wilson
Name:	John Wilson
Title:	Chief Executive Officer

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EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“2017 Marker Plan” has the meaning set forth in Section 2.4(b).

“2014 TapImmune Plan” has the meaning set forth in Section 3.4(b).

“Acquisition Agreement” has the meaning set forth in Section 4.5(a).

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Marker, on the one hand, or TapImmune, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal with such Party.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of Marker or any of its Affiliates, on the one hand, or by or on behalf of TapImmune or any of its Affiliates, on the other hand, to the other Party) made by a third party contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of transactions involving:

(a)          any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; provided, however, in the case of TapImmune, the TapImmune Closing Financing shall not be deemed an “Acquisition Transaction.”

(b)          any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole (other than any lease, exchange, transfer, license, disposition, partnership, or collaboration involving less than substantially all of the assets of Marker pursuant to a collaboration agreement, partnership agreement or similar arrangement); or

(c)          any tender offer or exchange offer, that if consummated would result in any Person beneficially owning 20% or more of the outstanding equity securities of a Party or any of its Subsidiaries.

“Additional Merger Warrants” has the meaning set forth in Section 1.5(d).

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“Affiliates” has the meaning for such term as used in Rule 145 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble as it may be amended from time to time.

“Allocation Certificate” has the meaning set forth in Section 1.11(b).

“Baylor License Agreement” means the Exclusive License Agreement between Baylor College of Medicine and Marker dated March 16, 2018.

“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certifications” has the meaning set forth in Section 3.5(a).

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement, dated October 1, 2017, between Marker and TapImmune.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger, the Reincorporation and the other transactions and actions contemplated by the Agreement.

“Contract” shall, with respect to any Person, mean any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable law.

“Costs” has the meaning set forth in Section 5.5(a).

“D&O Indemnified Parties” has the meaning set forth in Section 5.5(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” has the meaning set forth in Section 1.8(a).

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“Drug Regulatory Agency” has the meaning set forth in Section 2.12(c).

“Effect” means any effect, change, event, circumstance, or development.

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 1.7(a).

“Exchange Fund” has the meaning set forth in Section 1.7(a).

“Existing TapImmune D&O Policies” has the meaning set forth in Section 3.16(b).

“FDA” has the meaning set forth in Section 2.12(c).

“FDCA” has the meaning set forth in Section 2.12(c).

“Financing Commitment Price” means the purchase price per share of Timberwolf Common Stock set forth in the definitive purchase agreements agreed to by the third-party investors for the Timberwolf Closing Financing for aggregate gross cash proceeds to Timberwolf of at least $25 million.

“GAAP” has the meaning set forth in Section 2.5(a).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

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“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including NASDAQ and the Financial Industry Regulatory Authority).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures and inventions, (b) trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, and (d) software, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not.

“Investor Agreements” shall have the meaning set forth in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of the individual’s employee or professional responsibility. Any Person that is an Entity shall have Knowledge if any officer or director of such Person as of the date such Knowledge is imputed has Knowledge of such fact or other matter.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).

“Liability” has the meaning set forth in Section 2.11.

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“Marker” has the meaning set forth in the Preamble.

“Marker Affiliate” means any Person that is (or at any relevant time was) under common control with Marker within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Marker Associate” means any current or former employee, independent contractor, officer or director of Marker or any Marker Affiliate.

“Marker Board Adverse Recommendation Change” has the meaning set forth in Section 5.2(b).

“Marker Board of Directors” means the board of directors of Marker.

“Marker Board Recommendation” has the meaning set forth in Section 5.2(b).

“Marker Capital Stock” means the Marker Common Stock and the Marker Preferred Stock.

“Marker Common Stock” has the meaning set forth in Section 2.4(a).

“Marker Contract” means any Contract: (a) to which Marker or any of its Subsidiaries is a Party; or (b) by which Marker or any Marker IP Rights or any other asset of Marker or its Subsidiaries is bound or under which Marker has any obligation.

“Marker Disclosure Schedule” has the meaning set forth in Article 2.

“Marker Employee Plan” has the meaning set forth in Section 2.14(a).

“Marker Financials” has the meaning set forth in Section 2.5(a).

“Marker IP Rights” means all Intellectual Property owned, licensed or controlled by Marker or any of its Subsidiaries that is necessary or used in the business of Marker and its Subsidiaries as presently conducted or as presently proposed to be conducted.

“Marker IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any Marker IP Rights.

“Marker Leases” has the meaning set forth in Section 2.8.

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“Marker Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Marker Material Adverse Effect, is or would reasonably be expected to be materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of Marker and its Subsidiaries taken as a whole, including without limitation, (i) Marker’s chief executive officer as of the date hereof is no longer serving in such capacity, (ii) the commencement of a Legal Proceeding regarding a felony criminal act by a Governmental Body against Marker and/or any of its officers or directors, or (iii) any conviction of a felony criminal act against Marker and/or any of its officers or directors; or (b) the ability of Marker to consummate the Contemplated Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a Marker Material Adverse Effect: (i) any rejection by a Governmental Body of a registration or filing by Marker relating to the Marker IP Rights; (ii) any change in the cash position of Marker which results from operations in the Ordinary Course of Business; (iii) conditions generally affecting the industries in which Marker and its Subsidiaries participate or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on Marker and its Subsidiaries taken as a whole; (iv) any failure by Marker or any of its Subsidiaries to meet internal projections or forecasts on or after the date of this Agreement (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or forecasts may constitute a Marker Material Adverse Effect and may be taken into account in determining whether a Marker Material Adverse Effect has occurred); (v) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (vi) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (vii) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements.

“Marker Material Contract” has the meaning set forth in Section 2.10(a).

“Marker Merger Shares” means the number of shares of TapImmune Common Stock to be issued as consideration in the Merger, which shall be equal to the number of TapImmune Outstanding Shares.

“Marker Merger Warrants” means the number of warrants to purchase shares of TapImmune Common Stock to be issued as consideration in the Merger, which shall be equal to the number of TapImmune Outstanding Warrants/Options, with such warrants to be in the form set forth on Exhibit F, and shall be exercisable for a period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date at an exercise price per share of $2.99.

“Marker Outstanding Shares” means the total number of shares of Marker Common Stock outstanding immediately prior to the Effective Time.

“Marker Permits” has the meaning set forth in Section 2.12(b).

“Marker Preferred Stock” has the meaning set forth in Section 2.4(a).

“Marker Product Candidates” means the T cell therapy for treatment of cancer under development by the Baylor College of Medicine, which is the subject of the Baylor License Agreement.

“Marker Registered IP” means all Marker IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

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“Marker Stock Certificate” has the meaning set forth in Section 1.6.

“Marker Stockholder” means each holder of Marker Capital Stock as determined immediately prior to the Effective Time, and “Marker Stockholders” means all Marker Stockholders.

“Marker Stockholder Matters” has the meaning set forth in Section 5.2(a).

“Marker Stockholder Voting and Lock-Up Agreements” has the meaning set forth in the recitals.

“Marker Stockholder Written Consent” has the meaning set forth in Section 2.2(b).

“Marker Termination Fee” has the meaning set forth in Section 9.3(b).

“Marker Unaudited Balance Sheet” shall mean the unaudited consolidated balance sheet of Marker as of December 31, 2017, provided to TapImmune prior to the date of this Agreement.

“Merger” has the meaning set forth in the Preamble.

“Merger Consideration” has the meaning set forth in Section 1.5(a)(ii).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Capital Stock” has the meaning set forth in Section 3.4(e).

“Multiemployer Plan” means (a) a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“Multiple Employer Plan” means (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“NASDAQ” means The NASDAQ Stock Market.

“Nasdaq Listing Application” has the meaning set forth in Section 5.8.

“Notice Period” has the meaning set forth in Section 5.3(c).

“Ordinary Course of Business” means, in the case of each of Marker and TapImmune and for all periods, such actions taken in the ordinary course of its normal operations and consistent with its past practices, and for periods following the date of this Agreement consistent with its operating plans delivered to the other Party pursuant to Section 4.1(c)(ii); provided, however, that during the Pre-Closing Period, (a) the Ordinary Course of Business of each Party shall also include any actions expressly required or permitted by this Agreement, including the Contemplated Transactions, and (b) the Ordinary Course of Business for Marker shall also include (i) actions undertaken in connection with preparing to become a SEC reporting company listed on the NASDAQ Capital Market and (ii) actions required to engage with one or more third parties regarding a potential lease, exchange, transfer, license, disposition, partnership, or collaboration involving less than substantially all of the assets of Marker or pursuant to a collaboration agreement, partnership agreement or similar arrangement.

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“Outside Date” has the meaning set forth in Section 9.1(b).

“Party” or “Parties” means Marker, Merger Sub and TapImmune.

“Permitted Alternative Agreement” means a binding written Acquisition Agreement providing for the consummation of a transaction that constitutes a Superior Offer.

“Permitted Encumbrance” means: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Marker Unaudited Balance Sheet or the TapImmune Audited Balance Sheet, as applicable; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Marker or TapImmune, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property granted by Marker or TapImmune, as applicable, in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

“Person” means any individual, Entity or Governmental Body.

“Pre-Closing Period” has the meaning set forth in Section 4.1.

“Proxy Statement ” means the proxy statement to be sent to TapImmune’s stockholders in connection with the TapImmune Stockholders’ Meeting.

“Registration Rights Agreement” means that certain Registration Rights Agreement, in the form attached hereto as Exhibit G.

“Reincorporation” means the reincorporation of TapImmune from Nevada to Delaware.

“Representatives” means directors, officers, other employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Required Marker Stockholder Vote” has the meaning set forth in Section 2.2(b).

“Required Merger Sub Stockholder Vote” has the meaning set forth in Section 3.2(b).

“Required TapImmune Stockholder Vote” has the meaning set forth in Section 3.2(b).

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“Reverse Stock Split” has the meaning set forth in Section 5.17.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Exchange Ratio” means, subject to Section 1.5(g), the following ratio (calculated to eight decimals): the quotient obtained by dividing (a) the TapImmune Outstanding Shares by (b) the Marker Outstanding Shares.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Proposal being treated as references to 50% for these purposes).

“Subsidiary” means an Entity of which another Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited, bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) made by a third party that (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the TapImmune Board of Directors determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its Board of Directors deems relevant including if the consummation of such transaction is contingent on any such financing being obtained, following consultation with its outside legal counsel and financial advisor, if any (i) is more favorable, from a financial point of view, to the TapImmune Stockholders than the terms of the Merger; and (ii) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

“Surviving Corporation” has the meaning set forth in Section 1.1.

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“TapImmune 409A Plan” has the meaning set forth in Section 3.14(k).

“TapImmune” has the meaning set forth in the Preamble.

“TapImmune Affiliate” means any Person that is (or at any relevant time was) under common control with TapImmune within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“TapImmune Associate” means any current or former employee, independent contractor, officer or director of TapImmune, any of its Subsidiaries or any TapImmune Affiliate.

“TapImmune Audited Balance Sheet” shall mean the audited consolidated balance sheet of TapImmune and its consolidated Subsidiaries as of December 31, 2017, provided to Marker prior to the date of this Agreement.

“TapImmune Board Adverse Recommendation Change” has the meaning set forth in Section 5.3(b).

“TapImmune Board of Directors” means the board of directors of TapImmune.

“TapImmune Board Recommendation” has the meaning set forth in Section 5.3(b).

“TapImmune Capital Stock” means TapImmune Common Stock and TapImmune preferred stock.

“TapImmune Closing Financing” means a sale by TapImmune of TapImmune Common Stock to third-party investors, to be consummated contemporaneously with the Closing with aggregate gross cash proceeds to TapImmune of at least $25 million.

“TapImmune Common Stock” has the meaning set forth in Section 3.4(a).

“TapImmune Contract” means any Contract: (a) to which TapImmune or any of its Subsidiaries is a Party; or (b) by which TapImmune or any of its Subsidiaries or any TapImmune IP Rights or any other asset of TapImmune or its Subsidiaries is bound or under which TapImmune or any of its Subsidiaries has any obligation.

“TapImmune Disclosure Schedule” has the meaning set forth in Article 3.

“TapImmune Employee Plan” has the meaning set forth in Section 3.14(a).

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“TapImmune IP Rights” means all Intellectual Property owned, licensed or controlled by TapImmune that is necessary or used in the business of TapImmune as presently conducted or as presently proposed to be conducted.

“TapImmune IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any TapImmune IP Rights.

“TapImmune Leases” has the meaning set forth in Section 3.8.

“TapImmune Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the TapImmune Material Adverse Effect, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of TapImmune and its Subsidiaries taken as a whole, including without limitation, (i) TapImmune’s chief executive officer as of the date hereof is no longer serving in such capacity, (ii) the commencement of a Legal Proceeding regarding a felony criminal act by a Governmental Body against TapImmune and/or any of its officers or directors, or (iii) any conviction of a felony criminal act against TapImmune and/or any of its officers or directors; or (b) the ability of TapImmune to consummate the Contemplated Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a TapImmune Material Adverse Effect: (i) any rejection by a Governmental Body of a registration or filing by TapImmune relating to the TapImmune IP Rights; (ii) any change in the cash position of TapImmune which results from operations in the Ordinary Course of Business; (iii) conditions generally affecting the industries in which TapImmune and its Subsidiaries participate or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on TapImmune and its Subsidiaries taken as a whole; (iv) any failure of TapImmune or any of its Subsidiaries to meet internal projections or forecast, third-party revenue or earnings predictions or any change in the price or trading volume of TapImmune Common Stock (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or predictions or any change in stock price or trading volume may constitute a TapImmune Material Adverse Effect and may be taken into account in determining whether a TapImmune Material Adverse Effect has occurred); (v) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (vi) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (vii) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements.

“TapImmune Material Contract” has the meaning set forth in Section 3.10.

“TapImmune Options” means options to purchase shares of TapImmune Common Stock issued or granted by TapImmune.

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“TapImmune Outstanding Securities Certificate” has the meaning set forth in Section 1.11(a).

“TapImmune Outstanding Shares” means, subject to Section 1.5(g), the total number of shares of TapImmune Common Stock outstanding immediately prior to the Effective Time (which shall include any shares of TapImmune Common Stock issued pursuant to any bridge financing completed prior to the Effective Time, but excluding any shares of TapImmune Common Stock issued in the TapImmune Closing Financing).

“TapImmune Outstanding Warrants/Options” means the total number of TapImmune Warrants and TapImmune Options outstanding immediately prior to the Effective Time.

“TapImmune Permits” has the meaning set forth in Section 3.12(b).

“TapImmune Product Candidates” shall have the meaning set forth in Section 3.12(d).

“TapImmune Proxy Expenses” shall have the meaning set forth in Section 9.3(d).

“TapImmune Registered IP” means all TapImmune IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“TapImmune Regulatory Permits” has the meaning set forth in Section 3.12(d).

“TapImmune SEC Documents” shall have the meaning set forth in Section 3.5(a).

“TapImmune Stockholder” means each holder of TapImmune Capital Stock as determined immediately prior to the Effective Time, and “TapImmune Stockholders” means all TapImmune Stockholders.

“TapImmune Stockholder Matters” has the meaning set forth in Section 5.3(a).

“TapImmune Stockholders’ Meeting” has the meaning set forth in Section 5.3(a).

“TapImmune Stockholder Voting and Lock-Up Agreements” has the meaning set forth in the recitals.

“TapImmune Subsidiaries” has the meaning set forth in Section 3.1(a).

“TapImmune Warrants” means the outstanding warrants to purchase TapImmune Common Stock set forth in Section 3.4(a) of the TapImmune Disclosure Schedule.

“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest, whether disputed or not.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third-Party Expenses” shall have the meaning set forth in Section 9.3(c).

“Transfer Taxes” shall have the meaning set forth in Section 5.9(c).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“WARN” means the federal and state Worker Adjustment Notification and Retraining Acts.

“Warrant Exchange Ratio” means, subject to Section 1.5(g), the following ratio (calculated to eight decimals): the quotient obtained by dividing (a) the TapImmune Outstanding Warrants/Options by (b) the Marker Outstanding Shares.

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EXHIBIT B

FORM OF MARKER STOCKHOLDER VOTING AND LOCK-UP AGREEMENT

Exhibit B

VOTING AND LOCK-UP AGREEMENT

This Voting and Lock-Up Agreement (this “Agreement”) is made and entered into as of May 15, 2018, between TapImmune Inc., a Nevada corporation (“TapImmune”), and the Persons whose names appear on the signature pages hereto (each such Person, a “Stockholder” and, collectively, the “Stockholders”), who together hold approximately 86% of the issued and outstanding shares of Common Stock of Marker. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A.           On May 15, 2018, TapImmune, Timberwolf Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of TapImmune (“Merger Sub”), and Marker Therapeutics, Inc., a Delaware corporation ( “Marker”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Marker with Marker surviving as a wholly owned subsidiary of TapImmune, all upon the terms and subject to the conditions set forth therein.

B.           The Stockholders agree to enter into this Agreement with respect to shares of Voting Stock (as defined below) held by the Stockholders.

C.           As of the date hereof, the Stockholders are the owners of, and have either sole or shared voting power over, such number of shares of Voting Stock as are indicated opposite each of their names on Schedule A attached hereto.

D.           Each of TapImmune and the Stockholders have determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Definitions. When used in this Agreement, except as set forth in the Preamble hereto, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled”, “controlling”, and “under common control with” have meanings correlative thereto. Notwithstanding the foregoing, no Stockholder shall be deemed an Affiliate of Marker or TapImmune, and vice versa.

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“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Expiration Time” shall mean the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

“Hedging Activities” means any forward sale, hedging or similar transaction involving any Voting Stock, including any transaction by which any economic risks and/or rewards or ownership of, or voting rights with respect to, any such Voting Stock are Transferred or affected.

”Joinder Agreement” means a joinder to this Agreement reasonably satisfactory to the Board of Directors of TapImmune evidencing a transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as each Stockholder.

“Lock-Up Period” shall mean the period from the Closing Date to the date that is 180 days after the Closing Date.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Term” means the period from the date hereof until the end of the Lock-Up Period.

“Transfer” shall mean any offer, direct or indirect sale, assignment, encumbrance, option, pledge, hypothecation, disposition, loan or other transfer, whether directly or indirectly, or entry into any Contract with respect to any offer, sale, assignment, encumbrance, option, right to purchase, pledge, hypothecation, disposition, loan or other transfer, whether directly or indirectly, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

“Voting Stock” shall mean, (i) prior to the Closing Date, any Marker Common Stock or any securities convertible into, exchangeable for or otherwise exercisable to acquire Marker Common Stock, or any other securities having (or being convertible into, exchangeable for or otherwise exercisable to acquire any securities having) the ordinary power to vote in the election of members of the Board of Directors of Marker, or any right to acquire within sixty days any of the foregoing, whether now owned or hereafter acquired, (ii) after the Closing Date, any TapImmune Common Stock acquired by the Stockholders pursuant to the Merger Agreement, any Marker Merger Warrants acquired by the Stockholders pursuant to the Merger Agreement and the TapImmune Common Stock which may be issued upon exercise of any Marker Merger Warrants.

2.          Subject Shares. Each Stockholder agrees that any Voting Stock that such Stockholder Beneficially Owns or owns of record shall be subject to the terms and conditions of this Agreement so long as such Voting Stock is Beneficially Owned or owned of record by such Stockholder.

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3.             Restrictions Prior to Expiration Time.

3.1.          No Transfer of Voting Stock. Until the Expiration Time, subject to Section 6, each Stockholder agrees not to: (x) Transfer any Voting Stock, (y) directly or indirectly engage in any Hedging Activities or (z) deposit any Voting Stock into a voting trust or enter into a voting agreement with respect to Voting Stock or grant any proxy, consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that any Stockholder may Transfer any such Voting Stock to any other Stockholder or any Affiliate of any such Stockholders if such Affiliate transferee executes a Joinder Agreement (each, a “Permitted Transferee”).

3.2.          The limitations set forth in Section 3.1 shall not apply to (x) any Transfer as to which the Board of Directors of TapImmune gives its prior written consent, or (y) any Transfer to another Stockholder or any of their respective Affiliates who has executed a Joinder Agreement.

3.3.          Non-permitted Transfers. Any Transfer or attempted Transfer of any Voting Stock in violation of this Section 3 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

4.             Agreement to Consent and Approve Prior to Expiration Time.

4.1.          Until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Voting Stock that is inconsistent with this Agreement or otherwise take any other action with respect to the Voting Stock that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the Marker Stockholder Written Consent, attached hereto as Exhibit A, and the consummation of the transactions contemplated by the Merger Agreement.

4.2.          Until the Expiration Time, at any meeting of the stockholders of Marker, however called, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Voting Stock to adopt the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock currently or hereinafter owned by such Stockholder in favor of (A) adopting the Merger Agreement, and approving the Merger, and the other actions contemplated by the Merger Agreement; (B) acknowledging that the approval given thereby is irrevocable and that the Stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which was attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL; (C) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL; (D) approving any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held; and (E) any other matters necessary to consummate the Contemplated Transactions that are considered and voted upon by the Marker Stockholders. Without limiting the foregoing, as promptly as practicable, and in no event later than 24 hours after the execution of the Merger Agreement, each Stockholder shall execute and deliver, or cause to be executed and delivered, to each of TapImmune and Marker, the written consent attached hereto as Exhibit A, which written consent shall adopt and approve the Merger Agreement and the Merger, and shall not be amended, rescinded or modified. Each Stockholder shall retain at all times the right to vote such Stockholder’s Voting Stock in Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 4.2 and Section 4.3 that are at any time or from time to time presented for consideration to the Marker Stockholders.

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4.3.          Until the Expiration Time, at any meeting of the stockholders of Marker, however called, or at any postponement or adjournment thereof or in any other circumstances upon which any Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock (to the extent such Voting Stock are then entitled to vote thereon), currently or hereinafter owned by such Stockholder against and withhold consent with respect to (i) any action or agreement that has or would be reasonably likely to result in any conditions to Marker’s obligations under Articles VI and VII of the Merger Agreement not being fulfilled, (ii) any amendments to Marker’s certificate of incorporation or bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing or (iii) any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of Marker. No Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

5.             Litigation. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Marker, TapImmune or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement; provided, that a Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against such Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Marker.

6.             Post-Closing Lock-Up Restrictions.

(a)          During the Lock-Up Period, each Stockholder agrees not to Transfer any Voting Stock, or directly or indirectly engage in any Hedging Activities.

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(b)          The limitations set forth in Section 6(a) shall not apply to (i) any Transfer as to which the Board of Directors of TapImmune gives its prior written consent, (ii) any Transfer in connection with a net or cashless exercise of an option solely to cover tax withholding obligations in connection with any such option exercise, (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of TapImmune Common Stock, provided that such plan does not provide for any Transfers of Voting Stock during the Lock-Up Period, (iv) any Transfer to an Affiliate of such Stockholder or, in the case of a Stockholder that is a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of such Stockholder, in each case who has executed a Joinder Agreement, (v) any Transfer to a charitable organization qualified under Rule 501(c)(3) of the Code, (vi) if the Stockholder is a natural person, to any member of Stockholder’s immediate family or to a trust or other estate planning vehicle for the benefit of the Stockholder or any member of the Stockholder’s immediate family, in each case who has executed a Joinder Agreement or (vii) any Transfer by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder; provided that with respect to (ii) above, any required filing under the Exchange Act shall include a footnote disclosure explaining that such exercise and sale was to cover tax withholding obligations of such Stockholder, and with respect to (iii) above, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such a plan, provided that reasonable notice shall be provided to TapImmune prior to any such filing, and provided further that, for the avoidance of doubt, the underlying shares of Voting Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement. For the avoidance of doubt, the restrictions set forth in this Section 6 shall not apply to any TapImmune Common Stock acquired in the open market on or after the closing of the Merger. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(c)          Non-permitted Transfers. Any Transfer or attempted Transfer in violation of this Section 6 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

7.             Legend on Securities; Stop Transfer Order.

(a)          TapImmune and Marker may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Stock in order to implement the restrictions on Transfer set forth in this Agreement.

(b)           In connection with any Transfer of shares of Voting Stock, the transferor shall provide TapImmune with such certificates, opinions and other documents as TapImmune may reasonably request to assure that such Transfer complies fully with this Agreement.

(c)           In furtherance of this Agreement, from and after the Closing Date, the Stockholders shall and hereby do authorize TapImmune to notify TapImmune’s transfer agent that there is a stop transfer order with respect to all Voting Stock subject to this Agreement (and that this Agreement places limits on the transfer of the Voting Stock). Subject to the terms of the Registration Rights Agreement between TapImmune and the Stockholders dated as of the Closing Date, the Stockholders further agree to permit TapImmune, from and after the Closing, not to register the transfer of any certificate representing any of the Voting Stock unless such transfer is made in accordance with the terms of this Agreement.

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8.             Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to TapImmune as follows:

8.1.          Organization. If such Stockholder is a corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, such Stockholder is duly organized, validly existing, and in good standing under the laws of the State of its respective jurisdiction.

8.2.          Due Authority. Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

8.3.          Ownership of the Voting Stock. As of the date hereof, such Stockholder (a) is the record or beneficial owner of the shares of Voting Stock indicated on Schedule A hereto opposite such Stockholder’s name, which constitute all of the shares of Voting Stock of Marker owned by the Stockholder as of the date hereof, and (b) has good and marketable title to such Voting Stock, free and clear of any and all Encumbrances, other than those created by this Agreement. Such Stockholder has and will have until the expiration of the Term either sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all shares of Voting Stock currently or hereinafter owned by such Stockholder. As of the date hereof, such Stockholder does not own any capital stock or other voting securities of Marker, other than the shares of Voting Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of Marker, except as set forth on Schedule A opposite such Stockholder’s name.

8.4.          No Conflict; Consents.

(a)          The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the shares of Voting Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

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(b)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

8.5.          Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that TapImmune and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

8.6.          Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

8.7.          Absence of Other Voting Agreement. Except for this Agreement and the Merger Agreement, and the prior Investor Agreements that have been terminated, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Voting Stock or other equity securities of Marker owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Voting Stock owned by such Stockholder (other than as contemplated by this Agreement or with another Stockholder who has executed this Agreement).

9.             Representations and Warranties of TapImmune. TapImmune hereby represents and warrants to the Stockholders as follows:

9.1.          Organization. TapImmune is duly organized, validly existing, and in good standing under the laws of its state of incorporation.

9.2.          Due Authority. TapImmune has the full power and authority to make, enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement by TapImmune and the consummation by TapImmune of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of TapImmune. This Agreement has been duly and validly executed and delivered by TapImmune and constitutes a valid and binding agreement of TapImmune enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

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9.3.          No Conflict; Consents.

(a)          The execution and delivery of this Agreement by TapImmune does not, and the performance by TapImmune of the obligations under this Agreement and the compliance by TapImmune with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to TapImmune, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of TapImmune, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which TapImmune is a party or by which TapImmune is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of TapImmune to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any other Person is required by or with respect to TapImmune in connection with the execution and delivery of this Agreement or the consummation by TapImmune of the transactions contemplated hereby, except for filings with the SEC of such reports under the Securities Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

9.4.          Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of TapImmune, threatened against TapImmune that would reasonably be expected to materially impair the ability of TapImmune to perform the obligations of TapImmune hereunder or to consummate the transactions contemplated hereby.

10.           Capacity as a Stockholder. Each Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of Marker, and not in the Stockholder’s capacity as a director, officer or employee of Marker.

11.           Documentation and Information. The Stockholder shall permit and hereby authorizes TapImmune and Marker to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that TapImmune or Marker reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. Marker is an intended third-party beneficiary of this Section 11.

12.           Further Assurances. The Stockholders shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as TapImmune may reasonably request in order to vest, perfect, confirm or record the rights granted to TapImmune under this Agreement.

13.           Joinder; Certain Events.

13.1.          During the Term, in the event any Stockholder Transfers any shares of Voting Stock to a Person as permitted by and in accordance with this Agreement, such transferee shall be required, as a condition to such Transfer, to execute and deliver to TapImmune a Joinder Agreement.

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13.2.          Except as provided in Section 13.1, the Stockholders agree that this Agreement and the obligations hereunder shall attach to the shares of Voting Stock referenced in Section 2 and shall be binding on any Person to which legal or beneficial ownership of such shares of Voting Stock shall pass, whether by operation of Law or otherwise. In the event of any stock split, stock dividend, merger, amalgamation, reorganization, recapitalization or other change in the capital structure of Marker or, after the Closing Date, TapImmune, affecting the Voting Stock, the number of shares of Voting Stock shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Voting Stock so issued to or acquired by the Stockholders.

14.           Termination. Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until the end of the Term; provided, that this Agreement shall earlier terminate in the event the Closing does not occur (at such date and time as when the Merger Agreement is terminated in accordance with its terms); provided further, that nothing herein shall relieve any party from liability for any intentional breach of this Agreement prior to such termination.

15.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in TapImmune any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Voting Stock. All rights, ownership and economic benefits of and relating to the Stockholders’ shares of Voting Stock shall remain vested in and belong to the Stockholders, and TapImmune shall have no authority to direct the Stockholders in the voting or disposition of any of the shares of Voting Stock except as otherwise provided herein.

16.           Miscellaneous.

16.1.          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

16.2.          Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement. This Section 16.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing Date or the termination of this Agreement.

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16.3.          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

16.4.          Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

16.5.          Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

16.6.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)          if to any Stockholder, to the address set forth on such Stockholder’s signature page attached hereto:

with a concurrent copy to (which shall not be considered notice):

Winthrop & Weinstine, P.A.

225 South Sixth Street, Suite 3500

Minneapolis, MN 55402-4629

Telephone No.: (612) 604-6677

Facsimile No.: (612) 604-6877

Attention: Mark R. Gleeman

E-Mail: mgleeman@winthrop.com

(ii)         if to TapImmune, to:

5 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Telephone No.: (904) 862-6496

Attention: Peter Hoang

E-Mail: phoang@tapimmune.com

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with a concurrent copy to (which shall not be considered notice):

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, Texas 77002

Telephone No.: (713) 238-1887

Facsimile No.: (713) 225-2340

Attention:       Paul Pryzant

E-Mail:            ppryzant@seyfarth.com

16.7.          Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Texas; and (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no Party shall object to the removal of such action or suit to any federal court located in the Southern District of Texas.

16.8.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.9.          Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.10.         Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

16.11.         Effect of Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

16.12.         No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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16.13.         Expenses. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

16.14.         No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

TAPIMMUNE INC.

By:
Name:	Peter Hoang
Title:	Chief Executive Officer, President

[Signature page to Voting and Lock-Up Agreement]

STOCKHOLDERS:

By:
Name:
Title:

Notice Address:

[Signature page to Voting and Lock-Up Agreement]

Schedule A

Name of Stockholder	No. Shares of Marker Common Stock

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EXHIBIT A

Marker Stockholder Written Consent

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EXHIBIT C

FORM OF TAPIMMUNE STOCKHOLDER VOTING AND LOCK-UP AGREEMENT

Exhibit C

VOTING AND LOCK-UP AGREEMENT

This Voting and Lock-Up Agreement (this “Agreement”) is made and entered into as of May 15, 2018, between Marker Therapeutics, Inc., a Delaware corporation (the “Marker”), and the Persons whose names appear on the signature pages hereto (each such Person, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A.           On May 15, 2018, Marker, TapImmune Inc., a Nevada corporation (“TapImmune”) and Timberwolf Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of TapImmune (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Marker with Marker surviving as a wholly owned subsidiary of TapImmune, all upon the terms and subject to the conditions set forth therein.

B.            The Stockholders agree to enter into this Agreement with respect to shares of Voting Stock (as defined below) held by the Stockholders.

C.            As of the date hereof, the Stockholders are the owners of, and have either sole or shared voting power over, such number of shares of Voting Stock as are indicated opposite each of their names on Schedule A attached hereto.

D.            Each of Marker and the Stockholders have determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Definitions. When used in this Agreement, except as set forth in the Preamble hereto, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled”, “controlling”, and “under common control with” have meanings correlative thereto. Notwithstanding the foregoing, no Stockholder shall be deemed an Affiliate of Marker or TapImmune, and vice versa.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

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“Expiration Time” shall mean the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

“Hedging Activities” means any forward sale, hedging or similar transaction involving any Voting Stock, including any transaction by which any economic risks and/or rewards or ownership of, or voting rights with respect to, any such Voting Stock are Transferred or affected.

“Joinder Agreement” means a joinder to this Agreement reasonably satisfactory to the Board of Directors of Marker evidencing a transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as each Stockholder.

“Lock-Up Period” shall mean the period from the Closing Date to the date that is 180 days after the Closing Date.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Term” means the period from the date hereof until the end of the Lock-Up Period.

“Transfer” shall mean any offer, direct or indirect sale, assignment, encumbrance, option, pledge, hypothecation, disposition, loan or other transfer, whether directly or indirectly, or entry into any Contract with respect to any offer, sale, assignment, encumbrance, option, right to purchase, pledge, hypothecation, disposition, loan or other transfer, whether directly or indirectly, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

“Voting Stock” shall mean, (i) prior to the Closing Date, any TapImmune Common Stock, or any securities convertible into, exchangeable for or otherwise exercisable to acquire TapImmune Common Stock, or any other securities having (or being convertible into, exchangeable for or otherwise exercisable to acquire any securities having) the ordinary power to vote in the election of members of the Board of Directors of TapImmune, or any right to acquire within sixty days any of the foregoing, whether now owned or hereafter acquired and (ii) after the Closing Date, any TapImmune Common Stock or other securities Beneficially Owned or of record as of the Closing.

2.             Subject Shares. Each Stockholder agrees that any Voting Stock that such Stockholder Beneficially Owns or owns of record shall be subject to the terms and conditions of this Agreement so long as such Voting Stock is Beneficially Owned or owned of record by such Stockholder.

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3.             Restrictions Prior to Expiration Time.

3.1           No Transfer of Voting Stock. Until the Expiration Time, subject to Section 6, each Stockholder agrees not to: (x) Transfer any Voting Stock, (y) directly or indirectly engage in any Hedging Activities or (z) deposit any Voting Stock into a voting trust or enter into a voting agreement with respect to Voting Stock or grant any proxy, consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that any Stockholder may Transfer any such Voting Stock to any other Stockholder or any Affiliate of any such Stockholders if such Affiliate transferee executes a Joinder Agreement (each, a “Permitted Transferee”).

3.2           The limitations set forth in Section 3.1 shall not apply to (x) any Transfer as to which the Board of Directors of Marker gives its prior written consent or (y) any Transfer to another Stockholder or any of their respective Affiliates who has executed a Joinder Agreement.

3.3           Non-permitted Transfers. Any Transfer or attempted Transfer of any Voting Stock in violation of this Section 3 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

4.             Agreement to Consent and Approve Prior to Expiration Time.

4.1           Until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Voting Stock that is inconsistent with this Agreement or otherwise take any other action with respect to the Voting Stock that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the approval of the TapImmune Stockholder Matters and the consummation of the transactions contemplated by the Merger Agreement.

4.2           Until the Expiration Time, at any meeting of the stockholders of TapImmune, however called, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Voting Stock to adopt the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock currently or hereinafter owned by such Stockholder (a) in favor of (A) the issuance of shares of TapImmune Common Stock, Marker Merger Warrants and Additional Merger Warrants, if any, to the Marker Stockholders pursuant to the terms of the Merger Agreement, (B) the Reincorporation, (C) the increase in the authorized shares of TapImmune Common Stock in the TapImmune certificate of incorporation, (D) the name change of TapImmune in TapImmune’s certificate of incorporation, and (E) an increase in the number of authorized shares reserved for issuance under the 2014 TapImmune Plan, and (b) against any Acquisition Proposal.

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4.3           Until the Expiration Time, at any meeting of the stockholders of TapImmune, however called, or at any postponement or adjournment thereof or in any other circumstances upon which any Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock (to the extent such Voting Stock are then entitled to vote thereon), currently or hereinafter owned by such Stockholder against and withhold consent with respect to (i) any action or agreement that has or would be reasonably likely to result in any conditions to TapImmune’s obligations under Articles VI and VIII of the Merger Agreement not being fulfilled, (ii) any amendments to TapImmune’s certificate of incorporation or bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing or (iii) any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of TapImmune. No Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

5.             Litigation. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Marker, TapImmune or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement; provided, that a Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against such Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of TapImmune.

6.             Post-Closing Lock-Up Restrictions.

(a)          During the Lock-Up Period, each Stockholder agrees not to Transfer any Voting Stock, or directly or indirectly engage in any Hedging Activities.

(b)          The limitations set forth in Section 6(a) shall not apply to (i) any Transfer as to which the Board of Directors of TapImmune gives its prior written consent, (ii) any Transfer in connection with a net or cashless exercise of an option solely to cover tax withholding obligations in connection with any such option exercise, (iii) any Transfer effected solely to cover tax withholding obligations arising as a result of the vesting or delivery of Voting Stock with respect to restricted stock, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of TapImmune Common Stock, provided that such plan does not provide for any Transfers of Voting Stock during the Lock-Up Period, (v) any Transfer to an Affiliate of such Stockholder or, in the case of a Stockholder that is a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of such Stockholder, in each case who has executed a Joinder Agreement, (vi) any Transfer to a charitable organization qualified under Rule 501(c)(3) of the Code, (vii) if the Stockholder is a natural person, to any member of Stockholder’s immediate family or to a trust or other estate planning vehicle for the benefit of the Stockholder or any member of the Stockholder’s immediate family, in each case who has executed a Joinder Agreement or (viii) any Transfer by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder; provided that with respect to (ii) and (iii) above, any required filing under the Exchange Act shall include a footnote disclosure explaining that such exercise and sale was to cover tax withholding obligations of such Stockholder, and with respect to (iv) above, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such a plan, provided that reasonable notice shall be provided to TapImmune prior to any such filing, and provided further that, for the avoidance of doubt, the underlying shares of Voting Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement. For the avoidance of doubt, the restrictions set forth in this Section 6 shall not apply to any TapImmune Common Stock acquired in the open market on or after the closing of the Merger. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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(c)          Non-permitted Transfers. Any Transfer or attempted Transfer in violation of this Section 6 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

7.             Legend on Securities; Stop Transfer Order.

(a)          TapImmune and Marker may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Stock in order to implement the restrictions on Transfer set forth in this Agreement.

(b)          In connection with any Transfer of shares of Voting Stock, the transferor shall provide TapImmune or Marker with such certificates, opinions and other documents as TapImmune or Marker may reasonably request to assure that such Transfer complies fully with this Agreement.

(c)          In furtherance of this Agreement, from and after the Closing Date, the Stockholders shall and hereby do authorize TapImmune to notify TapImmune’s transfer agent that there is a stop transfer order with respect to all Voting Stock subject to this Agreement (and that this Agreement places limits on the transfer of the Voting Stock). The Stockholders further agree to permit TapImmune, from and after the Closing, not to register the transfer of any certificate representing any of the Voting Stock unless such transfer is made in accordance with the terms of this Agreement.

8.             Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Marker as follows:

8.1           Organization. If such Stockholder is a corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, such Stockholder is duly organized, validly existing, and in good standing under the laws of the State of its respective jurisdiction.

8.2           Due Authority. Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

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8.3           Ownership of the Voting Stock. As of the date hereof, such Stockholder (a) is the record or beneficial owner of the shares of Voting Stock indicated on Schedule A hereto opposite such Stockholder’s name, which constitute all of the shares of Voting Stock of TapImmune owned by the Stockholder as of the date hereof, and (b) has good and marketable title to such Voting Stock, free and clear of any and all Encumbrances, other than those created by this Agreement. Such Stockholder has and will have until the expiration of the Term either sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all shares of Voting Stock currently or hereinafter owned by such Stockholder. As of the date hereof, such Stockholder does not own any capital stock or other voting securities of TapImmune, other than the shares of Voting Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of TapImmune, except as set forth on Schedule A opposite such Stockholder’s name.

8.4           No Conflict; Consents.

(a)          The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the shares of Voting Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

8.5           Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that Marker is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

8.6           Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

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8.7           Absence of Other Voting Agreement. Except for this Agreement and the Merger Agreement, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Voting Stock or other equity securities of TapImmune owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Voting Stock owned by such Stockholder (other than as contemplated by this Agreement or with another Stockholder who has executed this Agreement).

9.             Representations and Warranties of Marker. Marker hereby represents and warrants to the Stockholders as follows:

9.1           Organization. Marker is duly organized, validly existing, and in good standing under the laws of its state of incorporation.

9.2           Due Authority. Marker has the full power and authority to make, enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement by Marker and the consummation by Marker of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Marker. This Agreement has been duly and validly executed and delivered by Marker and constitutes a valid and binding agreement of Marker enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

9.3           No Conflict; Consents.

(a)          The execution and delivery of this Agreement by Marker does not, and the performance by Marker of the obligations under this Agreement and the compliance by Marker with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to Marker, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of Marker, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which Marker is a party or by which Marker is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Marker to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)          No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any other Person is required by or with respect to Marker in connection with the execution and delivery of this Agreement or the consummation by Marker of the transactions contemplated hereby, except for filings with the SEC of such reports under the Securities Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

9.4           Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of Marker, threatened against Marker that would reasonably be expected to materially impair the ability of Marker to perform the obligations of Marker hereunder or to consummate the transactions contemplated hereby.

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10.           Fiduciary Duties. The Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of TapImmune or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to TapImmune or its stockholders. Each Stockholder is entering into this Agreement solely in his or her capacity as the owner of such Stockholder’s shares of Voting Stock.

11.           Documentation and Information. The Stockholder shall permit and hereby authorizes TapImmune and Marker to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that TapImmune or Marker reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. TapImmune is an intended third-party beneficiary of this Section 11.

12.           Further Assurances. The Stockholders shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Marker may reasonably request in order to vest, perfect, confirm or record the rights granted to Marker under this Agreement.

13.           Joinder; Certain Events.

13.1         During the Term, in the event any Stockholder Transfers any shares of Voting Stock to a Person as permitted by and in accordance with this Agreement, such transferee shall be required, as a condition to such Transfer, to execute and deliver to Marker a Joinder Agreement.

13.2         Except as provided in Section 13.1, the Stockholders agree that this Agreement and the obligations hereunder shall attach to the shares of Voting Stock referenced in Section 2 and shall be binding on any Person to which legal or beneficial ownership of such shares of Voting Stock shall pass, whether by operation of Law or otherwise. In the event of any stock split, stock dividend, merger, amalgamation, reorganization, recapitalization or other change in the capital structure of TapImmune, affecting the Voting Stock, the number of shares of Voting Stock shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Voting Stock so issued to or acquired by the Stockholders.

14.           Termination. Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until the end of the Term; provided that this Agreement shall earlier terminate in the event the Closing does not occur (at such date and time as when the Merger Agreement is terminated in accordance with its terms); provided further, that nothing herein shall relieve any party from liability for any intentional breach of this Agreement prior to such termination.

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15.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Marker any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Voting Stock. All rights, ownership and economic benefits of and relating to the Stockholders’ shares of Voting Stock shall remain vested in and belong to the Stockholders, and Marker shall have no authority to direct the Stockholders in the voting or disposition of any of the shares of Voting Stock except as otherwise provided herein.

16.           Miscellaneous.

16.1         Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

16.2         Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement. This Section 16.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing Date or the termination of this Agreement.

16.3         Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

16.4         Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

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16.5         Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

16.6         Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)          if to any Stockholder, to the address set forth on such Stockholder’s signature page attached hereto:

with a concurrent copy to (which shall not be considered notice):

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, Texas 77002

Telephone No.: (713) 238-1887

Facsimile No.: (713) 225-2340

Attention: Paul Pryzant

E-Mail: ppryzant@seyfarth.com

(ii)         if to Marker, to:

33 5th Avenue N.W., Suite 800

New Brightson, Minnesota 55112

Telephone No.: (651) 628-9259

Facsimile No.: (651) 628-9507

Attention: John Wilson

E-mail: john.wilson@wilsonwolf.com

with a concurrent copy to (which shall not be considered notice):

with a copy to:

Winthrop & Weinstine, P.A.

225 South Sixth Street, Suite 3500

Minneapolis, MN 55402-4629

Telephone No.: (612) 604-6677

Facsimile No.: (612) 604-6877

Attention: Mark R. Gleeman

E-Mail: mgleeman@winthrop.com

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16.7         Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Texas; and (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no Party shall object to the removal of such action or suit to any federal court located in the Southern District of Texas.

16.8         WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.9         Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.10         Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

16.11         Effect of Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

16.12         No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

16.13         Expenses. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

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16.14         No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

MARKER THERAPEUTICS, INC.

By:
Name: John R. Wilson
Title: President

[Signature page to Voting and Lock-Up Agreement]

STOCKHOLDERS:

By:
Name:
Title:

Notice Address:

[Signature page to Voting and Lock-Up Agreement]

Schedule A

Name of Stockholder	No. Shares of Common Stock

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EXHIBIT D

SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

Exhibit D

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

[                              ]

Marker Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:             The name of the corporation is [     ].

SECOND:        The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD:            The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH:        The total number of shares of stock which the Corporation is authorized to issue is 1,000. All shares shall be Common Stock, $0.001 par value per share, and are to be of one class.

FIFTH:            Unless and except to the extent that the by-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH:            To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SEVENTH:

1.          Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Seventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in the specific case by the board of directors of the Corporation.

2.          Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.          Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.          Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expense (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.          Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.          Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

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7.          Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.          Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.          Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Seventh shall not adversely affect any right or protection hereunder of any person in repect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit fo any Indemnified Person and such person’s heirs, executors and administrators.

EIGHTH:           Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Corporation’s certificate of incorporation or the Corporation's By-laws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent ot the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction fo a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Eighth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Artilce Eighth (including, without limitation, each portion of any sentence of this Article Eighth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation's ongoing consent right as set forth above in this Article Eighth with respect to any current or future actions or claims.

D-3

NINTH:           In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the By-laws or adopt new By-laws without any action on the part of the stockholders; provided that any By-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

TENTH:           The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or the By-laws, from time to time, to amend, alter or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

ELEVENTH:     This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of Delaware. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation and directed that the proposed amendments and restatement be considered by the stockholders of the Corporation. This Amended and Restated Certificate of Incorporation was approved by the sole holder of the all of the shares of the Corporation outstanding in accordance with Section 228 of the General Corporation Law of Delaware.

[signature page follows]

D-4

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its chief executive officer and president this [  ] day of [     ], 2018.

[ ], INC.

Name:
Title:

EXHIBIT E

MARKER STOCKHOLDER WRITTEN CONSENT

Exhibit E

WRITTEN CONSENT

OF

THE STOCKHOLDERS

OF

MARKER THERAPEUTICS, INC.

(a Delaware corporation)

May [  ], 2018

The undersigned stockholders, representing a majority of the issued and outstanding shares of capital stock of Marker Therapeutics, Inc., a Delaware corporation (the “Company”), do hereby waive the giving of any notice of action or a meeting of the stockholders and hereby consent to the taking of the following actions and do hereby adopt the following resolutions by written consent in lieu of a meeting (the “Written Consent ”) pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the “DGCL”):

Approval of Merger

WHEREAS, the Board of Directors of the Company has previously declared advisable, approved and adopted the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of May 15, 2018, by and among the Company, TapImmune Inc., a Nevada corporation (“Parent”), and Timberwolf Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), an executed copy of which is attached as Exhibit A hereto, providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Board of the Directors of the Company has recommended that the stockholders of the Company adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger;

WHEREAS, pursuant to Section 251 of the DGCL, to adopt and approve the Merger Agreement, the Company must obtain the affirmative vote or written consent of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon; and

WHEREAS, the undersigned stockholders constitute the holders of a majority of the issued and outstanding shares of capital stock of the Company;

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, be and hereby are approved, authorized and adopted on the terms and conditions set forth in the Merger Agreement by the undersigned stockholders of the Company pursuant to the provisions of the DGCL and the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and this resolution shall constitute the affirmative consent of the holders of the undersigned for all purposes of the DGCL, the Certificate of Incorporation or otherwise;

E-1

General

RESOLVED, that all acts, transactions, or agreements undertaken prior to the adoption of the foregoing resolutions by any of the directors, officers or authorized representatives of the Company in its name and for its account in connection with the foregoing matters are hereby ratified, confirmed and approved in all respects; and be it further

RESOLVED, that the officers of the Company be, and each of them severally hereby is, empowered, authorized and directed to take such actions as they may deem necessary or convenient to carry out the intent of any and all of the foregoing resolutions, provided that in the case of an amendment to the Merger Agreement following the date hereof, any such amendment shall be subject to the terms set forth in the DGCL, including any requirement to obtain the consent of the stockholders of the Company in connection therewith.

Acknowledgement

Each of the undersigned stockholders hereby acknowledges and agrees that: (i) the adoption and approval of the Merger and the other transactions contemplated by the Merger Agreement is irrevocable and that such stockholder is aware it may have the right to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which is attached hereto, and that such stockholder has received and read a copy of Section 262 of the DGCL, (ii) by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL, (iii) the shares of common stock it will acquire pursuant to the terms of the Merger and the shares of common stock issuable upon exercise of the warrants it will acquire pursuant to the terms of the Merger (the “Shares”), will be for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act, (iv) it constitutes an “accredited investor,” as that term is defined in Rule 501 under the Securities Act, (v) it has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company, (vi) it has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares pursuant to the terms of the Merger Agreement and to make an informed investment decision with respect thereto, (vii) it can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period, (viii) it understand that (a) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (b) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (c) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares.

[Remainder of Page Intentionally Left Blank]

E-2

IN WITNESS WHEREOF, the undersigned has set his hand hereto effective as of the date first written above.

John R. Wilson

[Signature Page to Stockholder Consent - Marker Therapeutics, Inc.]

Juan F. Vera

[Signature Page to Stockholder Consent - Marker Therapeutics, Inc.]

Ann M. Leen

[Signature Page to Stockholder Consent - Marker Therapeutics, Inc.]

SALT FREE LP

By:
Name:	Malcolm K. Brenner
Title:	General Partner

By:
Name:	Cliona M. Rooney
Title:	General Partner

[Signature Page to Stockholder Consent - Marker Therapeutics, Inc.]

Helen E. Heslop

[Signature Page to Stockholder Consent - Marker Therapeutics, Inc.]

Exhibit A

Merger Agreement

Exhibit A to Stockholder Consent - Marker Therapeutics, Inc.

Exhibit B

SECTION 262 OF THE

GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

Exhibit B to Stockholder Consent - Marker Therapeutics, Inc.

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

Exhibit B to Stockholder Consent - Marker Therapeutics, Inc.

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

Exhibit B to Stockholder Consent - Marker Therapeutics, Inc.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

Exhibit B to Stockholder Consent - Marker Therapeutics, Inc.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

Exhibit B to Stockholder Consent - Marker Therapeutics, Inc.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l ) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit B to Stockholder Consent - Marker Therapeutics, Inc.

EXHIBIT F

FORM OF WARRANT

Exhibit F

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

WARRANT NO.:______________	NUMBER OF SHARES:

DATE OF ISSUANCE: _________, 2018	(subject to adjustment hereunder)

EXPIRATION DATE: _________, 2023

WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF

TAPIMMUNE INC.

This Warrant is issued to__________________, or its registered assigns (including any successors or assigns, the “Warrantholder”), which is hereby acknowledged in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of May 15, 2018, by and among TapImmune Inc., a Nevada corporation (the “Company”), Timberwolf Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Marker Therapeutics, Inc., a Delaware corporation (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”).

1.          EXERCISE OF WARRANT.

(a)          Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein and set forth in the Merger Agreement, the Warrantholder is entitled to purchase from the Company up to _________ shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) (as adjusted from time to time pursuant to the provisions of this Warrant) (the “Warrant Shares”), at a purchase price of $2.99 per share (the “Exercise Price”), on or before 5:00 p.m. New York City time on the fifth anniversary of the Date of Issuance (the “Expiration Date”) (subject to earlier termination of this Warrant as set forth herein).

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(b)          Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Warrantholder may exercise this Warrant in accordance with Section 5 herein, by either:

(1)         wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or

(2)         exercising of the right to credit the Exercise Price against the Fair Market Value of the Warrant Shares (as defined below) at the time of exercise (the “Net Exercise”) pursuant to Section 1(c).

Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(c)          Net Exercise. If the Company shall receive written notice from the Warrantholder at the time of exercise of this Warrant that the holder elects to Net Exercise the Warrant, the Company shall deliver to such Warrantholder (without payment by the Warrantholder of any exercise price in cash) that number of Warrant Shares computed using the following formula:

Where

X =	The number of Warrant Shares to be issued to the Warrantholder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The Fair Market Value of one (1) share of Common Stock on the trading date immediately preceding the date on which Warrantholder elects to exercise this Warrant.

B =	The Exercise Price (as adjusted hereunder).

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The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”), (y) if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock as reported by Bloomberg or, (z) if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s Board of Directors.

“OTC Markets” shall mean either OTC QX or OTC QB of the OTC Markets Group, Inc.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Markets (or any successors to any of the foregoing).

(d)          Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a net exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of Warrant Shares to the Warrantholder pursuant to the provisions of Section 1(c) above and this Section 1(d).

2.          CERTAIN ADJUSTMENTS.

(a)          Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1)         Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

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(2)         Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Warrantholders immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(b)         Notice to Warrantholder. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change of Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Warrantholder a notice of such transaction at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(c)         Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d)        Treatment of Warrant upon a Change of Control.

(1)         If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then a holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to purchase, and the other obligations under this Warrant.

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(2)         As used in this Warrant, a “Change of Control” shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly at least a majority of the voting power of the capital stock of the Company.

3.          NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

4.          NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Warrantholder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) except as provided in Section 8 below.

5.          MECHANICS OF EXERCISE.

(a)          Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the address of the Warrantholder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A by facsimile or e-mail attachment and paying the Exercise Price (unless the Warrantholder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the holder by crediting the account of the holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the holder in the Notice of Exercise by the end of the day on the date that is three (3) trading days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (the “Warrant Share Delivery Date”), unless exercised by means of a cashless exercise pursuant to Section 1(c). The Warrant Shares shall be deemed to have been issued, and the holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by Net Exercise) and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, having been paid.

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(b)          Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Warrantholder the Warrant Shares pursuant to Section 5(a) by the Warrant Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.

6.          CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Warrantholder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

7.          COMPLIANCE WITH SECURITIES LAWS.

(a)          The Warrantholder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Warrantholder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)          Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Warrantholder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c)          The Warrantholder acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act:

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“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

8.         REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.         NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

10.        TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

11.        TRANSFERS; EXCHANGES.

(a)          Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred by the Warrantholder to any Affiliate (as defined below) with respect to any or all of the Warrant Shares purchasable hereunder (a “Permitted Transfer”). For a transfer of this Warrant as an entirety by the Warrantholder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Warrantholder, and shall issue to the Warrantholder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred. The term “Affiliate” as used herein means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, and any officers, employees or partners of the Warrantholder.

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(b)          Upon any Permitted Transfer, this Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Warrantholder and signed by the Warrantholder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

12.        AUTHORIZED SHARES. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be quoted or listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

13.        MISCELLANEOUS.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, both substantive and remedial, without regard to Delaware conflicts of law principles. Any judicial proceeding brought under this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the Court of Chancery of the State of Delaware, or in the United States District Court for the District of Delaware.

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(b)          All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at TapImmune Inc., 5 West Forsyth Street, Suite 200, Jacksonville, FL 32202 Attn: Mr. Peter L. Hoang, e-mail: phoang@tapimmune.com; with a copy to (which shall not constitute notice) Seyfarth Shaw LLP, 700 Milam Street, Ste. 1400, Houston, Texas 77002, Attn: Paul Pryzant, Esq., e-mail: ppryzant@seyfarth.com, and (b) if to the Warrantholder, at such address or addresses (including copies to counsel) as may have been furnished by the Warrantholder to the Company in writing.

(c)          The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above.

TAPIMMUNE INC.

By:

Name:	Peter L. Hoang
Title:	Chief Executive Officer, President

[Signature Page to Marker Merger Warrant]

EXHIBIT A

NOTICE OF EXERCISE
(To be signed only upon exercise of Warrant)

To: TapImmune Inc.

The undersigned, the Warrantholder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (________) shares of Common Stock of TapImmune Inc. and (choose one)

__________ herewith makes payment of ___________________________ Dollars ($_________) thereof

or

__________ elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ____________________________________________________________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED:

(Signature must conform in all respects to
name of the Warrantholder as specified on
the face of the Warrant)

[___________]
Address:

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EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [_________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of TapImmune Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:

By:

Its:

Address:

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EXHIBIT G

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit G

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into effective as of [●], 2018 (the “Effective Date”) between TAPIMMUNE INC., a Nevada corporation (the “Company”), and the persons who have executed the signature page(s) hereto (each, a “Holder” and collectively, the “Holders”).

RECITALS:

WHEREAS, on May 15, 2018, the Company, Timberwolf Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Marker Therapeutics, Inc., a Delaware corporation (“Marker”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub has been merged with and into Marker, with Marker being the surviving corporation and becoming a wholly-owned subsidiary of the Company (the “Merger”); and

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Holders acquired shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), and warrants to purchase share of the Company Common Stock (the “Warrants”); and

WHEREAS, in order to induce the Holders to adopt and approve the Merger Agreement and approve the Merger and other transactions contemplated in the Merger Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.          Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Allowed Delay” has the meaning set forth in Section 3(d)(2).

“Approved Market” means the Over-the-Counter Bulletin Board, the OTC Markets, the Pink Sheets, the Nasdaq Stock Market, the New York Stock Exchange or the NYSE MKT Exchange.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Holders that they are required to suspend offers and sales of Registrable Securities because a Suspension Event has occurred and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume.

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“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Effective Date” has the meaning given it in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations, and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Majority Holders” means at any time Holders representing a majority of the Registrable Securities.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners, (b) with respect to a corporation, its stockholders, (c) with respect to a limited liability company, its members or former members, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

“Piggyback Registration” means, in any registration of Common Stock as set forth in Section 3(b), the ability of holders of Registrable Securities to include Registrable Securities in such registration.

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The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

“Registrable Securities” means the Shares and the Registrable Warrant Shares, but excluding, subject to Section 3(d), (i) any Registrable Securities that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise, without any limitations or restrictions, (ii) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

“Registration Filing Date” means the date that is 180 days after the date of the closing of the Merger.

“Registration Statement” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Shelf Registration Statement” means a Shelf Registration Statement as defined in Section 3(a).

“Suspension Event” means the occurrence of any of the following events:

(i) a majority of the board of directors of the Company determines in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) the sale of Registrable Securities pursuant to such Shelf Registration Statement or other registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, or (C)(x) the Company has a bona fide business purpose for preserving the confidentiality of a material transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such a material transaction, or (z) such a material transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement or other registration statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement or other registration statement on a post-effective basis, as applicable;

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(ii) a majority of the board of directors of the Company determines in good faith that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Shelf Registration Statement or other registration statement or file a post-effective amendment to such Shelf Registration Statement or other registration statement in order to ensure that the prospectus included in the Shelf Registration Statement or other registration statement (1) contains the information required by the form on which such Shelf Registration Statement or other registration statement was filed ,or (2) discloses any facts or events arising after the effective date of the Shelf Registration Statement or other registration statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or

(iii)  a majority of the Company’s board of directors determines in good faith that an event has occurred or is continuing as a result of which the Shelf Registration Statement, other registration statement or Prospectus contained therein contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading causing such Shelf Registration Statement, other registration statement or Prospectus contained therein not to be usable for resale of the Registrable Shares during the period required by this Agreement.

“Trading Day” means (a) if the Common Stock is listed or quoted on an Approved Market, then any day during which securities are generally eligible for trading on the Approved Market, or (b) if the Common Stock is not then listed or quoted and traded on an Approved Market, then any business day.

2.              Term. This Agreement shall continue in full force and effect until the one (1) year anniversary of the SEC Effective Date, unless terminated sooner hereunder.

3.              Registration.

(a)          Mandatory Shelf Registration.

(i)          Not later than the Registration Filing Date, if the Company has not already filed a Registration Statement in which Holders exercised their Piggyback Registration rights under Section 3(b) below and such Registration Statement has not been declared effective, the Company shall file with the Commission a shelf Registration Statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities beneficially owned by the Holders (the “Shelf Registration Statement”). The Company agrees to use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC within 90 calendar days after the initial date of filing thereof. Except as may be provided herein, the Company shall have no right to withdraw the Shelf Registration Statement.

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(ii)         The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to remain continuously effective until the earliest of (A) the sale pursuant to a registration statement of all of the Registrable Securities covered by the Shelf Registration Statement, (B) the sale, transfer or other disposition pursuant to Rule 144 of all of the Registrable Securities covered by the Shelf Registration Statement, (C) such time as the Registrable Securities covered by the Shelf Registration Statement that are not held by Affiliates of the Company are, in the opinion of counsel to the Company, eligible for resale pursuant to Rule 144 without any limitations or restrictions, or (D) such time as all of the Registrable Securities covered by the Shelf Registration Statement have been sold to the Company or any of its subsidiaries. The Shelf Registration Statement shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder.

(iii)        If the Majority Holders intend to distribute Registrable Securities under the Shelf Registration Statement by means of an underwritten offering, the Majority Holders will so advise the Company. In such event, the Majority Holders will have the right to select one bookrunner for the offering, provided that such bookrunner is reasonably satisfactory to the Company. The expenses and compensation of any underwriters in any underwritten offering pursuant to the Shelf Registration Statement shall be the sole responsibility of the Holders whose Registrable Securities are included in any such Registration Statement.

(b)          Piggyback Registration. In addition to the Company agreement pursuant to Section 3(a) above, if the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company shall promptly give to the Holders written notice thereof (and in no event shall such notice be given less than 20 calendar days prior to the filing of such registration statement), and shall, subject to Section 3(d), include as a Piggyback Registration of all of the Registrable Securities specified in a written request delivered by the Holder thereof within 10 calendar days after receipt of such written notice from the Company together with a completed and duly executed Selling Securityholder Notice and Questionnaire in the form attached hereto as Annex A. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

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(c)          Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Holders of the Registrable Securities eligible for inclusion in such Registration Statement pursuant to Section 3(b). In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or the selling stockholders, as applicable. Notwithstanding any other provision of this Section, if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Holders as follows:

(i)          If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein but in no event less than 50% of the Registerable Securities; and

(ii)         If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand and then, subject to obligations and commitments existing as of the date hereof, to all other selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder’s Registrable Securities therefrom by delivering a written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

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(d)          Cutbacks:

(1)(a) if the Commission does not declare the Registration Statement effective, or (b) if the Commission allows the Registration Statement to be declared effective, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for (a) or (b) is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that in the case of (b) the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder. In any such pro rata reduction, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by (i) first, the Registrable Securities represented by the Registrable Warrant Shares (applied, in the case that some Registrable Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Warrant Shares held by such Holders on a fully diluted basis), and (ii) second, Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders) only if the issue of the Commission with the Registration Statement is the inclusion of the Registrable Securities. In addition, any such affected Holder shall be entitled to Piggyback Registration rights after the Registration Statement is declared effective by the Commission until such time as: (AA) all Registrable Securities have been registered pursuant to an effective Registration Statement, (BB) the Registrable Securities may be resold pursuant to Rule 144 of the Securities Act without any limitations or restrictions, or (CC) the Holder agrees to be named as an underwriter in any such registration statement. The Holders acknowledge and agree the provisions of this paragraph may apply to more than one Registration Statement; and

(2)         For not more than thirty (30) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any Registration Statement contemplated by this Section upon the occurrence of any Suspension Event (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

4.            Registration Procedures for Registrable Securities. The Company will keep each Holder included as a selling stockholder in the Registration Statement reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

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(a)          prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement on Form S-3, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective for a period of three years or for such shorter period ending on the earlier to occur of (i) the date as of which all of the Holders as selling stockholders thereunder may sell all of the Registrable Securities registered for resale thereon without any limitations or restrictions under paragraphs (e) or (f) of Rule 144 or (ii) the date when all of the Registrable Securities registered thereunder shall have been sold (the “Effectiveness Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto);

(b)          if the Registration Statement is subject to review by the Commission, respond in a commercially reasonable manner to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)          prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period and to permit Holders to sell;

(d)          furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

(e)          use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f)          notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of any Suspension Event, and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

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(g)          comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h)          as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)          use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC Bulletin Board or such other Approved Market on which securities of the same class or series issued by the Company are then listed or traded;

(j)          provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(k)          if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of any necessary prospectus supplements with respect to the resale or certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request; and

(l)          take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

5.              Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of a Suspension Event or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.              Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants and up to $15,000 for the legal fees for one legal counsel to Holders; provided, that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section and Section 9, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

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7.              Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

8.              Information by Holder. A Holder of Registrable Securities included in any registration agrees to timely cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Shelf Registration Statement or other registration statement hereunder and shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required in order to comply with any applicable law or regulation in connection with the registration of such Holder’s Registrable Securities or any qualification or compliance with respect to such Holder’s Registrable Securities and referred to in this Agreement.

9.              Indemnification.

(a)          In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, defend, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with this Agreement; and, upon request, the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

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(b)          As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 9 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the registration statement or such prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(f) hereof, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the advice contemplated in Section 4(f). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)          Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

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(d)          If the indemnification provided for in Section 9(a) or 9(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(e)          Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

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10.            Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144, (iii) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the Commission permitting the selling of any such Registrable Securities without registration, and (iv) undertake any additional actions commercially reasonably necessary to maintain the availability of the use of Rule 144.

11.            Independent Nature of Each Holder’s Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and each Holder shall not be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

12.            Miscellaneous.

(a)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, both substantive and remedial, without regard to Delaware conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the Court of Chancery of the State of Delaware, or in the United States District Court for the District of Delaware and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)          Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)          Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

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(d)          No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(e)          Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f)          Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

TapImmune Inc.
5 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Telephone No.: (904) 862-6496

Attention: Peter Hoang

E-Mail: phoang@tapimmune.com

with copy to:

Seyfarth Shaw LLP
700 Milam Street, Suite 1400
Houston, Texas 77002
Telephone No.: (713) 238-1887
Facsimile No.: (713) 225-2340
Attention:    Paul Pryzant
E-Mail:        ppryzant@seyfarth.com

If to the Holders:

To each Holder at the address set forth on the signature page hereto or at such other address as any party shall have furnished to the other parties in writing, with a copy to:

Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, MN 55402-4629
Telephone No.: (612) 604-6677
Facsimile No.: (612) 604-6877
Attention: Mark R. Gleeman
E-Mail: mgleeman@winthrop.com

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(g)          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(h)          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or electronic transmission via .PDF file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

(i)          Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)          Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Holders acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Holders under this Agreement.

[SIGNATURE PAGES FOLLOW]

G-15

This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

TAPIMMUNE INC.

By:
Name: Peter Hoang
Title: Chief Executive Officer, President

MARKER STOCKHOLDERS:

By:
Name:
Title:

Notice Address:

G-16

SCHEDULE A

Persons Executing Marker Stockholder Voting and Lock-Up Agreements

1.	John Wilson

2.	Juan Vera

3.	Ann Leen

4.	Salt Free LP

5.	Helen Heslop

Schedule A-1

SCHEDULE B

Persons Executing TapImmune Stockholder Voting and Lock-Up Agreements

1.	Peter Hoang

2.	Dr. Glynn Wilson

3.	Michael J. Loiancono

4.	Sherry Grisewood

5.	David Laskow-Pooley

6.	Mark Reddish

7.	Joshua Silverman

8.	Frederick Wasserman

Schedule B-1

SCHEDULE C-1

Directors of TapImmune

The TapImmune Board will be set at eight (8) directors. Three (3) Board seats will be designated by Marker, three (3) Board seats will be designated by TapImmune (including the CEO), and up to two (2) Board seats will be designated by the investors in the TapImmune Closing Financing, if requested. If the investors in the TapImmune Closing Financing request less than two (2) director seats, the size of the Board will be reduced accordingly (i.e., if the investors request one (1) seat, the Board size will be seven (7), and if they request no seats, the Board size will be six (6)).

Schedule C-1

SCHEDULE C-2

Committees of the Board of Directors TapImmune

•	Compensation Committee

•	Nominating and Governance Committee

•	Audit Committee

Each of the committees set forth above will be constituted with at least three (3) directors, the members of which will be determined by the Parties based upon NASDAQ and SEC independence rules regarding who can sit on each committee and qualifications for each committee.

Schedule C-2